UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HANDHELD ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies:

13,513,514(1)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

As of the date of the filing of this preliminary proxy statement, the proposed aggregate value of the transaction for purposes of calculating the filing fee is $52,500,000. The aggregate value is the sum of (i) $30,000,000 representing the cash portion of the acquisition consideration and (ii) $22,500,000 of the acquisition consideration payable in shares of the registrant’s common stock. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00003070 by $52,500,000.

(4)	Proposed maximum aggregate value of transaction:

$52,500,000

(5)	Total fee paid:

$1,611.75 _____________________________________________

☐	Fee paid previously with preliminary materials:
______________________________________________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
______________________________________________

(2)	Form, Schedule or Registration Statement No.:
______________________________________________

(3)	Filing Party:
______________________________________________

(4)	Date Filed:
______________________________________________

_______

(1)
Based on $22,500,000 payable in shares of the registrant’s common stock in connection with the acquisition divided by $1.665, the average of the high and low sale price of the registrant’s common stock on August 10, 2007.

Handheld Entertainment, Inc.
539 Bryant Street
Suite 403
San Francisco, California 94107

NOTICE OF CONSENT SOLICITATION

To the Stockholders of Handheld Entertainment, Inc.:

We are seeking stockholder approval of proposals in connection with the acquisition of substantially all of the assets of eBaum’s World, Inc., a New York corporation, by our wholly owned subsidiary, EBW Acquisition, Inc., a Delaware corporation. Among other things, we will issue shares of our common stock to eBaum’s World as part of the purchase price for the assets and we will sell debentures that are convertible into shares of our common stock to fund the cash portion of the purchase price for the assets. The total number of shares of our common stock that will be issuable in connection with the acquisition and the convertible debentures will exceed 20% of the pre-transaction outstanding shares. We are also seeking your approval of a number of related proposals.

On June 22, 2007, we and our subsidiary entered into a letter agreement with eBaum’s World, whereby the parties agreed to an exclusivity period to negotiate and close the proposed acquisition. We placed an earnest money deposit consisting of (i) 261,438 shares of our common stock and (ii) $350,000 in cash into escrow pending closing of the acquisition. On August 1, 2007, we and our subsidiary entered into an asset purchase agreement with eBaum’s World. Upon satisfaction of all closing conditions contained in the asset purchase agreement, EBW Acquisition will acquire substantially all of the business and assets and assume certain liabilities of eBaum’s World for a maximum purchase price of up to $52.5 million of which (i) $15 million in cash will be payable at the closing of the acquisition, (ii) an aggregate of $2.5 million in cash will be payable in six quarterly installments payable within 10 days following the last day of each calendar quarter commencing on the closing date based on the achievement of certain development milestones, (iii) $5 million in shares of our common stock will be payable as more fully described herein, (iv) up to 1,635,056 shares of our common stock (valued at approximately $2.5 million at a per share price of $1.529, which was the average closing price of our common stock on the ten (10) trading days ending June 20, 2007) and (v) up to $27.5 million of “earn-out” payments will be payable in a combination of cash and shares of our common stock as more fully described herein. eBaum’s World has also agreed that, if revenues, as defined in the asset purchase agreement, from the business for the period from July 1, 2007 through June 30, 2008, do not exceed $5 million, then we shall have the right, subject to certain limitations, to reduce the purchase price by not paying $2.5 million dollars worth of either the $2.5 million dollar cash payment or the $5 million stock payment otherwise due or payable as described above or any combination thereof, at our option. In the event that the asset purchase agreement is terminated prior to the closing of the acquisition, the earnest money deposit, under certain circumstances, may be forfeited and will become the property of eBaum’s World.

Upon consummation of the acquisition, we will amend our certificate of incorporation to change our name to ZVUE Corporation to reflect our focus on the delivery of and user generated content across our network of websites.

In order to finance the cash portion of the purchase price we will sell (i) $23 million principal amount of debentures that will be convertible into shares of our common stock; (ii) warrants to purchase 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $23 million to YA Global Investments, L.P. Pursuant to our agreement with YA Global Investments, it will have a first priority security interest in all of our assets and the assets of our subsidiaries, including without limitation the assets that EBW Acquisition will acquire from eBaum’s World. We are seeking your consent to the sale of the convertible debentures and warrants and the issuance of the shares of common stock underlying the convertible debentures and warrants.

We also expect that, in addition to the $23 million of convertible debentures and warrants being purchased by YA Global Investments, certain individuals who are or may be deemed to be our affiliates will purchase up to (i) $1 million principal amount of convertible debentures, (ii) warrants to purchase 131,579 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 119,617 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $1 million. The additional convertible debentures and warrants will have identical terms and equal rights of payment as the convertible debentures and warrants that we will sell to YA Global Investments, except that the security interest of the affiliate purchasers will be second to the security interest of YA Global Investments. We expect that Carl Page, our chief technology officer and a member of our board of directors, will purchase up to $500,000 of the additional convertible debentures and warrants and that Eric Bauman, the founder of eBaum’s World, and Neil Bauman, an executive officer of eBaum’s World, will purchase up to an aggregate of $500,000 of the additional convertible debentures and warrants. Under Nasdaq Marketplace rules we must obtain stockholder approval of any arrangement in which our officers or directors may acquire shares of our common stock at a price below the book or market value of our common stock. The terms of the convertible debentures and warrants may entitle the affiliate purchasers to receive shares of our common stock at prices below the market or book value of our common stock. Therefore, we are seeking your consent to the sale of $1 million principal amount of convertible debentures and the related warrants to Carl Page, Eric Bauman and Neil Bauman.

As a result of a contractual commitment to YA Global Investments and to ensure that we have a sufficient number of authorized, but un-issued shares of our common stock available to pay the stock portion of the purchase price for the assets of eBaum’s World, the conversion in full of the convertible debentures and the exercise of the related warrants, we are also seeking your consent to amend our certificate of incorporation to increase the number of shares of common stock that we authorized to issue to 75 million shares of common stock from 50 million shares of common stock. In addition, increasing the number of authorized shares of our common stock will give us flexibility to compensate our officers, directors and employees using shares of our common stock and to raise additional capital in the future, if necessary, through sales of shares of our common stock.

We may not take any of the actions described in this Notice of Consent Solicitation without stockholder approval. Therefore, we are seeking your consent to the following six proposals:

(1)
the issuance of a number of shares of our common stock in excess of 20% of our outstanding shares immediately prior to the acquisition to pay the stock portion of the purchase price for the assets, including any “earn-out” payments, pursuant to the asset purchase agreement with eBaum’s World;

(2)
an amendment to our certificate of incorporation changing the name of our company to “ZVUE Corporation” to reflect our focus on the delivery of commercial and user generated content across our network of websites;

(3)
the sale of $23 million of convertible debentures and warrants to YA Global Investments to finance the cash portion of the purchase price for the assets of eBaum’s World, the issuance of shares of our common stock in excess of 20% of our outstanding shares of common stock at prices below the book or market value of our common stock upon the conversion of the convertible debentures, the exercise of the warrants, and/or in connection with our right to make certain payments due under the convertible debentures in shares of our common stock rather than in cash;

(4)
the sale of an additional $1 million principal amount of the convertible debentures and the related warrants under substantially the same terms and conditions as the convertible debentures referred to in (3) to Carl Page, our chief technology officer and a member of our board of directors, and Eric Bauman and Neil Bauman, who will enter into employment relationships with our subsidiary at closing;

(5)	an amendment to our certificate of incorporation to increase the number of shares of our common stock that we are authorized to issue to 75 million shares from 50 million shares; and

(6)
an amendment to our 2007 Incentive Stock Plan increasing the number of shares of common stock that may be granted pursuant to awards under the plan to 3.5 million shares of our common stock from 2 million shares of our common stock and to amend certain other provisions of the plan.

The number of shares that we will issue pursuant to Proposal 1 and Proposal 3 will depend in part on market prices of our common stock at certain times in the future and cannot be calculated at present. Many of these share amounts will be determined based on an established dollar value and, accordingly, the number of shares will be inversely proportional to the market price of our common stock at the relevant time. Furthermore, some of these dollar values themselves will depend on future events, including results of the acquired business, and cannot be presently determined. The various formulae to be applied in calculating these amounts are described under the captions “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Acquisition Consideration,” “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments” and “PROPOSAL 3 - SALE OF THE CONVERTIBLE DEBENTURES - The Convertible Debentures.”

In order to gain approval for the proposed actions as quickly as possible, our Board of Directors has determined to seek approval of such actions by majority written consent of our stockholders. We are not holding a meeting of stockholders in connection with the six proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this consent solicitation. The Board of Directors requests that you sign, date and return your consent to our transfer agent, American Stock Transfer & Trust Company, in the enclosed envelope as soon as possible. If you submit a properly executed written consent by ______, 2007, which date may be extended by the Board of Directors, then your stock will be voted in favor of the proposed transaction

The date of this Consent Solicitation Statement is _____, 2007, and it is being mailed on or about ________, 2007, to all stockholders of record of our common stock as of the close of business on _______, 2007. Each of the six proposals requires the consent of stockholders holding a majority of the outstanding shares of our common stock for its approval. The actions to be taken pursuant to the written consent shall be taken as soon as we receive properly executed written consents from stockholders holding a majority of the outstanding shares of our common stock as of the record date.

Sincerely,

William J. Bush
Chief Financial Officer
________, 2007

i

Earn-Out Payments	33
Pledge of Shares of EBW Acquisition	35
Representations and Warranties	35
Non-Compete and Non-Solicitation Covenants of eBaum’s World	36
Conditions Precedent to the Acquisition	36
Termination of the Asset Purchase Agreement	36
Indemnification	37
Amendments	38

THE REGISTRATION RIGHTS AGREEMENT	38

EMPLOYMENT AGREEMENTS	39

DESCRIPTION OF eBAUM’S WORLD, INC.	39
The eBaum’s World Business	39
Competition	40
Employees	40
Management of eBaum’s World	40
Management’s Discussion and Analysis or Plan of Operation	41
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	48
Market for Common Equity and Related Stockholder Matters	48

DESCRIPTION OF HANDHELD ENTERTAINMENT	48
The Handheld Entertainment Business	48
Management’s Discussion and Analysis or Plan of Operation	48
Market for Common Equity and Related Stock Holder Matters	48

PROPOSAL 2 - CHANGE OF OUR NAME TO ZVUE CORPORATION	49

PROPOSAL 3 - SALE OF THE CONVERTIBLE DEBENTURES AND WARRANTS	49
Reasons for Selling the Convertible Debentures and Use of Proceeds	49
The Securities Purchase Agreement	49
The Convertible Debentures	51
Security Agreement	54
The Warrants	54
Registration Rights Agreement	55
Recommendation of the Board of Directors	56

PROPOSAL 4 - SALE OF ADDITIONAL CONVERTIBLE DEBENTURES AND WARRANTS TO CERTAIN AFFILIATES	56
Background	56
Recommendation of the Board of Directors	56

PROPOSAL 5 - INCREASE IN THE NUMBER OF AUTHORIZED OF SHARES OF COMMON STOCK	57
Background	57
Effect on Existing Stockholders	57
Recommendation of the Board of Directors	58

PROPOSAL 6 -AMENDMENT TO OUR 2007 INCENTIVE STOCK PLAN	58
Background	58
Recommendation of the Board of Directors	59

ii

DIRECTORS AND EXECUTIVE OFFICERS OF HANDHELD ENTERTAINMENT	59

EXECUTIVE COMPENSATION	62

RELATED PARTY TRANSACTIONS	70

VOTING SECURITIES AND PRINCIPAL HOLDERS	71

OTHER MATTERS	72

WHERE YOU CAN FIND ADDITIONAL INFORMATION	72

INDEX TO FINANCIAL STATEMENTS	F-1

Annexes
Annex A Asset Purchase Agreement
Annex B Securities Purchase Agreement
Annex C Form of Convertible Debenture
Annex D Certificate of Amendment to Certificate of Incorporation of Handheld Entertainment
Annex E Amendment No. 1 to the Handheld Entertainment 2007 Incentive Stock Plan

iii

GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation is furnished in connection with the solicitation of stockholder consents by our Board of Directors. We are soliciting consents in lieu of a special meeting of the stockholders to approve (i) the issuance of shares of our common stock pursuant to the asset purchase agreement whereby our wholly owned subsidiary will acquire substantially all of the assets and assume certain liabilities of eBaum’s World, (ii) an amendment to our certificate of incorporation to change our company’s name, (iii) the sale of $23 million of the convertible debentures and warrants to finance the cash portion of the purchase price for the assets of eBaum’s World and the issuance of shares of our common stock upon the conversion of the convertible debentures and the exercise of the warrants, and/or in connection with our right to make certain payments dues under the convertible debentures in shares of our common stock rather than cash, (iv) the sale of up to an additional $1 million of the convertible debentures and warrants to persons who are or may be deemed to be our affiliates, including Carl Page, our chief technology officer and a member of our Board of Directors and Eric Bauman, the founder of eBaum’s World, and Neil Bauman, an executive officer of eBaum’s World, (v) an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 75 million shares and (vi) an amendment to our 2007 Incentive Stock Plan. Only stockholders of record at the close of business on _____, 2007, will be entitled to submit a written consent.

We are incorporated in the State of Delaware. Section 228 of the General Corporation Law of the State Delaware and Article 6, Section 7, of our bylaws permit our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the actions so taken, represent at least a majority of the outstanding voting power. Our Board of Directors has determined that, to be counted, consents must be received by _____, 2007, unless extended in the Board of Director’s sole discretion. In order to register your consent to the matters set forth herein, you should return your signed and dated written consent to our transfer agent, American Stock Transfer & Trust Company, in the enclosed envelope. All written consents that American Stock Transfer & Trust Company receives, regardless of when dated, will expire unless valid, written and unrevoked consents constituting a majority of the voting power of our common stock are received by _____, 2007.

You may revoke your written consent at any time, provided that we or American Stock Transfer & Trust Company receives a written, signed and dated notice of revocation before ______, 2007. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by e-mail or by other appropriate means. American Stock Transfer & Trust Company will assist in the mailing of this Consent Solicitation Statement, the collection of written consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

Only stockholders of record at the close of business on _____, 2007, will be entitled to submit a consent on the accompanying form. On that date there were _______ shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each proposal that is the subject of this consent solicitation. Consents signed by the holders of a majority of the shares entitled to vote are required in order to approve the proposals set forth herein. To be counted towards the consents required for approval of the transactions described herein, your consent must be received by American Stock Transfer & Trust Company by _____, 2007. Under Delaware law and our certificate of incorporation, the failure to timely deliver a consent will have the same effect as a vote against the proposals set forth herein.

SUMMARY TERM SHEET FOR THE ACQUISITION

The following summary provides an overview of the acquisition of substantially all of the assets and the assumption of certain liabilities of eBaum’s World by our wholly owned subsidiary, EBW Acquisition, and the issuance of shares of our common stock in connection with such acquisition. This overview is not a complete summary of the transaction and may not contain all of the information that is important to you. You should carefully read this Consent Solicitation Statement and the attached annexes in their entirety.

The Companies

Handheld Entertainment. Our mission is to provide 18-35 year olds with video entertainment content on the screens that matter to them. Our library of video content comes to us from both our network of user generated video sites, which house more than 850,000 videos that are created by users, and our commercial content providers who have contracted with us to provide us with 12,000 commercially produced videos. We have acquired PutFile.com, Dorks.com, HolyLemon.com, FunMansion.com, YourDailyMedia.com, and UnOriginal.co.uk and we have built ZVUE.com, our commercial web site. Our commercial content is supplied by many commercial content providers, including Sony BMG Music Entertainment, Showtime, International Marketing Group, National Lampoon, Canadian Broadcasting Corporation and others. We also have over two million songs available for download through our strategic relationships with content providers, eMusic and Rhapsody. Our goal is to provide all of this content, both commercial and user generated, to our audience on PCs and mobile devices, which we believe are the screens that most matter to them. Our business model is to aggregate both commercial and user-generated content with a focus on humor, extreme sports and music videos and monetize the resulting traffic to these websites by selling pre & post roll, skyscraper and banner ads. In addition to our digital media business, we produce our own portable media devices which are sold in mass market distribution under our ZVUE brand. We manufacture products that are value priced and focus on price points at or below $99. Our ZVUE devices have been designed to be compatible with virtually all formats of content ranging from “digital rights management” protected commercial content to user generated content all from our network of sites. For more information regarding our business please see “PROPOSAL 1 - DESCRIPTION OF HANDHELD ENTERTAINMENT -The Handheld Entertainment Business.”

eBaum’s World. eBaum’s World’s website, ebaumsworld.com, was launched by eBaum’s World’s founder Eric Bauman in 1998 and has become one of the world’s largest online publishers of humor related content. As one of the pioneers in the field of user generated content (“UGC”), eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World operates ebaumsworld.com, which it believes is a leading source for hilarious video clips, fun interactive games, and the latest and greatest animations. Recent coverage includes articles in Wired Magazine and Maxim Magazine and the Howard Stern Radio Show. The site also been nominated for the nationally televised VH1 Internet Comedy award, and awarded the #1 spot in FHM Magazine’s “Top 100 Ultimate Websites Guide.” eBaum’s World has many strategic relationships in place including with such well-known media companies as Facebook, Harper Collins, Fox Television Studios, Inc., and Sprint. For more information regarding the business of eBaum’s World please see “PROPOSAL 1 - DESCRIPTION OF eBAUM’S WORLD - The eBaum’s World Business.”

Asset Purchase Agreement

On June 22, 2007, we entered into a letter agreement with eBaum’s World, whereby the parties agreed to an exclusivity period to negotiate and close the proposed acquisition. We placed an earnest money deposit consisting of (i) 261,438 shares of our common stock and (ii) $350,000 in cash into escrow pending closing of the acquisition. On August 1, 2007, we and our subsidiary entered into an asset purchase agreement with eBaum’s World. In order to close the acquisition, the parties to the asset purchase agreement must satisfy certain closing conditions and perform certain covenants contained in the asset purchase agreement, which include the following:

•	the representations and warranties of eBaum’s World set forth in the asset purchase agreement will be true as of the date of the execution of the asset purchase agreement and the closing date;

•	our representations and warranties set forth in the asset purchase agreement will be true as of the date of the execution of the asset purchase agreement and the closing date;

•
eBaum’s World shall not solicit, enter into or continue any discussions regarding a business combination between eBaum’s World and any person other than with us or one of our affiliates for a period of 90 days from the date of the asset purchase agreement or upon its earlier termination;

•	eBaum’s World will operate its assets and conduct its business in the ordinary course pending the closing of the acquisition;

•	eBaum’s World will give us access to due diligence information regarding the business and/or the assets and will provide us with prompt notice of certain material events;

•	we will give eBaum’s World access to due diligence information regarding our business;

•	we will give eBaum’s World access to information regarding our proposed financing for the acquisition; and

•	eBaum’s World will conduct and complete an audit of its financial statements for its three most recently completed fiscal years.

Structure of the Transaction

Upon satisfaction of all conditions to closing contained in the asset purchase agreement and upon obtaining approval of our stockholders to the proposals set forth herein, EBW Acquisition will acquire substantially all of the business and assets and assume certain liabilities of eBaum’s World. Following the closing, EBW Acquisition will succeed to and operate the business of eBaum’s World as our wholly owned subsidiary.

Termination of the Asset Purchase Agreement

The asset purchase agreement may be terminated at any time prior to closing:

•	by mutual written consent of the parties;

•	by us or eBaum’s World, if the closing has not occurred by October 15, 2007, subject to certain exceptions;

•	by us or EBW Acquisition, if the independent auditor for eBaum’s World does not provide an unqualified opinion on the audited financial statements of eBaum’s World;

•	by us or EBW Acquisition, if EBW Acquisition has not obtained adequate financing for payment of the cash portion of the purchase price;

•
by us or EBW Acquisition if eBaum’s World materially breaches any of its representations, warranties, covenants or other agreements in the asset purchase agreement, which breach cannot be cured within 30 days after written notice of such breach;

•
by eBaum’s World if we and/or EBW Acquisition materially breach any our respective representations, warranties, covenants or other agreements in the asset purchase agreement, which breach cannot be cured within 30 days after written notice of such breach; and

•	by any party if there shall be any law or regulation enacted that would make the acquisition illegal.

Except for a termination by us in the event that (i) the auditor for eBaum’s World fails to provide an unqualified opinion on the financial statements of eBaum’s World, (ii) eBaum’s World materially breaches its representations and warranties contained in the asset purchase agreement or (iii) there shall be any law or regulation enacted that would make the acquisition illegal, the earnest money deposit that we placed in escrow will become the property of eBaum’s World and we may also be required to pay certain expenses of eBaum’s World incurred in connection with the acquisition.

Purchase Price and Financing

Pursuant to the asset purchase agreement, EBW Acquisition will acquire substantially all of the business and assets and assume certain liabilities of eBaum’s World for a maximum purchase price of up to $52.5 million consisting of:

•	$15 million in cash payable at the closing of the acquisition, including $350,000 placed in escrow as part of the earnest money deposit pursuant to the letter agreement;

•
an aggregate of up to $2.5 million in cash will be payable in six quarterly installments payable within 10 days following the last day of the first six calendar quarters after the closing date based on the achievement of certain development milestones;

•	up to $5 million will be payable in shares of our common stock payable as more fully described under “PROPOSAL 1.- THE ASSET PURCHASE AGREEMENT - Acquisition Consideration;”

•
up to 1,635,056 shares of our common stock (valued at approximately $2,500,000 at a per share price of $1.529, which was the average closing price of our common stock on the ten (10) trading days ending June 20, 2007); and

•
up to $27.5 million of “earn-out” payments payable in a combination of cash and shares of our common stock upon achievement of certain performance milestones more fully described under “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments.”

eBaum’s World has also agreed that, if revenues as defined in the asset purchase agreement, from the business for the period from July 1, 2007 through June 30, 2008, do not exceed $5 million, then we shall have the right, subject to certain limitations, to reduce the purchase price by not paying $2.5 million dollars worth of either the $2.5 million dollar cash payment or the $5 million stock payment otherwise due or payable as described above or any combination thereof, at our option.

For more details regarding the purchase price please see “PROPOSAL 1.- THE ASSET PURCHASE AGREEMENT - Acquisition Consideration” and “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments.”

Other Terms of the Asset Purchase Agreement

The full text of the asset purchase agreement is included in this Consent Solicitation Statement as Annex A. You are strongly encouraged to read the entire text of the asset purchase agreement before giving your consent. For more details regarding the asset purchase agreement please see “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT.”

Employment Agreements

We expect that certain former officers and employees of eBaum’s World, including Eric Bauman, a founder and executive officer of eBaum’s World, and Neil Bauman, an executive officer of eBaum’s World, will enter into employment agreements with EBW Acquisition at closing. EBW Acquisition will give other employees of eBaum’s World offer letters to continue as employees of EBW Acquisition. We will issue these former officers and employees of eBaum’s World shares of our common stock and/or options to purchase shares of our common stock from the shares reserved for issuance under our existing equity compensation plans. For more details regarding the management of eBaum’s World and the employment agreements please see “PROPOSAL 1 - DESCRIPTION OF eBAUM’S WORLD -eBaum’s World Management” and “PROPOSAL 1 - EMPLOYMENT AGREEMENTS.”

We Will Change Our Name to ZVUE Corporation

After the consummation of the acquisition we will change our company’s name to ZVUE Corporation to reflect our focus on the delivery of commercial and user generated content across our network of web sites. For more details regarding the reasons for the name change please see “PROPOSAL 2 - Change of Our Name to ZVUE Corporation.”

Sale of the Convertible Debentures and Warrants to YA Global Investments

In order to finance the cash portion of the purchase price, we will sell (i) $23 million principal amount of convertible debentures that will be convertible into shares of our common stock; (ii) warrants to purchase 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $23 million to YA Global Investments. Pursuant to our agreement with YA Global Investments, it will have a first priority security interest in all of our assets and the assets of our subsidiaries, including without limitation the assets of EBW Acquisition, which following the consummation of the acquisition will include all of the business and assets of eBaum’s World. The aggregate number of shares of common stock issuable upon the conversion of the convertible debentures, the exercise of the warrants and/or in connection with our right to make certain payments due under the convertible debentures in shares of our common stock rather than cash may exceed 20% of our pre-transaction outstanding shares of common stock. Under Nasdaq rules, we must obtain stockholder approval to issue securities that are convertible into a number of shares of our common stock that could exceed 20% of our outstanding shares in connection with an acquisition or at prices below the book or market value of our common stock. Therefore, we are seeking your consent to the sale of the convertible debentures and warrants and the issuance of shares of our common stock in connection therewith.

For more details regarding this proposal see “PROPOSAL 3 - Sale of the Convertible Debentures and Warrants.”

Sale of Additional Convertible Debentures and Warrants to Certain Affiliates

We also expect that, in addition to the $23 million of convertible debentures and warrants being purchased by YA Global Investments, certain individuals who are or may be deemed to be our affiliates will purchase up to (i) $1 million principal amount of convertible debentures, (ii) warrants to purchase 131,579 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 119,617 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $1 million. The additional convertible debentures and warrants will have identical terms and equal rights of payment as the convertible debentures and warrants that we will sell to YA Global Investments, except that the security interest of the affiliate purchasers will be second to the security interest of YA Global Investments. We expect that Carl Page, our chief technology officer and a member of our board of directors, will purchase up to $500,000 of the additional convertible debentures and warrants and that Eric Bauman, the founder of eBaum’s World, and Neil Bauman, an executive officer of eBaum’s World, will purchase up to an aggregate of $500,000 of the additional convertible debentures and warrants. We expect that both of Eric Bauman and Neil Bauman will enter into employment relationships with our subsidiary at closing.

Under Nasdaq Marketplace rules we must obtain stockholder approval of any arrangement in which our officers or directors may acquire shares of our common stock at a price below the book or market value of our common stock. The terms of the convertible debentures and warrants may entitle the affiliate purchasers to receive shares of our common stock at prices below the market or book value of our common stock. Therefore, we are seeking your consent to the sale of $1 million principal amount of convertible debentures to Carl Page, Eric Bauman and Neil Bauman.

For more details regarding this proposal see “PROPOSAL 4 - Sale of Convertible Debentures to Certain Affiliates.”

Registration Rights Agreement

At the closing of the transactions described herein, we will enter into separate registration rights agreements with YA Global Investments, the affiliate purchasers of the convertible debentures and with eBaum’s World, whereby we will be required to file one or more registration statements with the Securities and Exchange Commission registering the resale of certain shares of our common stock underlying the convertible debentures and warrants and/or issued pursuant to the asset purchase agreement. For more details regarding registration rights see “PROPOSAL 1- REGISTRATION RIGHTS AGREEMENT” and “PROPOSAL 3 - SALE OF THE CONVERTIBLE DEBENTURES - Registration Rights Agreement.”

Increase in Authorized Shares of Common Stock

As a result of a contractual commitment to YA Global Investments and to ensure that we have a sufficient number of authorized, but un-issued shares of our common stock available to pay the stock portion of the purchase price for the assets of eBaum’s World under the asset purchase agreement, the conversion in full of the convertible debentures and the exercise of the related warrants, we are also seeking your consent to amend our certificate of incorporation to increase the number of shares of common stock that we authorized to issue to 75 million shares of common stock from 50 million shares of common stock. In addition, increasing the number of authorized shares of our common stock will give us flexibility to compensate our officers, directors and employees using shares of our common stock and to raise additional capital in the future, if necessary, through sales of shares of our common stock. For more details regarding the reasons for the proposed increase in our authorized common stock, see “PROPOSAL 5 - INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.”

Amendment to Our 2007 Incentive Stock Plan

We are seeking your consent to an amendment to our 2007 Incentive Stock Plan to increase the number of shares of our common stock that may be granted pursuant to awards under the plan to 3.5 million shares from 2 million shares. Increasing the number of shares of common stock available for issuance under the 2007 Incentive Stock Plan will help us to offer competitive compensation packages to new and existing employees who will be instrumental to the integration of the eBaum’s World business into our existing business model. We are also seeking your consent to delete a provision of the plan that limits when we may grant options to four times a year because we have found this provision to be too restrictive. For more details regarding the reasons for amending the 2007 Incentive Stock Plan see “PROPOSAL 6 - AMENDMENT TO OUR 2007 INCENTIVE STOCK PLAN - Background.”

Reasons We Need Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market and therefore we are subject to Rule 4350 of the Nasdaq Marketplace Rules. Rule 4350 requires stockholder approval of (i) the issuance of a number of shares of common stock in excess of 20% of outstanding shares in connection with an acquisition or at prices below the book or market value of our common stock; (ii) the sale to our employees, officers and directors of any shares of common stock or securities convertible into shares of common stock at a price below the book or market value of our common stock and (iii) material amendments to existing equity compensation plans. The aggregate number of shares of our common stock that we may issue in connection with the acquisition including the shares underlying the convertible debentures and warrants could exceed 20% of the outstanding shares of our common stock. In addition, we may issue in excess of 20% of our outstanding shares of common stock at prices below the book or market value of our common stock upon the conversion of the debentures, the exercise of the warrants and/or in connection with our right to make certain payments due under the convertible debentures in shares of our common stock rather than in cash. Furthermore, Carl Page, our chief technology officer and a member of board of directors, will purchase up to $500,000 of additional convertible debentures and warrants and Eric and Neil Bauman, who will enter into employment agreements with our subsidiary, will purchase up to an aggregate of $500,000 of additional convertible debentures and warrants under substantially the same terms and conditions as the convertible debentures we plan to sale to YA Global Investments. The terms of the convertible debentures may entitle the affiliate purchasers to receive shares of our common stock at a price per share below the book or market value of our common stock. In addition, we are seeking to amend our 2007 Incentive Stock Plan to increase the number of shares reserved for issuance thereunder and certain other provisions.

We will also change our company’s name to ZVUE Corporation and increase the number of shares of common stock that we are authorized to issue by amending our certificate of incorporation. Delaware law requires stockholder approval of any amendment to our certificate of incorporation including a change in our name and an increase in the authorized number of shares of our common stock.

Regulatory Approvals

We do not believe that any regulatory approvals are required to consummate the acquisition of the assets of eBaum’s World.

Recommendation of the Board of Directors

Our Board of Directors recommends that stockholders CONSENT TO the proposals set forth in this Consent Solicitation Statement by signing, dating and returning the enclosed consent to American Stock Transfer & Trust Company in the enclosed envelope by _______, 2007.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

This Consent Solicitation Statement contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended) about us and eBaum’s World. To the extent that any statements made in this Consent Solicitation Statement contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the benefits we expect to realize from the acquisition of the business and assets of eBaum’s World, our ability to integrate the business of eBaum’s World and achieve synergies, the effect of the acquisition on our financial condition, uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, profitability, and marketability of such products, the ability to protect proprietary information, the impact of current, pending, or future legislation on and regulation of the internet, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

We also use market data and industry forecasts and projections throughout this Consent Solicitation Statement, which have been obtained from market research, publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and the projected amounts may not be achieved. Similarly, although we believe that the surveys and market research others have performed are reliable, we have not independently verified this information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION STATEMENT

Q: What am I being asked to consent to?

A: You are being asked to consent to the following six proposals:

(1)
the issuance of a number of shares of our common stock in excess of 20% of our outstanding shares immediately prior to the acquisition to pay the stock portion of the purchase price for the assets, including any “earn-out” payments, pursuant to the asset purchase agreement with eBaum’s World;

(2)
an amendment to our certificate of incorporation changing the name of our company to “ZVUE Corporation” to reflect our focus on the delivery of commercial and user generated content across our network of websites;

(3)
the sale of $23 million of convertible debentures and warrants to YA Global Investments to finance the cash portion of the purchase price for the assets of eBaum’s World, the issuance of shares of our common stock in excess of 20% of our outstanding shares of common stock at prices below the book or market value of our common stock upon the conversion of the convertible debentures, the exercise of the warrants, and/or in connection with our right to make certain payments due under the convertible debentures in shares of our common stock rather than in cash;

(4)
under substantially the same terms and conditions as the convertible debentures we plan to sell to YA Global Investments, the sale of an additional $1 million principal amount of the convertible debentures and the related warrants to Carl Page, our chief technology officer and a member of our board of directors, and Eric Bauman and Neil Bauman, who will enter into employment relationships with our subsidiary at closing;

(5)	an amendment to our certificate of incorporation to increase the number of shares of our common stock that we are authorized to issue to 75 million shares from 50 million shares; and

(6)
an amendment to our 2007 Incentive Stock Plan increasing the number of shares of common stock that may be granted pursuant to awards under the plan to 3.5 million shares of our common stock from 2 million shares of our common stock and to amend certain other provisions of the plan.

Q: Why are we seeking to acquire the assets of eBaum’s World?

A: We are seeking to acquire these assets because we believe that they will afford us several distinct advantages in the UGC market. The assets generate revenues and are profitable, and we believe they will allow us to achieve significant scale faster than if we do not acquire the assets. We believe that this acquisition will provide us with a larger combined audience for our content which we expect will result in better ad rates and increase our ability to license content from existing and new commercial content providers. eBaum’s World has a large and loyal audience that consists of the 18 - 35 year age demographic that has been our focus. The content that eBaum’s World presently offers its audience includes video, games, images soundboards and other forms of digital entertainment that have been generated by users. Websites featuring this type of content tend to generate lower ad rates. After the acquisition, we expect to be able to integrate the commercial content that we currently offer into the eBaumsworld.com website, and we expect to be able to license additional commercial content in the future. Websites offering such commercial content, to date, have generated higher ad rates. The combined effect of the larger audience of eBaum’s World’s website and the integration of our commercial content, we believe, will increase ad rates beyond what either we or eBaum’s World could achieve independently.

Q: Do the transactions contemplated by the asset purchase agreement constitute a change of control?

A: Immediately following the closing of the acquisition, eBaum’s World is expected to own approximately 18% of our outstanding common stock and may be entitled to additional shares pursuant to the “earn-out” provisions contained in the asset purchase agreement. Although such ownership will permit eBaum’s World to exercise influence over us, the Board of Directors does not believe that the transactions contemplated by the asset purchase agreement constitute a change in control. The Nasdaq Capital Market, where our common stock is listed, may reach a different conclusion and classify the acquisition as a “reverse merger,” which would require the combined company to meet Nasdaq’s initial listing criteria. For additional information regarding this matter please see “Risk Factors - Risks Related to the Acquisition.”

Q: How many shares will actually be issued Pursuant to the asset purchase agreement?

A: The number of shares that we will issue pursuant to the asset purchase agreement will depend in part on market prices of our common stock at certain times in the future and cannot be calculated at present. Many of these share amounts will be determined based on an established dollar value and, accordingly, the number of shares will be inversely proportional to the market price of our common stock at the relevant time. Furthermore, some of these dollar values themselves will depend on future events, including results of the acquired business, and cannot be presently determined. The various formulae to be applied in calculating these amounts are described under the captions “PROPOSAL 1. . . - THE ASSET PURCHASE AGREEMENT - Acquisition Consideration” and “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments.”.

Q: How many shares of common stock will actually be issued pursuant to the convertible debentures?

A: Under the terms of the convertible debentures we will be required to make monthly payments of principal and interest. We may choose to pay these amounts either in cash, subject to a 10% redemption premium, or (subject to certain limitations) in shares of our common stock at a conversion price equal to the lesser of (i) $1.90 per share or (ii) the price that shall equal 90% of the lowest volume weighted average price, or VWAP, of our common stock during the 10 consecutive trading days immediately preceding the payment date. Therefore, the number of shares of our common stock that we will be required to issue will depend on the market prices of our common stock for the 10 trading days prior to the payment date. To the extent that the lowest VWAP of our common stock during the 10 consecutive trading days immediately preceding the payment date is less than $1.90 per share, the number of shares that we will be required to issue will be inversely proportional to such VWAP.

The holders of our convertible debentures, including the convertible debentures purchased by the affiliate purchasers, may convert all or any portion of the outstanding principal amount of the convertible debentures and accrued, but unpaid interest into shares of our common stock at a conversion price of $1.90 per share. Upon full conversion of the entire $23 million principal amount of convertible debentures that we will sell to YA Global Investments and the $1 million principal amount of convertible debentures that we will sell to the affiliate purchasers, we would be required to issue an aggregate of approximately 12.6 million shares of our common stock. Furthermore, we may be required to issue additional shares upon the conversion of any accrued but unpaid interest on such convertible debentures.

Q: Why are we changing our name to “ZVUE Corporation”?

A: After the consummation of the acquisition we will change our company’s name to ZVUE Corporation to reflect our focus on the delivery of commercial and user generated content across our network of web sites.

Q: Why are we seeking to increase the number of shares of our common stock that we are authorized to issue?

A: We have a contractual commitment to YA Global Investments to increase the number of authorized shares of our common stock to 75 million shares. In addition, we will be required to issue a large number of shares of our common stock pursuant to the terms of the asset purchase agreement and the terms of the convertible debentures. If we do not have a sufficient number of authorized, but un-issued shares of our common stock to satisfy our obligations under the asset purchase agreement or the convertible debentures, we may be in default under those agreements. In addition, increasing the number of authorized shares of our common stock will give us flexibility to compensate our officers, directors and employees using shares of our common stock and to raise additional capital in the future, if necessary, through sales of shares of our common stock.

Q: Why are we seeking to amend the 2007 Incentive Stock Plan?

A: We are seeking your consent to increase the number of shares reserved for issuance under the plan to 3.5 million shares from 2 million shares. Following the acquisition we will need to retain our existing employees and attract new employees in order to successfully integrate the business of eBaum’s World into our existing business model. In order to do so, we will need to offer our new and existing employees a competitive compensation package, which will include equity based compensation. We are also seeking your consent to delete a provision of the plan that limits when we may issue options to four dates a year because we have found this provision to be too restrictive.

Q: Why are we seeking stockholder approval?

A: Our common stock is listed on the Nasdaq Capital Market and therefore we are subject to Rule 4350 of the Nasdaq Marketplace Rules. Rule 4350 requires stockholder approval of (i) the issuance of a number of shares of common stock in excess of 20% of outstanding shares in connection with an acquisition or at prices below the book or market value of our common stock; (ii) the sale to our employees, officers and directors of any shares of common stock or securities convertible into shares of common stock at a purchase price below the market price of our common stock and (iii) material amendments to existing equity compensation plans. The aggregate number of shares of our common stock that we may issue in connection with the acquisition including the shares underlying the convertible debentures and warrants could exceed 20% of the outstanding shares of our common stock. In addition, we may issue in excess of 20% of our outstanding shares of common stock at prices below the book or market value of our common stock upon the conversion of the debentures, the exercise of the warrants and/or in connection with our right to make certain payments due under the convertible debentures in shares of our common stock rather than in cash. Furthermore, Carl Page, our chief technology officer and a member of board of directors, will purchase up to $500,000 principal amount of additional convertible debentures and warrants and Eric and Neil Bauman, who will enter into employment relationships with our subsidiary, will purchase up to an aggregate of $500,000 of additional convertible debentures and warrants. The terms of the additional convertible debentures may entitle these affiliate purchasers to receive shares of our common stock at a price per share below the book or market value of our common stock. In addition, we are seeking to amend our 2007 Incentive Stock Plan to increase the number of shares reserved for issuance thereunder and certain other provisions.

We will also change our company’s name to ZVUE Corporation and increase the number of shares of common stock that we are authorized to issue by amending our certificate of incorporation. Delaware law requires stockholder approval of any amendment to our certificate of incorporation including changing our name and an increase in the authorized number of shares of our common stock.

Q: Who is entitled to consent to the proposals described in this Consent Solicitation Statement?

A: All stockholders of record of our common stock as of the close of business on _____, 2007.

Q: Will there be a meeting of stockholders to consider the proposals set forth in this Consent Solicitation Statement?

A: No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. Section 228 of the General Corporation Law of the State Delaware and Article 6, Section 7, of our bylaws permit our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the actions so taken, represent at least a majority of the outstanding voting power.

Q: What is the recommendation of our Board of Directors as to the six proposals described in this consent solicitation statement?

A: Our Board of Directors recommends that stockholders CONSENT TO the proposals set forth in this Consent Solicitation Statement.

Q: What is the required vote to approve each of the six proposals?

A. Because we are seeking stockholder approval by soliciting written consents, each proposal must receive a number of consents representing at least a majority of the outstanding shares of our common stock entitled to submit consents to be approved.

Q: What do I need to do now to register my consent?

A: After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the proposals set forth herein by signing and dating the enclosed written consent and returning it in the enclosed postage paid envelope to American Stock Transfer & Trust Company.

Q: What if I do not return the written consent?

A: Because each proposal requires the written consents of the holders of a majority of the outstanding shares of our common stock, your failure to respond will have the same effect as a withheld consent.

Q: Can I vote against the proposals?

A: We are not holding a meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each proposal requires the affirmative consent of the holders of a majority of our outstanding common stock, simply not delivering an executed written consent to American Stock Transfer & Trust Company will have the same practical effect as a vote against the proposals would have if they were being considered at a meeting of stockholders.

Q: Can I revoke my consent after I have delivered it?

A: You may revoke your written consent at anytime, provided that we or American Stock Transfer & Trust Company receives a written, signed and dated notice of revocation before ______, 2007. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Q: By when must our transfer agent receive a sufficient number of consents?

A: Our Board of Directors has determined that all written consents must be received by ____, 2007. However, under Delaware law written consents will remain in effect until the date that is 60 days from earliest dated consent, and our Board of Directors may extend the deadline to receive written consents in its sole discretion.

Q: When do you expect the transactions contemplated by the asset purchase agreement to close?

A: The asset purchase agreement provides that the closing of the acquisition will take place on the date that all conditions to the parties’ respective obligations under the asset purchase agreement have been satisfied or waived. We believe that all conditions to the closing of the asset purchase agreement will have been satisfied upon obtaining a sufficient number of stockholders consents to the matters addressed in this Consent Solicitation Statement and therefore, we expect that the closing of the acquisition will occur shortly thereafter. Following the closing, EBW Acquisition will succeed to and operate the business of eBaum’s World as our wholly owned subsidiary.

Q: Are our stockholders entitled to dissenters rights?

A: No. Our stockholders are not entitled to exercise rights of appraisal under Delaware law in connection with the issuance of the shares of its common stock in connection with the acquisition of assets.

Q: Who can help answer my questions?

A: If you have any questions about the transactions contemplated by the asset purchase agreement or any of the proposals, or how to submit your written consent, or if you need additional copies of this Consent Solicitation Statement, you should contact:

William J. Bush, Chief Financial Officer
Handheld Entertainment, Inc.
539 Bryant Street
Suite 403
San Francisco, California 94107

RISK FACTORS

Before deciding how to vote on the proposals described in this Consent Solicitation Statement, you should carefully consider the risks relating to the acquisition and to our post-closing operations as described below, together with the other information in this Consent Solicitation Statement. Our business, financial condition and results of operations could be adversely affected by any of the following risks and the trading price of our common stock could decline. You should keep in mind that these risks are not the only risks that we face. Other factors that could affect our post-closing results are discussed in our Securities and Exchange Commission filings, including those identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and our other filings with the Securities and Exchange Commission.

Risks Relating to the Acquisition

If we are unable to complete the acquisition, our business may be adversely affected.

If we do not complete the acquisition as intended, our business and the market price of our common stock may be adversely affected, and we may be unable to find other viable manners in which to grow our business. We must pay the costs related to the acquisition, such as legal, accounting and financial advisor fees, even if the acquisition does not close. Additionally, depending on the circumstances of the acquisition not being completed we may lose our $750,000 deposit ($350,000 in cash and 261,438 common shares) to eBaum's World.

The market price of our common stock may decline as a result of the acquisition.

The market price of our common stock may decline as a result of the acquisition if the integration of eBaum’s World is unsuccessful or takes longer than expected, the perceived benefits of the acquisition are not achieved as rapidly or to the extent anticipated by financial analysts or investors, or the effect of the acquisition on our financial results is not consistent with the expectations of financial analysts or investors. Indebtedness that we will incur in connection with the acquisition, may limit our ability to obtain additional financing in the future for capital expenditures, acquisitions or other corporate purposes, may make us more vulnerable to economic downturn than less leveraged competitors and may decrease our ability to withstand competitive pressure.

The number of shares of our common stock that eBaum’s World will receive pursuant to the asset purchase agreement is subject to change and there is no cap with respect to the number of shares of our common stock issuable pursuant to the asset purchase agreement.

EBW Acquisition will pay an aggregate of $52.5 million of value, in addition to assuming certain liabilities, for the assets of eBaum’s World, some of which is payable in shares of our common stock. In addition to 1,635,056 shares of our common stock (valued at approximately $2,500,000 at a per share price of $1.529, which was the average closing price of our common stock on the ten (10) trading days ending June 20, 2007) that will be issued to eBaum’s World at the closing, we are also required to issue an additional number of shares of common stock to eBaum’s World that will be determined by dividing $5 million by the average of the closing price of our common stock on the Nasdaq Capital Market for the 10 trading days following the closing of the acquisition. Therefore, the total number of shares of common stock that we will be required to issue is subject to fluctuation. If the market price of our common stock declines during the 10 trading-day period, then we will be required to issue more shares of our common stock in the acquisition, which could lead to greater dilution of existing stockholders’ percentage of ownership and voting power and lead to declines in the price of our common stock.

In addition, we may be required to pay up to an aggregate of $27.5 million in “earn-out” payments subject to achievement of performance milestones by the acquired business during 2007, 2008 and 2009. The “earn out” payments are payable in a combination of cash and shares of our common stock, however, at eBaum’s World’s election we may have to pay all or any portion of a cash “earn out” payment in shares of our common stock. The number of shares of our common stock that may be issued as “earn-out” payments will be determined by dividing the amount of such “earn-out” payment that is payable in common stock by the average of the closing prices of our common stock on the Nasdaq Capital Market for the 10 trading days immediately following the date that the amount of the “earn-out” payment is conclusively determined. The price of our common stock at the time that “earn-out” payments are made cannot be known at this time, therefore an indeterminate number of shares of common stock may be issued pursuant to the “earn-out” provisions. The lower our stock price is on the dates for determining the number of shares of common stock constituting an “earn out” payment, the more shares we must issue and the greater the dilution of existing stockholders’ percentage of ownership and voting power.

The payment of $27.5 million in “earn-out” payments may be accelerated under certain circumstances, which could hurt our financial condition.

We may be required to pay up to an aggregate of $27.5 million in “earn-out” payments subject to achievement of performance milestones by the acquired business during 2007, 2008 and 2009. However, the asset purchase agreement provides these payments may become immediately due and payable even if the performance milestones have not been achieved in the event that any of the following occur prior to end of 2009:

•	all or substantially of the assets of EBW Acquisition are sold, transferred or assigned,

•	50% or more of the voting capital stock of EBW Acquisition is sold, transferred or assigned to an unaffiliated third party in a single transaction or a series of transactions,

•	EBW Acquisition is merged with or into another entity such that EBW Acquisition is not the surviving entity nor the owner of greater than 50% of the voting equity interest of the surviving entity,

•	EBW Acquisition materially changes the operation of, or ceases to conduct the acquired business in substantially the same manner as conducted as of the date of the asset purchase agreement,

•	our common stock is delisted from the Nasdaq Capital Market, and not listed on a recognized national stock exchange or over the counter market within 60 days of such delisting, or

•	EBW acquisition terminates the employment of Eric Bauman without cause.

Any acceleration of the “earn out” payments could hurt our financial position and/or hurt the price of our common stock. In order to avoid acceleration of the “earn out” payments, we may devote a substantial amount of our resources to continue the operations of the acquired business even if its performance does not meet our expectations. We may also be discouraged from entering into a transaction that would result in a sale of any of the acquired assets or of our equity interest in EBW Acquisition even if entering into such a transaction were advantageous to us.

Substantial sales of our common stock could adversely affect the market price for our common stock.

We will issue an indeterminate number of shares our common stock at the closing of the acquisition and for up to three years thereafter under the “earn-out” provisions contained in the asset purchase agreement. The number of shares issued in connection with the acquisition, including the “earn-out” payments, is expected to exceed 20% of our outstanding shares of common stock immediately prior to the acquisition. In addition, we will fund the cash portion of the purchase price by selling $24 million principal amount of convertible debentures, including the convertible debentures purchased by YA Global Investments and the additional convertible debentures purchased by the affiliate purchasers. We may make monthly payments of principal and interest in shares of our common stock at conversion prices that will depend in part on the market price of our common stock. The holders of the convertible debentures may also convert the convertible debentures into shares of our common stock at a conversion price of $1.90 per share at any time, which would result in the issuance of approximately 12.6 million shares of our common stock (plus such additional shares as may be issuable upon conversion of any accrued but unpaid interest thereon). In addition, we will issue warrants to purchase an aggregate of 5,777,512 shares of our common stock to YA Global Investments, and warrants to purchase 251,196 shares of our common stock to the affiliate purchasers.

At the closing of the acquisition, we will enter into a registration rights agreement under which we will agree to register the offer and resale of certain shares of our common stock issued pursuant to the asset purchase agreement. We will also enter in a registration rights agreement with YA Global Investments and the affiliate purchasers under which we will agree to register the offer and resale of the shares of our common stock underlying the convertible debentures and related warrants. The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the market price for our common stock. It could also impair our ability to raise money through the sale of additional shares of common stock or securities convertible into shares of our common stock.

We may not realize the anticipated benefits from the acquisition, which could adversely affect our financial condition and results of operations.

We may not achieve the benefits we are seeking from the acquisition. No assurance can be given that we can successfully integrate the eBaum’s World business with our present operations, that we will otherwise succeed in growing our business, or that our financial results will meet or exceed the financial results that we would have achieved without the acquisition. As a result, our operations and financial results may suffer and the market price of our common stock may decline.

The indemnification obligations under the asset purchase agreement are limited, which means we could have unreimbursed liabilities related to assets of eBaum’s World.

eBaum’s World will agree to indemnify us and/or EBW Acquisition for certain breaches of covenants, warranties and representations, for failures to perform its obligations pursuant to the asset purchase agreement and related agreements as well as for certain other claims for losses or liabilities. In the event of certain breaches of representations and warranties subject to indemnification, we and/or EBW Acquisition will only be entitled to be indemnified by eBaum’s World if the aggregate amount of damages resulting from such breach exceeds $150,000; and then only to the extent such damages exceed $75,000. For a period of 12 months following the acquisition, Eric Bauman will guarantee payment of any claims for indemnification made under the asset purchase agreement made by us or EBW Acquisition, in an aggregate amount not to exceed (i) $9.75 million for those claims for indemnification for breaches of certain key representations made by eBaum’s World; and (ii) $7.5 million for any other claims for indemnification. After the expiration of this guarantee, our only recourse for indemnification of losses would be to eBaum’s World, which may not able to satisfy any claims for indemnification. These indemnification obligations may be inadequate to fully address any damages we or EBW Acquisition may incur, and our operations and financial results as well as the market price of our common stock may suffer as a result.

The Internal Revenue Service may disagree with the parties’ description of the federal income tax consequences.

Neither we nor eBaum’s World has applied for, or expects to obtain, a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the acquisition nor have we or eBaum’s World received an opinion of legal counsel as to the anticipated federal income tax consequences of the acquisition. No assurance can be given that the Internal Revenue Service will not challenge the income tax consequences of the acquisition.

Nasdaq may consider the acquisition a “reverse merger,” which would require us to meet the initial listing criteria of the Nasdaq Capital Market. We may not be able to meet the initial listing standards, which could adversely affect your ability to sell your shares of our common stock.

Nasdaq may consider the acquisition a change of control transaction, or “reverse merger,” requiring us to meet the Nasdaq Capital Market’s initial listing requirements at the time of closing of the acquisition. These requirements include a number of quantitative criteria, including a requirement that our stockholders’ equity immediately after the acquisition exceeds $5 million and our common stock satisfies a $4.00 per share minimum bid price immediately after closing of the acquisition. Our common stock is currently trading significantly below the $4.00 per share minimum bid price. There can be no assurance that following the acquisition our common stock will trade at a price above the $4.00 minimum bid price. Unless the trading price of our common stock increases to at least $4.00 per share prior to the consummation of the acquisition, we will not meet Nasdaq’s initial listing requirements immediately following the acquisition, and we may be delisted if Nasdaq were to consider this transaction a “reverse merger.”

If we are unable to maintain our listing on the Nasdaq Capital Market, we may seek to have our stock quoted on the OTC Bulletin Board, which is an inter-dealer, over-the-counter market that may provide less liquidity than the Nasdaq Capital Market, or in a non-Nasdaq over-the-counter market, such as the “pink sheets.” Prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our common stock may be unable to resell their securities at any price.

If we are forced to move trading of our common stock to the OTC Bulletin Board after the acquisition, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules generally apply to companies whose common stock is not listed on the Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6 million for the last three years or that have tangible net worth of at least $5 million ($2 million if the company has been operating for three or more years). Compliance with penny stock requirements would make it more difficult for you to resell your shares to third parties or to dispose of them in the public market or otherwise. Broker-dealers would not be permitted to recommend our common stock and would only be permitted to trade in it on an unsolicited basis. Additionally, Section 15(g) of the Securities Exchange Act of 1934, as amended and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

•	obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

•
reasonably determine, based on that information, that transactions in penny stock are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

•	provide the investor with a written statement setting forth the basis on which the broker-dealer made this determination; and

•	receive a signed and dated copy of this statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

If our common stock is not approved for continued listing on the Nasdaq Capital Market, the price of our common stock may decline and the liquidity of our common stock may be reduced. In addition, failure to maintain a Nasdaq Capital Market listing may negatively affect our ability to obtain necessary additional equity or debt financing on favorable terms or at all.

Risks Associated with the Business of eBaum’s World

If the costs that advertisers are willing pay for internet advertising declines, the revenues of the eBaum’s World business will be negatively effected.

eBaum’s World generates most of its revenue from advertisers that pay to place advertising on eBaum’s World’s web site. If the costs that advertisers are willing to pay for Internet advertising generally, or for content sharing websites in particular, declines the revenues and financial condition of the eBaum’s World business will be negatively effected.

If eBaum’s World does not continue to attract unique visitors to its website, then its ability to continue generating advertising revenue may be impaired.

eBaum’s World’s ability to generate advertising and other revenues is predicated on its ability to attract traffic to its website. Historically, eBaum’s World has been able to increase traffic to its web site by offering user-generated content that attracts unique visitors and has not purchased Internet traffic to any material extent. Due to increased offerings of, and competition among, content-sharing websites, it may be more difficult for eBaum’s World to continue to attract and increase the number of unique viewers to its website. It is also possible that users may not continue to submit the same quality and quantity of content as historically provided. If traffic to eBaum’s World’s web site declines, then eBaum’s World’s ability to generate revenues will be impaired.

If consumers do not continue to visit eBaum’s World’s website (www.ebaumsworld.com), its revenues may decline and it may be forced to revise its business plan.

The success of eBaum’s World is largely dependent on the continued demand for, and growth of, user-generated web content, flash games, jokes and other related content and acceptance and use of eBaum’s World’s current and intended product and service offerings by consumers. To a certain extent, these factors are out of eBaum’s World’s control. In the event that the popularity of viewing user-generated web content decreases or the growth of this industry slows, eBaum’s World’s revenues may decline and it may be forced to significantly revise its business operations.

Changes in laws governing the Internet could prohibit or impair eBaum’s World’s ability to conduct its business or subject eBaum’s World to burdensome regulation.

The online business of eBaum’s World is not currently subject to direct regulation by any governmental agency, other than such laws as are applicable to similar businesses in general. In the future, federal, state, local and/or foreign governments may enact legislation or approve regulations that prohibit or impair eBaum’s World’s ability to continue to obtain content in its current manner and/or offer its services and products in its current format or at all. Any future governmental regulation may have a detrimental effect on the business, operations and financial results of eBaum’s World and expose eBaum’s World to unanticipated costs.

eBaum’s World may be subject to intellectual property rights claims, which are costly to defend and could require payment of damages.

eBaum’s World may have copyright claims filed against it by third parties alleging that certain content available on its website infringe their rights. Adverse results in these lawsuits may include awards of substantial monetary damages, costly royalty or licensing agreements or orders preventing eBaum’s World from offering certain functionalities, and may also result in a change in eBaum’s World’s business practices, which could result in a loss of revenue for eBaum’s World or otherwise harm its business. In addition, any time one of eBaum’s World’s products or services links to or hosts material in which others allegedly own copyrights, eBaum’s World faces the risk of being sued for copyright infringement or related claims. Because these products and services comprise the majority of eBaum’s Worlds products and services, the risk of harm from such lawsuits could be substantial.

eBaum’s World is dependent on the contribution on key personnel.

eBaum’s World is dependent on certain of its executive officers and key employees, namely, Eric Bauman and Neil Bauman. The loss of either of these individuals for any reason would likely have a material adverse effect on eBaum’s World. eBaum’s World’s ability to maintain or expand its business operations and content offerings will depend in large part upon its continued ability to attract and retain qualified personnel to effectively manage, develop, operate and market its business.

eBaum’s World’s business faces intense competition from other user generated content sharing websites.

While eBaum’s World is currently aware of other websites that offer products and/or services similar to those offered by eBaum’s World (i.e., YouTube.com), there may also exist, or may in the future be developed, any number of additional content sharing websites that offer content, products and/or services similar to those offered by eBaum’s World. It is possible that other businesses in the industry will have greater capital, marketing and other resources than does eBaum’s World. There can be no assurances that the websites already offering content, products and/or services similar to those offered by eBaum’s World, or other businesses developing such products and/or services, will not offer such products and/or services in a more favorable format or with greater success than eBaum’s World.

Changes in technology and industry conditions could negatively impact the business of eBaum’s World.

eBaum’s World’s business plan is dependent upon certain industry and market conditions, including the continued availability of web development, hosting and other technological services upon commercially reasonable terms. Rapid technological changes, restrictive industry regulations and standards and/or new product and service introductions could negatively impact the competitiveness of eBaum’s World’s business and impair its financial results.

eBaum’s World does not have any proprietary rights in the content that it provides through its website, and it cannot prevent competitors from offering the same content.

Other than the service marks “eBaum’s World” eBaum’s World has no registered patents, trademarks, trade names, service marks or copyrights. eBaum’s World’s business model relies heavily on content that is generated and provided by third parties in which eBaum’s World has no proprietary or intellectual property rights. Accordingly, eBaum’s World cannot prevent other parties from using and offering the same content and eBaum’s World may lose its competitive advantage and achieve lesser financial results from its business operations. It is also possible that the owners of rights in and to the content made available on eBaum’s World’s website could cease providing content or demand payment from eBaum’s World to utilize such content, which could decrease eBaum’s World’s ability to offer such content on favorable terms or at all.

Interruption or failure of information technology and communications systems could hurt eBaum’s World’s ability to effectively provide its product, which could damage its reputation and harm eBaum’s Worlds operating results.

The availability of eBaum’s World products and services depends on the continuing operation of its information technology. Any damage to or failure of eBaum’s World systems could result in interruptions in eBaum’s World’s service, which could reduce its revenues and profits, and damage its brand. eBaum’s World’s systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems.

Risks Relating to Handheld Entertainment after the Acquisition

If we are unable to successfully integrate the business operations of eBaum’s World into our business operations after the acquisition, we may not realize the anticipated benefits from the acquisition and our business could be adversely affected.

The acquisition involves the integration of companies that have previously operated independently. Successful integration of the operations of eBaum’s World’s with our operations will depend on our ability to consolidate operations, systems and procedures, eliminate redundancies and reduce costs. If we are unable to do so, we may not realize the anticipated potential benefits of the acquisition, and our business and results of operations could be adversely affected. Difficulties could include the loss of key employees, the disruption of our and eBaum’s World’s ongoing businesses and possible inconsistencies in standards, controls, procedures and policies, redundancy and inefficiency. Our integration of eBaum’s World’s operations may be complex and time-consuming. Additionally, a number of factors beyond our control could prevent us from realizing any efficiencies and cost savings that we expect.

We will incur up to $24 million of indebtedness to finance the cash portion of the purchase price for the acquisition, which will increase our liabilities and expose us to greater risks.

We expect to incur indebtedness to finance the cash portion of the purchase price for the assets by selling $23 million principal amount of convertible debentures and warrants to YA Global Investments. We will also sell $1 million principal amount of additional convertible debentures and warrants to the affiliate purchasers. The terms of these convertible debentures will contain certain restrictions including but not limited to the following:

•	we may not consummate any merger, reorganization or sale of all or substantially all of our assets;

•	we and our subsidiaries may not enter into, create, incur or assume any indebtedness of any kind that is senior in any respect to our obligations under the convertible debentures; and

•	repay, repurchase or otherwise acquire shares of our common stock or other equity securities.

In addition, the convertible debentures and the related warrants contain certain anti-dilution protections that may discourage us from issuing shares of our common stock at a price per share below the conversion price of the convertible debentures or the exercise price of the warrants. In the event that we issue shares of our common stock, except for certain excluded issuances, at a lower price than the conversion price of the convertible debentures, the conversion price will be reduced to such lower price, and therefore, the number of shares issuable upon conversion of the debenture will increase proportionately. Similarly, in the event that we issue shares of our common stock, except for certain excluded issuances, at a lower price than the exercise price of the warrants, the exercise price of the warrants will be reduced to such lower price and the number of shares issuable upon exercise of the warrants will increase proportionately. Any of the foregoing could result in substantial dilution to our stockholders, may limit our ability to raise additional capital through the issuance of debt or equity securities or enter into other transactions that would be advantageous to us, and could cause the price of our common stock to decline.

We may have insufficient cash to repay our obligations under the debentures, which could have a material adverse effect on our ability to operate our business.

Under the terms of the convertible debentures we will be required to pay interest at a rate of 7.5% per annum and to pay $638,889 of principal on the first day of each calendar month commencing six months after the issuance of the convertible debentures, by converting the convertible debenture into shares of our common stock or by paying the monthly installment of principal plus a premium equal to 10% of the principal amount to be paid at our option. If we fail to satisfy certain equity conditions on an ongoing basis, then we may be forced to pay these monthly installments in cash. These equity conditions include, but are not limited to, the following:

•	there is an effective registration statement covering the resale of the shares of common stock underlying the convertible debentures;

•	trading of our common stock on the Nasdaq Capital has not been suspended nor shall delisting or suspension by the Nasdaq Capital Market be pending or threatened; and

•	timely delivery of shares of our common stock upon conversion of the convertible debentures.

If we do not meet these conditions, we will be required to pay the monthly installment of principal plus 10% premium in cash, which would most likely come out of our working capital. Since we rely on our working capital for our day-to-day operations, failure to satisfy the equity conditions would have a material adverse effect on our ability to continue operating our business and we may be forced to scale back our operations.

The number of shares of our common stock that we are required issue under the debentures will depend in part on market prices for shares of our common stock, which could result in the issuance of a large number of shares of our common stock.

Under the terms of the convertible debentures, including the convertible debentures purchased by the affiliate purchasers, we may make monthly payments of principal and interest in shares of our common stock at a conversion price equal to the lesser of (i) $1.90 per share or (ii) the price that shall equal 90% of the lowest volume weighted average price, or “VWAP,” of our common stock during the 10 consecutive trading days immediately preceding the payment date. Therefore, the number of shares of common stock that we will be required to issue will depend on the market prices of our common stock for the 10 trading days prior to the payment date. To the extent that the lowest VWAP of our common stock during the 10 consecutive trading days immediately preceding the payment date is less than $1.90 per share, the number of shares that we will be required to issue will be inversely proportional to such VWAP. If the market price of our common stock declines during the 10 trading-day period, then we will be required to issue more shares of our common stock, which could lead to greater dilution of existing stockholders’ percentage of ownership and voting power and lead to declines in the price of our common stock.

If an event of default occurs under the convertible debentures it could result in a material adverse effect on our business, operating results and financial condition, or the loss of our assets as YA Global Investments will hold a first priority security interest, and the affiliate purchasers of our convertible debentures will have a second priority security interest, in all of our assets and the assets of our subsidiaries.

Under the terms of the convertible debentures we will be required to pay interest at a rate of 7.5% per annum and to pay $638,889 of principal on the first day of each calendar month, commencing six months after the issuance of the convertible debentures, by converting the principal amount into shares of our common stock or by paying in cash. Events of default under the convertible debentures include, but are not limited to, the following:

•	failure to pay principal, interest or other amounts, if any, when due;

•	any form of bankruptcy or insolvency proceeding instituted by or against us or any of our subsidiaries that is not dismissed in 61 days;

•	we are unable to our pay debts as they come due;

•
a default occurring under any other debenture, mortgage, credit agreement, indenture or other instrument representing or securing indebtedness in an amount exceeding $250,000, other than certain excluded indebtedness, to which we or any of our subsidiaries are bound;

•	our common stock is delisted from the Nasdaq Capital Market and we are not listed or quoted an another stock exchange or trading market within five days of such delisting;

•	we or any of our subsidiaries is party to a change of control;

•	we fail to file or maintain the effectiveness of a registration statement covering the resale of the shares of common stock underlying the convertible debentures and the related warrants;

•	if we are unable to cure any failure to deliver shares of our common stock upon receipt of a conversion notice within 7 days of such conversion failure;

•	failure to pay in cash certain liquidated damages resulting from a conversion failure; and

•	failure to observe or perform any other covenant or agreement with the purchasers of the convertible debentures that is not cured within the time permitted by such covenant or agreement.

If an event of default were to occur, payment of the entire principal amount could be accelerated and become immediately due and payable. If we default on our obligations under the debentures or related agreements, the cash that we may be required to pay would most likely come out of our working capital, which may be insufficient to repay the obligation. In such event, we may lose some or all of assets as YA Global Investments will have a first priority security interest, and the affiliate purchasers of our convertible debentures will have a second priority security interest, in all of our assets and the assets of subsidiaries, including without limitation the assets that EBW Acquisition will acquire from eBaum’s World. We may also be required to file for bankruptcy, sell assets, or cease operations, any of which would put our company, our investors and the value of our common stock, at significant risk.

In addition, if an event default were to occur, the holders of the convertible debentures may elect to convert the entire principal amount into shares of our common stock at a default conversion price, which may be at a significant discount to the market price of our common stock at the time of conversion. This could result in substantial dilution to our existing stockholders and may negatively impact the market price of our common stock.

The convertible debenture holders’ security interests in all of our assets may discourage prospective lenders from providing us with loans. This may make it more difficult for us to finance our businesses, including our existing businesses.

The holders of our convertible debentures will have security interests in all of our assets, including those acquired in the acquisition of eBaum’s World as well as those that we use in our existing businesses. Prospective lenders deciding whether to extended credit to us will likely consider it less attractive to do so because the convertible debenture holders will have a superior security interest with respect to all of our assets. This may make it harder for us to obtain financing (particularly debt financing) for the acquired business as well as our existing businesses. If we are unable to obtain financing when required, our liquidity could be materially adversely affected, we may not be able to pursue our business plan and our results could be impaired.

The acquisition may result in a loss of our employees or employees of eBaum’s World.

Despite our efforts to retain quality employees, we might lose some of eBaum’s World’s or our own employees following the acquisition. eBaum’s World’s employees may not want to work for a larger, publicly-traded company instead of a smaller, privately-held company or may not want to assume different duties, positions and compensation that we offer them. The contribution of the business of eBaum’s World to the combined company’s future performance will depend in part on the continued service of key members of eBaum’s World’s personnel. We cannot assure you that we will be able to attract, retain and integrate employees following the acquisition.

The operation of EBW Acquisition following the acquisition will be highly dependent on the services of key management personnel of eBaum’s World who are expected to join EBW Acquisition following the closing.

EBW Acquisition will be highly dependent on the key management personnel of eBaum’s World, including Eric Bauman and Neil Bauman, who are expected to remain with the business as employees of EBW Acquisition following the closing of the acquisition. The loss of any of these personnel could have a material adverse effect on EBW Acquisition’s ability to operate the business acquired from eBaum’s World and to achieve the expected benefits of the acquisition.

Upon completion of the acquisition our intangible assets, including goodwill, will greatly increase. If we subsequently determine that such goodwill has been impaired, it could have a material adverse effect on our results of operations and the market price for our common stock.

Our balance sheet includes intangible assets, including goodwill and other separately identifiable intangible assets, which represented approximately 74% of our total assets as of June 30, 2007. Upon completion of the acquisition, we expect our goodwill to increase by approximately $5 million and our intangible assets to reflect approximately 71% of our total assets following the acquisition.

We are required to review our intangible assets, including goodwill, for impairment on an annual basis or more frequently if certain indicators of permanent impairment arise. In performing the impairment test, we compare the then-current market price of our outstanding shares of common stock to the current value of total net assets, including goodwill and intangible assets. Should we determine that an indicator of impairment has occurred we would be required to perform an additional impairment test. Indicators of a permanent impairment include, among other things:

•	a significant adverse change in business climate;

•	unanticipated competition;

•	loss of key personnel; or

•	allocation of goodwill to a portion of business that is to be sold.

At the time that an impairment test is required, there is a risk that a portion of our intangible assets would be considered impaired and must be written-off during that period. Such a write-off could have a material adverse effect on our results of operations and an adverse impact on the market price of our common stock.

The acquisition could result in integration difficulties, unexpected expenses, diversion of management’s attention and other negative consequences.

As part of our growth strategy, we plan to continue to evaluate potential business acquisition opportunities that will provide new product and market opportunities and that will benefit from and maximize our existing assets. Any such acquisitions would require us to integrate the technology, products and services, operations, systems and personnel of the acquired businesses with our own and to attempt to grow the acquired businesses as part of our company. The successful integration of businesses we have acquired and may acquire in the future is critical to our future success, and if we are unsuccessful in integrating these businesses, our operations and financial results could suffer. The risks and challenges associated with the acquisition and integration of an acquired business include, but are not limited to, the following:

•	inability to centralize and consolidate financial, operational and administrative functions with those of the businesses that we acquire;

•	the attention of our management may be diverted from other business concerns;

•	inability to retain and motivate key employees of an acquired company;

•	litigation, indemnification claims and other unforeseen claims and liabilities may arise from the acquisition or operation of acquired businesses;

•	the costs necessary to complete integration may exceed the expected benefits of the acquisition;

•	we may be unable to maintain the goodwill of an acquired business; and

•	the costs necessary to improve the operating systems and services of an acquired business may exceed our expectations.

Competition for acquisition targets and acquisition financing and other factors may impede our ability to acquire other businesses and may inhibit our growth.

We anticipate that a portion of our future growth may be accomplished through acquisitions. The success of this strategy depends upon our ability to identify suitable acquisition candidates, reach agreements to acquire these companies, obtain necessary financing on acceptable terms and successfully integrate the operations of these businesses. In pursuing acquisition and investment opportunities, we may compete with other companies that have similar growth strategies. Some of these competitors are larger and have greater financial and other resources than we have. This competition may render us unable to acquire businesses that could improve our growth or expand our operations.

We may be unable to manage the growth of our business.

If our management is unable to manage our growth effectively, our business, operating results and financial condition could be adversely affected. Any new growth, including growth resulting from the acquisition of eBaum’s World, would be expected to place a significant strain on our management systems and operational resources. We anticipate that new growth, if any, may require us to recruit, hire and retain new managerial, finance, sales, marketing and support personnel. Although we expect to have the services of eBaum’s World’s management available to us following the acquisition, we cannot be certain that we will be successful in retaining them or in recruiting, hiring or retaining any additional personnel that our growth may require. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. We cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.

We are exposed to risks relating to the evaluation of the internal controls of eBaum’s World.

We are not presently subject to the assessment and attestation processes required by Section 404 of the Sarbanes-Oxley Act of 2002. This requirement will first apply to our annual report on Form 10-KSB for the fiscal year ending December 31, 2008. eBaum’s World is a privately-held business and is not subject to the same requirements for internal controls as public companies. There can be no assurance that our auditors will not identify one or more significant deficiencies or material weaknesses in eBaum’s World’s internal controls. If any such deficiencies or weaknesses are identified and we fail to remediate such deficiencies or weaknesses following the acquisition, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.

PROPOSAL 1 - APPROVAL OF THE ISSUANCE OF SHARES OF HANDHELD’S COMMON STOCK IN CONNECTION WITH THE ACQUISITION

Overview of the Acquisition

We are seeking stockholder approval of the issuance of a number of shares of our common stock in excess 20% of our outstanding shares of common stock to pay the stock portion of the purchase price, including “earn-out” payments, if any, for the business and assets of eBaum’s World. The Board of Directors has unanimously authorized us to enter into the asset purchase agreement and financing agreements relating the issuances described above and is recommending that the stockholders CONSENT TO Proposal 1.

Background of the Acquisition

We have been expanding our business through acquisitions into the user-generated media market since late 2006. In November 2006, John Kowal, the former owner of Dorks.com, and a current employee, contacted representatives of eBaum’s World to inquire whether eBaum’s World would be interested in a business combination with us. In March 2007, Jeff Oscodar, our Chief Executive Officer and Mr. Kowal met with eBaum’s World and their financial advisor. We met with eBaum’s World to discuss our respective business operations and engage in preliminary discussion regarding the potential benefits of a business combination transaction between us and eBaum’s World. After this meeting, the parties agreed to exchange due diligence information.

From April 2007 through June 2007, Mr. Oscodar and our chief financial officer, Bill Bush, continued to discuss the terms of a possible acquisition of eBaum’s World and agreed in principle on an aggregate purchase price of up to $52.5 million. Mr. Oscodar and Mr. Bush periodically updated our Board of Directors with respect to these negotiations. Mr. Oscodar and Mr. Bush also consulted with our legal and financial advisors regarding the possible structure of a potential business combination. In May 2007, our legal counsel circulated draft definitive agreements to the parties.

From June 2007 to July 2007, we negotiated and revised the terms of the draft definitive agreements with eBaum’s World while we continued to conduct our due diligence investigation of eBaum’s World. On June 22, 2007, we and our subsidiary, EBW Acquisition, entered into a letter agreement with eBaum’s World granting us an exclusivity period to negotiate and close the transactions contemplated by the draft definitive agreements. Pursuant to the letter agreement, we put $350,000 in cash and 261,438 shares of our common stock in escrow as a deposit on the purchase price for the assets of eBaum’s World.

In early July 2007, the parties completed negotiations of the remaining terms of the definitive agreements. On July 30, 2007, our Board of Directors held a telephonic meeting to discuss the acquisition, including the purchase price and other terms of the definitive agreements. All members of our Board of Directors participated in the discussions. After careful consideration, the Board of Directors unanimously authorized us to enter into the definitive agreements and on August 1, 2007, we and our subsidiary entered into the asset purchase agreement with eBaum’s World.

Reasons for the Acquisition, Factors Considered by Our Board of Directors, and Recommendation of Our Board of Directors

Our Board of Directors considered several factors in its analysis of the acquisition including, but not limited to, the following:

•
Our ability to integrate our user-generated content and commercial content businesses with eBaum’s World to generate higher ad rates across our entire network of user-generated content and commercial content websites;

•
The potential benefits of acquiring eBaum’s World’s high traffic user-generated content website and the impact of the acquisition on our ability to generate higher base ad rates and to license highly desirable commercial content;

•	Our ability to attract and retain employees needed to accelerate the growth of the combined businesses after the acquisition; and

•	The effect of the potential dilution to our existing stockholders as a result of the large number of shares of our common stock that are or may be issuable in connection with the acquisition.

We believe that eBaum’s World brings with it strong brand recognition and a loyal user-base that will generate more unique traffic for us and increase our existing user-base. We are seeking to acquire these assets because we believe they will afford us several distinct advantages in the user generated content market. The assets generate revenues and are profitable, and we believe they will allow us to achieve significant scale faster than if we do not acquire the assets. We believe that this acquisition will provide us with a larger combined audience for our content which we expect will result in better ad rates and increase our ability to license content from existing and new commercial content providers. eBaum’s World has a large and loyal audience that consists of the 18 - 35 year age demographic that has been our focus. The content that eBaum’s World presently offers its audience includes video, games, images soundboards and other forms of digital entertainment that have been generated by users. Websites featuring this type of content tend to generate lower ad rates. After the acquisition, we expect to be able to integrate the commercial content that we currently have into eBaum’s World’s website, and expect to be able to license additional commercial content in the future. Websites offering such commercial content, to date, have generated higher ad rates. The combined effect of the larger audience of eBaum’s World’s website and the integration of our commercial content, we believe, will increase ad rates beyond what either we or eBaum’s World could achieve independently.

The Board of Directors recommends that stockholders CONSENT TO the proposals set forth in this Consent Solicitation Statement by signing, dating and returning the enclosed consent to American Stock Transfer & Trust Company in the enclosed envelope by _______, 2007.

Financing for the Acquisition

In order to finance the cash portion of the purchase price we will sell (i) $23 million principal amount of debentures that will be convertible into shares of our common stock; (ii) warrants to purchase 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $23 million. Pursuant to our agreement with YA Global Advisors, it will have a first priority security interest in all of our assets and the assets of our subsidiaries, including without limitation the assets that EBW Acquisition will acquire from eBaum’s World.

In addition, certain individuals who are or may be deemed to be our affiliates will purchase up to an additional (i) $1 million principal amount of convertible debentures, ii) warrants to purchase 131,579 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 119,617 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $1 million. The additional convertible debentures and warrants will have identical terms and equal rights of payment as the convertible debentures and warrants that we will sell to YA Global Investments, except that the security interest of the affiliate purchasers will be second to the security interest of YA Global Investments.

For more information regarding the convertible debentures and the related warrants see “PROPOSAL 2 - SALE OF THE CONVERTIBLE DEBENTURES AND WARRANTS” and “PROPOSAL 3 - SALE OF THE ADDITIONAL CONVERTIBLE DEBENTURES AND WARRANTS TO CERTAIN AFFILIATES.”

Accounting Treatment of the Acquisition

We will treat the acquisition as a purchase of eBaum’s World under the generally accepted accounting principles in the United States. Under the purchase method of accounting, the aggregate consideration paid by us together with the direct costs of the acquisition, will be allocated to the assets acquired and liabilities assumed of eBaum’s World based on their respective fair values as of the effective time of the acquisition. The assets and liabilities and results of operations of eBaum’s World will be consolidated into our assets and liabilities after the acquisition is completed.

The final allocation will be determined after the acquisition and after completion of an analysis to determine the fair value of the assets and liabilities of eBaum’s World.

Federal Income Tax Consequences of the Acquisition

The acquisition will be treated for federal income tax purposes as a purchase of assets. As a result of the acquisition, we will obtain a stepped-up basis in the tangible assets equal to (i) the amount of cash, plus (ii) the fair market value of common stock, paid to eBaum’s World for the purchased assets. However, our ability to amortize the goodwill and certain other intangible assets from the purchase of the eBaum’s World assets may be subject to limitation. If the goodwill and the other intangible assets constitutes a significant portion of the purchase price, this could materially reduce our amortization deductions available to offset future income for a period of 15 years. Also, no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the acquisition.

Dissenter’s Rights

Our stockholders are not entitled to exercise rights of appraisal under Delaware law in connection with the issuance of the shares of our common stock in connection with the acquisition.

THE ASSET PURCHASE AGREEMENT

General

The descriptions contained in this Consent Solicitation Statement regarding the material terms of the asset purchase agreement are qualified in their entirety by reference to the full text of the asset purchase agreement attached hereto as Annex A. You should carefully read the full text of the asset purchase agreement before giving your consent to the issuance of the shares of our common stock in connection with the acquisition.

Effective Time of Acquisition

The asset purchase agreement provides that the closing of the acquisition will take place on the date that all conditions to the parties’ respective obligations under the asset purchase agreement have been satisfied or waived. We believe that all conditions to the closing of the asset purchase agreement will have been satisfied upon obtaining a sufficient number of stockholders consents to the matters addressed in this Consent Solicitation Statement and therefore, we expect that the closing of the acquisition will occur shortly thereafter. Following the closing, EBW Acquisition will succeed to and operate the business of eBaum’s World as our wholly owned subsidiary.

Acquisition Consideration

EBW Acquisition will acquire all of the business and assets of eBaum’s World in exchange for an the assumption of certain liabilities and aggregate purchase price of up to $52,500,000 consisting of:

•	$15 million in cash payable at the closing of the acquisition, including $350,000 placed in escrow as part of the earnest money deposit pursuant to the letter agreement;

•
an aggregate of up to $2.5 million in cash will be payable in six quarterly installments payable within 10 days following the last day of the first six calendar quarters after the closing date based on the achievement of certain development milestones;

•	up to $5 million will be payable in shares of our common stock payable as more fully described under “PROPOSAL 1.- THE ASSET PURCHASE AGREEMENT - Acquisition Consideration;”

•
up to 1,635,056 shares of our common stock (valued at approximately $2,500,000 at a per share price of $1.529, which was the average closing price of our common stock on the ten (10) trading days ending June 20, 2007); and

•
up to $27.5 million of “earn-out” payments payable in a combination of cash and shares of our common stock upon achievement of certain performance milestones more fully described under “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments.”

eBaum’s World has also agreed that, if revenues, as defined in the asset purchase agreement, from the business for the period from July 1, 2007 through June 30, 2008, do not exceed $5 million, then we shall have the right, subject to certain limitations, to reduce the purchase price by not paying $2.5 million dollars worth of either the $2.5 million dollar cash payment or the $5 million stock payment otherwise due or payable as described above or any combination thereof, at our option.

The purchase price shall be payable and/or deliverable as follows:

•	at closing EBW Acquisition shall pay $14.65 million in immediately available funds by wire transfer to eBaum’s World, and the $350,000 deposit will be released to eBaum’s World;

•
at closing we will put 3 million shares of our common stock into escrow. If the quotient of (a) $5 million divided by (b) the average of the closing price of our common stock on the Nasdaq Capital Market for the ten (10) consecutive trading days commencing on the first trading day following the closing date is greater than 3 million, then we must deliver a number of shares equal to the excess of such quotient over 3 million to the escrow agent within 10 days of the last trading day included in the calculation. If the result of the calculation equals less than 3 million shares, then the escrow agent will release to us that number of shares that is equal to the difference between (i) 3 million shares, and (ii) the number of shares determined as a result of the calculation, within 10 days of the last trading day included in the calculation.

Following the closing, these shares of common stock will be payable in 23 installments with one twelfth of the total amount payable on the last day of the second full calendar month following the month in which the closing of the asset purchase agreement occurs and the rest payable in 22 equal installments at the end of each of the next 22 calendar months thereafter. Our obligation to effect deliveries of the these shares of common stock will be subject to our right to withhold and/or set off against such payments to satisfy certain obligations of eBaum’s World;

•
at closing we will place 1,635,056 shares of our common stock ($2,500,000 worth, based on the average closing price of our common stock on the ten (10) trading days ending June 20, 2007) into escrow. These shares will be subject to forfeiture if Eric Bauman is not continually employed by EBW Acquisition for 36 months following the closing of acquisition;

•
after closing, EBW Acquisition shall pay to eBaum’s World in immediately available funds, an aggregate of $2,500,000 in cash will be payable in six quarterly installments payable within 10 days following the last day of the first six calendar quarters ending after the closing date;

•	up to $27.5 million in “earn-out” payments payable in a combination of cash and shares of our common stock as described under “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Earn-Out Payments.”

The following table demonstrates hypothetical adjustments to the 3 million shares of common stock that we place in escrow based on a range of possible stock prices:

$5,000,000 Share Payment

Average Stock	Initial	Final	Total
Price	Share Payment	Share Payment	Adjustment

$0.50	3,000,000	10,000,000	7,000,000
$1.00	3,000,000	5,000,000	2,000,000
$2.00	3,000,000	2,500,000	(500,000)
$3.00	3,000,000	1,666,667	(1,333,333)
$4.00	3,000,000	1,250,000	(1,750,000)

We will have sole voting control with respect to all shares of our common stock while they are being held in escrow in accordance with the asset purchase agreement.

Earn-Out Payments

As partial consideration for the assets of eBaum’s World, the asset purchase agreement requires us to pay up to a maximum aggregate amount of $27.5 million in “earn out” payments dependent upon the operating and financial performance of the acquired business during 2007, 2008 and 2009. The potential cumulative “earn out” for 2007, 2008 and 2009 will not exceed approximately $9.2 million, $18.3 million and $27.5 million, respectively, and in no event will the “earn out” payments for the entire “earn out” period exceed $27.5 million in the aggregate. The calculation of the annual “earn out” payment will be calculated as follows:

(a)	first, take the number of annual “page views” of ebaumsworld.com as reported by Google Analytics for the applicable year divided by 1,000 and multiplied by $1.55;

(b)	second, take the result of (a) and subtract certain operating expenses associated with operation of the business of eBaum’s World;

(c)	third, multiply the result of (b) by 6;

(d)	fourth, subtract $20 million from the product of (c) to arrive at the annual “earn-out amount;” and

(e)
finally, the actual “earn out” payment to eBaum’s World for the relevant year of the “earn out” period will equal the lesser of (i) the “earn out amount” for the relevant year of the “earn out” period plus the “earn-out amounts” for any prior years of the “earn-out” period less the amount of any “earn out” payments from prior years, and (ii) the potential cumulative “earn out” for the relevant year less the amount of any “earn out” payments from prior years.

The “earn out” will be payable approximately 45% in cash and approximately 55% in a number of shares of our common stock equal to (i) the amount of such “earn out” payment payable in common stock, divided by (ii) the average of the closing prices of our common stock on the Nasdaq Capital Market for the ten (10) consecutive trading days immediately following the date on which such amount is conclusively determined. However, eBaum’s World may elect to receive all or any portion of the “earn-out” that is otherwise payable in cash in shares of our common stock instead.

The price of our common stock around the time that “earn-out” payments are to be made cannot be known at this time, therefore an indeterminate number of shares of common stock may be issued pursuant to the “earn-out” provisions. The lower our stock price is at the relevant times, the greater the number of shares of our common stock we must issue as part of any “earn-out” payment, and there is no cap with respect to the number of shares that may be issued. The following tables demonstrate the number of shares of our common stock that would be issued to eBaum’s World assuming approximately 55% of the potential cumulative “earn out” for each year of the “earn out” period, was paid in shares of common stock at 100%, 50% and 25% levels of achievement:

2007 Potential Cumulative “Earn-Out” payable in Shares of Stock -- $5,000,000

	Stock Consideration for	Stock Consideration for	Stock Consideration for
Average Stock	100% Achievement of	50% Achievement of	25% Achievement of
Price	Earn Out	Earn Out	Earn Out
$ 0.50	10,000,000	5,000,000	2,500,000
$ 1.00	5,000,000	2,500,000	1,250,000
$ 2.00	2,500,000	1,250,000	625,000
$ 3.00	1,666,667	833,333	416,667
$ 4.00	1,250,000	625,000	312,500
$ 5.00	1,000,000	500,000	250,000

2008 Potential Cumulative “Earn-Out” payable in Shares of Stock -- $10,000,000

	Stock Consideration for	Stock Consideration for	Stock Consideration for
Average Stock	100% Achievement of	50% Achievement of	25% Achievement of
Price	Earn Out	Earn Out	Earn Out
$ 0.50	20,000,000	10,000,000	5,000,000
$ 1.00	10,000,000	5,000,000	2,500,000
$ 2.00	5,000,000	2,500,000	1,250,000
$ 3.00	3,333,333	1,666,667	833,333
$ 4.00	2,500,000	1,250,000	625,000
$ 5.00	2,000,000	1,000,000	500,000

2009 Potential Cumulative “Earn-Out” payable in Shares of Stock -- $15,000,000

	Stock Consideration for	Stock Consideration for	Stock Consideration for
Average Stock	100% Achievement of	50% Achievement of	25% Achievement of
Price	Earn Out	Earn Out	Earn Out
$ 0.50	30,000,000	15,000,000	7,500,000
$ 1.00	15,000,000	7,500,000	3,750,000
$ 2.00	7,500,000	3,750,000	1,875,000
$ 3.00	5,000,000	2,500,000	1,250,000
$ 4.00	3,750,000	1,875,000	937,500
$ 5.00	3,000,000	1,500,000	750,000

The “earn out” amount will only be issuable to the extent that the business of eBaum’s Worlds meets certain minimum thresholds. The “earn-out” payments which may be paid to eBaum’s World are based on its achievement of certain pro forma EBITDA targets subject to certain minimum thresholds. Should the business not achieve the minimum threshold, there will be no payment due to former owners of the business. The EBITDA targets are based on the historical and projected performance of the business focused on the number of pages served at eBaum’s World’s website, ebaumsworld.com, the projected and actual ad rates achieved and the amount of operating expense actually incurred by the business.

In the event that, prior to the expiration of the “earn out” period,

•	all or substantially all of the assets of EBW Acquisition are sold, transferred or assigned,

•	50% or more of the voting capital stock of EBW Acquisition is sold, transferred or assigned to an unaffiliated third party in a single transaction or a series of transactions,

•	EBW Acquisition is merged with or into another entity such that EBW Acquisition is not the surviving entity nor the owner of greater than 50% of the voting equity interests of such surviving entity,

•	EBW Acquisition materially changes the operation of, or ceases to conduct, its business in substantially the same manner as conducted as of the date of the asset purchase agreement,

•
we are delisted from the Nasdaq Capital Market, and not listed on a similar national stock exchange or over-the-counter market within 60 days, or we are the subject of any delisting notice or action which is not dismissed or discharged within 60 days, or

•	(vi) EBW Acquisition terminates the employment of Eric Bauman without cause.

Then the entire “earn out” of $27.5 million less any “earn out” payments previously paid shall become immediately due and payable to eBaum’s World.

Pledge of Shares of EBW Acquisition

In connection with the closing of the asset purchase agreement, we will enter into a pledge agreement with eBaum’s World, whereby we will pledge all of the shares of EBW Acquisition to secure payment of portions of the purchase price payable or deliverable after closing. eBaum’s World has agreed to subordinate its interest in the stock of EBW Acquisition to the first priority security interest of YA Global Investments in all of our assets and the assets of our subsidiaries. We will reserve the right at any time to replace the pledge of EBW Acquisition’s shares with a cash escrow account in an amount equal to the remaining payments.

Representations and Warranties

The asset purchase agreement contains customary representations and warranties made by eBaum’s World to us and to EBW Acquisition, and by us and EBW Acquisition to eBaum’s World for the purpose of allocating certain risks associated with the acquisition. You should be aware that these representations and warranties are made by the parties to each other, may be subject to certain important limitations and qualifications and may or may not be accurate as of the date they were made.

 Non-Compete and Non-Solicitation Covenants of eBaum’s World

For a period of 3 years from and after the closing date of the asset purchase agreement, eBaum’s World shall not, directly or indirectly (whether as an owner, proprietor, partner, shareholder, officer, employee, independent contractor, director, joint venturer, consultant, lender or investor), solicit or engage in any prohibited business, which includes offering to provide or providing any product or service competitive with the business of eBaum’s World acquired by EBW Acquisition. In addition, eBaum’s World will not, directly or indirectly, (i) discourage any person from accepting employment with EBW Acquisition or any affiliate of EBW Acquisition or (ii) hire or solicit the employment or services of, or cause or attempt to cause to leave the employment or service of EBW Acquisition or any affiliate of EBW Acquisition, any person who or which is employed by, or otherwise engaged to perform services for, EBW Acquisition or any affiliate of EBW Acquisition (whether in the capacity of employee, consultant, independent contractor or otherwise) or who is offered a position by EBW Acquisition in connection with the transactions contemplated by the asset purchase agreement.

Conditions Precedent to the Acquisition

The consummation of the acquisition will depend on the satisfaction or waiver of a number of closing conditions, including, but not limited to, the following:

•	the accuracy of each parties’ representation and warranties;

•	the non-occurrence of any material adverse event with respect to us or the assets of business of eBaum’s World;

•	the receipt of all consents, assignments and authorizations by eBaum’s World reasonably necessary to consummate the acquisition; and

•	the receipt of an unqualified opinion on the eBaum’s World financial statements from an independent audit firm registered with the Public Company Account Oversight Board.

Termination of the Asset Purchase Agreement

The asset purchase agreement may be terminated prior to closing under a number of circumstances including, but not limited to, the following:

•	by mutual written consent of the parties;

•	by us or eBaum’s World, if the closing has not occurred by October 15, 2007, subject to certain exceptions;

•	by us or EBW Acquisition, if the independent auditor for eBaum’s World does not provide an unqualified opinion on the audited financial statements of eBaum’s World;

•	by us or EBW Acquisition, if EBW Acquisition has not obtained adequate financing for payment of the cash portion of the purchase price;

•
by us or EBW Acquisition if eBaum’s World materially breaches any of its representations, warranties, covenants or other agreements in the asset purchase agreement, which breach cannot be cured within 30 days after written notice of such;

•
by eBaum’s World if we and/or EBW Acquisition materially breach any our respective representations, warranties, covenants or other agreements in the asset purchase agreement, which breach cannot be cured within 30 days after written notice of such; and

•	by any party if there shall be any law or regulation enacted that would make the acquisition illegal.

Except for a termination by us in the event that (i) the auditor for eBaum’s World fails to provide an unqualified opinion on the financial statements of eBaum’s World, (ii) eBaum’s World materially breaches its representations and warranties contained in the asset purchase agreement or (iii) there shall be any law or regulation enacted that would make the acquisition illegal, the earnest money deposit that we placed in escrow will become the property of eBaum’s World and we may also be required to pay certain expenses of eBaum’s World incurred in connection with the acquisition.

Indemnification

Pursuant to the asset purchase agreement, eBaum’s World will agree to indemnify us and EBW Acquisition from and against any claims or losses, including reasonable attorneys’ fees and other expenses, resulting from, but not limited to, the following:

•	the breach of any representations, warranties or covenants by eBaum’s World contained in the asset purchase agreement or any related agreement;

•	the operation of the business or assets of eBaum’s World while in the possession of eBaum’s World or prior to the closing date, except for liabilities specifically assumed by EBW Acquisition or by us;

•	any debts or obligations relating to the assets or business of eBaum’s World while in possession of eBaum’s World, except for liabilities specifically assumed by EBW Acquisition or by us;

•	non compliance with bulk sales laws;

•	employment related claims, with certain exceptions; and

•	any claims for brokerage or finder’s fees in connection with the acquisition.

eBaum’s World will not be liable for indemnification unless the aggregate amount of damages we and/or EBW Acquisition incur exceeds $150,000 in the aggregate, in which case eBaum’s World will be liable for only those damages in excess of $75,000. eBaum’s World’s total aggregate liability for indemnification will be limited to $7,500,000, except that such limitation shall not apply to breaches of certain specific representations made by eBaum’s World or any losses of EBW Acquisition that arise from or relate to any act or omission of eBaum’s World on or prior to the closing date.

Upon closing of the acquisition, Eric Bauman will enter into a guarantee agreement with EBW Acquisition pursuant to which he will guarantee payment of any claims for indemnification under the asset purchase agreement, in an aggregate amount not to exceed (a) $9,750,000 for those claims for indemnification for breaches of certain key representations made by eBaum’s World; and (b) $7,500,000 for any other claims for indemnification. The guarantee shall be open to claims made thereunder for a period of 12 months following the closing, at the conclusion of which Mr. Bauman shall no longer be liable thereunder other than for the value of claims for indemnification asserted as of that date by EBW Acquisition. All claims for indemnification shall be paid first pursuant to the Bauman guarantee, then second by set off against amounts owed by EBW Acquisition with respect to certain portions of the purchase price not paid at closing.

Under the asset purchase agreement, we and EBW Acquisition will agree to indemnify from and against any claims or losses, including reasonable attorneys’ fees and other expenses, resulting from, but not limited to, the following:

•	any breach of the representations, warranties or covenants by us or EBW Acquisition contained in the asset purchase agreement or any related agreement;

•	the operation of the assets or the business after the closing date;

•	any liabilities specifically assumed by us or EBW Acquisition; and

•	any claims for brokerage or finder’s fees in connection with the acquisition.

Except in cases of actual fraud, no party will be liable for punitive, indirect damages or lost profits.

Amendments

No provision of the asset purchase agreement may be amended or waived unless such amendment or waiver is in writing and signed by all parties to the asset purchase agreement.

THE REGISTRATION RIGHTS AGREEMENT

At the closing of the asset purchase agreement, we will enter into a registration rights agreement whereby we will agree to file one or more registration statements covering all shares of our common stock issued to eBaum’s World pursuant to the asset purchase agreement, except for the 1,635,056 shares of common stock subject to forfeiture, as described in “PROPOSAL 1 - THE ASSET PURCHASE AGREEMENT - Acquisition Consideration.” We will be required to file a registration statement within (i) 60 days following the date that any shares of our common stock are payable pursuant to any “earn out” payment, (ii) 60 days following each date upon which we are required to deliver the first eleven installments of the shares of common stock issued as part of the purchase price and (iii) prior to each date upon which we are required to issue the final twelve installments of the shares of common stock issued as part of the purchase price. We may be required to file multiple registration statements under the provisions of the registration rights agreement and we will be required to pay all costs associated with filing such registration statements.

We are required to use our best efforts to cause any registration statement filed pursuant to the registration rights agreement to be declared effective as soon as possible. In the event that we fail to timely file any registration statement required by the registration rights agreement or fail to cause a registration statement to be declared effective within 180 days following the date upon which we are required to deliver the applicable shares, and for as long such shares remain unregistered, we shall pay interest on the portion of the purchase price represented by such shares at a rate of 1.5% per month.

EMPLOYMENT AGREEMENTS

In connection with the closing of the asset purchase agreement, Eric Bauman will enter into an employment agreement with EBW Acquisition for a term of 3 years. Mr. Bauman will receive an annual base salary of not less than $20,000 payable not less frequently than monthly. Mr. Bauman’s duties will be to manage and operate the day-to-day business and affairs of EBW Acquisition. We are an intended third party beneficiary of the employment agreement between EBW Acquisition and Mr. Bauman.

DESCRIPTION OF eBAUM’S WORLD, INC.

 The eBaum’s World Business

eBaum’s World. eBaum’s World’s website, ebaumsworld.com, was launched by eBaum’s World’s founder Eric Bauman in 1998 and has become one of the world’s largest independent online publishers of humor related content. As one of the pioneers of UGC, eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World operates ebaumsworld.com, which it believes is a leading source for hilarious video clips, fun interactive games, and the latest and greatest animations. Recent coverage includes articles in Wired Magazine and Maxim Magazine and the Howard Stern Radio Show. The site also been nominated for the nationally televised VH1 Internet Comedy award, and awarded the #1 spot in FHM Magazine’s “Top 100 Ultimate Websites Guide.” eBaum’s World has many strategic relationships in place including with such well-known media companies as Facebook, Harper Collins, Fox Television Studios, Inc., and Sprint.

eBaum’s World principally generates revenues through the sale of advertising space on its website, www.ebaumsworld.com. eBaum’s World contracts with ad networks, advertising agencies and directly with well known brands to target users with specific ad campaigns for which it is paid based on the number of visitors that view the ad (commonly referred to as an ad being “served”). eBaum’s World can generally earn higher ad rates if visitors to the website click on the ad and are directed to a separate unaffiliated site which provides such visitor with more information regarding the product or service being advertised, potentially including the opportunity to buy the product or service. Depending on where the ad is placed, how often it is run and how much demographic information eBaum’s World is able to deliver, the amount eBaum’s World earns for ads (generally expressed as cost per thousand (or CPM)) can vary dramatically. The more relevant information that eBaum’s World can collect with respect to ad viewers, while respecting their privacy rights, generally enables eBaum’s World to obtain higher ad rates.

Competition

eBaum’s World competes with video oriented web sites that provide either user generated content (such as YouTube.com, Break.com, Heavy.com and MetaCafe.com) or commercial video (such as iTunes). The UGC market is rapidly evolving both from a content and demographic standpoint. We believe that by continually developing and expanding our content offerings we will be able to increase the current level of traffic to our website and as a result target those same users with appropriate ads that will generate higher ad rates, however, there can be no assurance that these efforts will be successful. Today, the eBaum’s World website does not offer any significant commercial content, and we believe addressing this weakness is a significant growth opportunity for the business. We believe that, through the combination of our business with that of eBaum’s World, we will be able to combine both commercial and user generated content and provide that content on both PCs and mobile devices.

Other competitors, including Broadcaster.com, are using UGC content to create “social networking” sites. We believe these sites employ the same basic strategy as our own - using the UGC content to attract users and encourage them to spend more time on the site. A primary goal of these types of sites is enticing users to spend more time on the site viewing content, playing games or uploading data - all of which create an environment where more pages can be viewed and ads served on such users, thus generating revenues. Many of eBaum’s World’s competitors have significantly greater resources than we and eBaum’s World do, and there can be no assurance that we will be able to compete successfully following the acquisition.

Employees

eBaum’s World currently has 15 employees, all of whom are full-time employees. eBaum’s World also currently engages the services of 3 consultants. eBaum’s World enjoys good employee relations. None of eBaum’s World’s employees are members of any labor union and eBaum’s World is not a party to any collective bargaining agreements.

Management of eBaum’s World

The executive officers of eBaum’s World are as follows:

Eric Bauman, Founder & Chief Executive Officer of eBaum’s World. Mr. Bauman is the founder and chief executive officer of eBaum’s World, Inc. Mr. Bauman oversees all aspects of the business including the technical direction, website development, marketing, advertising, and content and is focused on providing the companies overall strategic direction and leading eBaum’s World into various areas of business development. Mr. Bauman founded the business in 1998 while attending Monroe Community College where he studied various subjects relating to computer science and computer information systems.

Neil Bauman, Vice President, Business Development of eBaum’s World. Mr. Bauman has served as eBaum’s World’ vice president of business development since 2004. He is responsible for the development of partnership opportunities as well as assisting in the development and execution of the strategic vision of the company. Prior to joining eBaum’s World, Mr. Bauman was managing partner of a financial planning firm and has been a licensed general securities representative for 18 years.

Neil and Eric Bauman are father and son.

Management’s Discussion and Analysis or Plan of Operation

Overview

eBaum’s World is a New York corporation which operates the entertainment website www.eBaumsWorld.com. eBaumsWorld.com offers user-generated videos, games, jokes, photos and other content and generates revenue by serving advertisements on its website.

eBaum’s World’s website, ebaumsworld.com, was launched by Eric Bauman in 1998. As one of the oldest user-generated content (UGC) sites in the world, eBaum’s World believes that it has helped shape the UGC market with its loyal following and growing community, becoming one of the world’s largest independent online publishers of humor related content. eBaum’s World which operates ebaumsworld.com, believes it is a leading source for hilarious video clips, fun interactive games, and the latest and greatest animations. eBaum’s World has many strategic relationships in place including with such well-known media companies as Facebook, Harper Collins, Fox Television Studios, and Sprint.

eBaum’s World principally generates revenues through the sale of advertising space on its website, www.ebaumsworld.com. eBaum’s World contracts with ad networks, advertising agencies and directly with well known brands to target users with specific ad campaigns for which it is paid based on the number of visitors that view the ad (commonly referred to as an ad being “served”). eBaum’s World can generally earn higher ad rates if visitors to the website click on the ad and are directed to a separate unaffiliated site which provides such visitor with more information regarding the product or service being advertised, potentially including the opportunity to buy the product or service. Depending on where the ad is placed, how often it is run and how much demographic information eBaum’s World is able to deliver, the amount eBaum’s World earns for ads (generally expressed as Cost Per Thousand or “CPM”) can vary dramatically. The more relevant information that eBaum’s World can collect with respect to ad viewers, while respecting their privacy rights, generally enables eBaum’s World to obtain higher ad rates.

Since eBaum’s World’s inception, it has financed its operations primarily through ad revenue. From inception through December 31, 2006, eBaum’s World generated aggregate net revenues of approximately $11 million.

The growth strategy of eBaum’s World is based on two principles, the first is that ad rates and ad penetration will increase over time, and the second is that viewership of UGC content will also increase. While eBaum’s World believes that these are reasonable assumptions, there can be no assurances that they will hold true.

The following information should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2006 and 2005

The following table sets forth eBaum’s World’s results of operations for the twelve months ended December 31, 2006 and 2005 in absolute dollars and as a percentage of sales. It also details the changes from year to year in absolute dollars and in percentages.

	Twelve Months Ended December 31,				Change from full year 2005 to 2006 Increase / (Decrease)
	2006		2005
	$	As % of sales	$	As % of sales	$	%

Revenue
Net revenue	$4,964,658	95%	$3,709,272	98%	$1,255,386	34%
Net revenue - related party	261,941	5%	59,019	2%	202,922	344%
Total revenue	5,226,599	100%	3,768,291	100%	1,458,308	39%

Cost of revenue	717,555	14%	287,959	8%	429,596	149%
Gross profit	4,509,044	86%	3,480,332	92%	1,028,712	30%

Operating expenses

Bad Debt Expense	1,444	-	-	-	1,444	100%
Sales and marketing	191,528	4%	136,147	4%	55,381	41%
General and administrative	2,765,230	53%	2,711,248	72%	53,982	2%
Total operating expenses	2,958,202	57%	2,847,395	76%	110,807	4%

Income from operations	1,550,842	30%	632,937	17%	917,905	145%

Other income and (expense)
Interest income	12,693	-	4,188	-	8,505	203%
Interest expense	(6,225)	-	(12,508)	-	6,283	(50%)
Total other income (expense)	6,468	-	(8,320)	-	14,788	(177%)

Net Income	$1,557,310	30%	624,617	17%	932,694	149%

  Revenue

Total revenue was approximately $5,227,000 during the twelve months ended December 31, 2006 as compared to approximately $3,768,000 during the twelve months ended December 31, 2005, an increase of approximately $1,458,000 or 39%. The increase is primarily due to higher average rates for advertisements sold through the eBaum’s World’s advertising network partners which was partially offset by higher ad serving fees and ad network commissions and for arrangements where revenue is recorded net.

For the twelve months ended December 31, 2006 and 2005, three customers each accounted for more than 10% of total revenue and collectively accounted for 61% and 66% of eBaum’s World’s revenue, respectively. Two customers, including a related party discussed below, each accounted for over 10% and collectively approximately 57% of the gross accounts receivable as of December 31, 2006. Three customers each accounted for over 10% and collectively approximately 77% of the gross accounts receivable as of December 31, 2005. As a result, for the periods being reported, eBaum’s World was materially dependent upon these customers for its revenues. Due to the nature of the business and the relative size of eBaum’s World’s sales to these customers, which are achieved in the ordinary course of business, the loss of any single significant customer would have a material adverse effect on eBaum’s World’s results.

eBaum’s World recorded approximately $262,000 and $59,000 in revenue for the twelve months ended December 31, 2006 and 2005, respectively, from a customer which is 100% owned by eBaum’s World’s founder and majority shareholder. Such customer began its operations in 2005 and accounted for 5% and 2% of eBaum’s World’s sales in 2006 and 2005, respectively, providing approximately $203,000 of eBaum’s World’s year-over-year revenue growth from 2005 to 2006.

Approximately 100% of our sales for the twelve month periods ended December 31, 2006 and 2005 were to customers in the United States of America.

  Cost of Revenue

Cost of revenue was approximately $718,000 during the twelve months ended December 31, 2006 as compared to approximately $288,000 during the twelve months ended December 31, 2005, an increase of approximately $430,000 or 149%. Cost of revenue includes commissions paid to agents for the placement of advertisements as well as fees paid for serving advertisements using third-party servers, both of which costs began during the period ended December 31, 2005. The increase is primarily due to higher commissions paid as a result of higher revenues in the 2006 fiscal year. The company enjoys the benefit of having its advertisements served by third-party servers at reduced fees and, in some cases no fees, in return for granting a certain amount of business to the advertising agencies or networks which provide those services. These terms are achieved in the ordinary course of business.

  Gross Profit

Gross profit was approximately $4,509,000 for the twelve months ended December 31, 2006 as compared to approximately $3,480,000 during the twelve months ended December 31, 2005, an increase of approximately $1,029,000 or 30%. Gross margins were 86% and 92% for the same periods. The decrease in gross margins is primarily a result of a greater portion of eBaum’s World’s sales of advertisements being made through agents and third-party servers.

  Sales and Marketing Expenses

Sales and marketing expenses were approximately $192,000 during the twelve months ended December 31, 2006 as compared to approximately $136,000 during the twelve months ended December 31, 2005, an increase of approximately $55,000 or 41%. Sales and marketing expenses consist primarily of salaries, commissions and benefits of sales and marketing personnel, advertising, and promotion-related costs. The increase in these expenses was caused primarily by increases of approximately $40,000 in salaries, commissions and benefits of sales and marketing personnel related to the increase in the overall revenue of eBaum’s World’s business.

  General and Administrative Expenses

General and administrative expenses were approximately $2,765,000 during the twelve months ended December 31, 2006 as compared to approximately $2,711,000 during the twelve months ended December 31, 2005, an increase of approximately $54,000 or 2%. General and administrative expenses consist primarily of salaries and benefits for employees, non-cash stock based expenses, website operating costs, fees to professional advisors, rent and other general operating costs. The increase was primarily due to increases in officer salaries of approximately $350,000 and an increase in website hosting fees of approximately $225,000 partially offset by the $534,356 compensation expense recorded in 2005 that is described below.

Effective September 1, 2005, the Company’s founder and sole stockholder transferred 2.5 shares (or 5% of the outstanding common stock) of outstanding common stock to a family member who is also an employee of the Company. The shares were valued at $534,356, and the Company has recorded the fair value of the shares as compensation expense included in general and administrative expenses. There were no such expenses recorded in the twelve months ended December 31, 2006.

  Interest income

Interest income of approximately $13,000 and $4,000 for the twelve months ended December 31, 2006 and 2005, respectively, was generated by deposits in depository accounts of funds from eBaum’s World’s operating cash flows. The increase of approximately $9,000 reflects the impact of higher average balances of short-term investments during the 2006 period.

  Interest expense

Interest expense was approximately $6,000 and $13,000 for the twelve months ended December 31, 2006 and 2005, respectively, and constitutes interest on borrowings on lines of credit that eBaum’s World drew down to monetize its accounts receivable from time to time. The decrease of approximately $7,000 reflects lower average balances of such borrowings during the 2006 period

Comparison of Six Months Ended June 30, 2007 and 2006

The following table sets forth our results of operations for the six months ended June 30, 2007 and 2006 in absolute dollars and as a percentage of sales. It also details the changes from period to period in absolute dollars and in percentages.

	Six Months Ended June 30,				Change from previous year Increase / (Decrease)
	2007		2006
	$	As % of sales	$	As % of sales	$	%

Revenue
Net revenue	$2,081,824	98%	$2,427,089	95%	($345,265)	(14%)
Net revenue - related party	39,588	2%	127,973	5%	(88,385)	(69%)
Total revenue	2,121,412	100%	2,555,062	100%	(433,650)	(17%)

Cost of revenue	322,761	15%	328,224	13%	(5,463)	(2%)
Gross profit	1,798,651	85%	2,226,838	87%	(428,187)	(19%)

Operating expenses
Sales and marketing	49,886	2%	75,682	3%	(25,796)	(34%)
General and administrative	1,184,891	56%	1,237,417	48%	(56,526)	(4%)
Total operating expenses	1,234,777	58%	1,313,099	51%	(78,322)	(6%)

Income from operations	563,874	27%	913,739	36%	(349,865)	(38%)

Other income and (expense)
Interest income	7,514	-	741	-	6,773	(914%)
Interest expense	(13,253)	-	(1,357)	-	(11,896)	(876%)
Total other income (expense)	(5,739)	-	(616)	-	(5,123)	(832%)

Net Income	$558,135	26%	$913,123	36%	($354,988)	(39%)

  Revenue

Total revenue was approximately $2,121,000 during the six months ended June 30, 2007 as compared to approximately $2,555,000 during the six months ended June 30, 2006, a decrease of approximately $434,000 or 17%. The decrease is primarily due to an approximate 22% decrease in the number of pages served that was partially offset by higher average rates for advertisements sold and served on the website.

For the six months ended June 30, 2007 and 2006, two and three customers, respectively, each accounted for more than 10% of eBaum’s World’s revenue and collectively accounted for 52% and 63% of eBaum’s World’s revenue, respectively. One customer accounted for over 51% of the gross accounts receivable as of June 30, 2007. No customer accounted for greater than 10% of the gross accounts receivable as of June 30, 2006. For the periods being reported, eBaum’s was materially dependent upon these customers for its revenues. Due to the nature of the business and the relative size of eBaum’s World’s sales to these customers, which are achieved in the ordinary course of business, the loss of any single significant customer would have a material adverse effect on eBaum’s World’s results.

eBaum’s World recorded approximately $40,000 and $128,000 in revenue for the six months ended June 30, 2007 and 2006, respectively, from a customer which is 100% owned by eBaum’s World’s founder and majority shareholder. The customer began its operations in 2005 and accounted for 2% and 5% of eBaum’s World’s sales for the six month periods ended June 30, 2007 and 2006, respectively.

Approximately 100% of eBaum’s World’s sales for each of the six month periods ended June 30, 2007 and 2006, respectively, were to customers in the United States of America.

  Cost of Revenue

Cost of revenue was approximately $323,000 during the six months ended June 30, 2007 as compared to approximately $328,000 during the six months ended June 30, 2006, a decrease of approximately $5,000 or 2%. Cost of revenue includes commissions paid to an agent for the placement of advertisements as well as fees paid for serving advertisements using third-party servers. These costs did not decline at the same rate as overall sales because sales to which these costs apply grew as a percentage of overall sales. eBaum’s World enjoys the benefit of having its advertisements served by third-party servers at reduced fees and, in some cases no fees, in return for granting a certain amount of business to the advertising agencies or networks which provide those services. These terms are achieved in the ordinary course of business.

  Gross Profit

Gross profit was approximately $1,799,000 for the six months ended June 30, 2007 as compared to approximately $2,227,000 during the six months ended June 30, 2006, a decrease of approximately $428,000 or 19%. Gross margins were 85% and 87% for the same periods. The slight decrease in gross margins is a result of a greater portion of eBaum’s World’s sales of advertisements being made through agents and third-party servers.

  Sales and Marketing Expenses

Sales and marketing expenses were approximately $50,000 during the six months ended June 30, 2007 as compared to approximately $76,000 during the six months ended June 30, 2006, a decrease of approximately $26,000 or 34%. Sales and marketing expenses consist primarily of salaries, commissions and benefits of sales and marketing personnel, advertising, and promotion-related costs. The decrease in these expenses is related primarily to decreases in advertising and promotion-related costs and, to a lesser extent, decreases in commissions related to lower sales.

  General and Administrative Expenses

General and administrative expenses were approximately $1,185,000 during the six months ended June 30, 2007 as compared to approximately $1,237,000 during the six months ended June 30, 2006, a decrease of approximately $57,000 or 4%. General and administrative expenses consist primarily of salaries and benefits for employees, website operating costs, fees to professional advisors, rent and other general operating costs. The decrease was primarily due to reductions in website operating costs.

  Interest income

Interest income of approximately $8,000 and $1,000 for the six months ended June 30, 2007 and 2006, respectively, was generated by deposits in depository accounts of funds from operating cash flows. The increase of approximately $7,000 reflects the impact of higher average balances of short-term investments during the six months ended June 30, 2007 as compared to the comparable period from 2006.

  Interest expense

Interest expense was approximately $13,000 and $1,000 for the six months ended June 30, 2007 and 2006, respectively, and constitutes interest on borrowings on lines of credit that eBaum’s World made to monetize its accounts receivable from time to time. The increase of approximately $12,000 reflects higher average balances of such borrowings during the six months ended June 30, 2007 as compared to the comparable period from 2006.

Liquidity and Capital Resources

At December 31, 2006, the Company had a cash balance of approximately $782,000 and working capital of approximately $1.2 million. Net cash provided by operations was approximately $1.6 million for the twelve months ended December 31, 2006, as compared to net cash provided by operations of approximately $618,000 for the twelve months ended December 31, 2005.

At June 30, 2007, the Company had a cash balance of approximately $412,000 and working capital of approximately $608,000. Net cash provided by operations was approximately $720,000 for the six months ended June 30, 2007, as compared to net cash provided by operations of approximately $1.1 million for the six months ended June 30, 2006.

Net cash used in investing activities for the twelve months ended December 31, 2006 and 2005 was approximately $72,000 and $105,000, respectively. Net cash used in investing activities for the six months ended June 30, 2007 and 2006 was approximately$5,000 and $47,000, respectively. For each of the twelve month periods ended December 31, 2006 and 2005, as well as the six month periods ended June 30, 2007 and 2006, eBaum’s World’s primary use of cash in investing activities was to purchase fixed assets.

Net cash used in financing activities for the twelve months ended December 31, 2006 was approximately $820,000 as compared to approximately $1.0 million for the twelve month prior period ended December 31, 2005. Net cash used in financing activities for the six months ended June 30, 2007 was approximately $1.1 million as compared to approximately $600,000 for the six month period ended June 30, 2006. The primary use of cash for all such periods was for distributions to eBaum’s World’s shareholders. As eBaum’s World is a closely held subchapter S corporation, it routinely made distributions to its shareholders to provide them with funds to cover tax liabilities on account of eBaum’s World’s results. In addition to those tax based distributions it has been eBaum’s World’s policy to distribute the majority of the profits of its business to its shareholders. Additionally, eBaum’s World has used lines of credit to accelerate its ability to distribute cash to its shareholders and allow them to diversify their investment portfolios.

Historically, eBaum’s World has financed its working capital and capital expenditure requirements primarily through cash generated by its primary business - the sale of ads on its website. eBaum’s World may seek equity and/or debt financing to sustain its growth strategy. Historically eBaum’s World has used credit lines and other indebtedness to accelerate its ability to distribute cash to its shareholders rather than to generate investment capital. Depending on the needs of eBaum’s World’s shareholders in the future, it may discontinue this practice.

eBaum’s World believes that, based on its current cash position, if it can remain profitable it will be able to continue operations on their present scale indefinitely. Unless eBaum’s World requires capital beyond that which it can generate from operations (such as to finance a major expansion of its business, the acquisition of another business or some other unforeseen initiative), eBaum’s World does not anticipate seeking to raise any additional debt or equity capital.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

 Market for Common Equity and Related Stockholder Matters

As of August __, 2007, eBaum’s World had 3 stockholders of record. As a private company, there is no public market for the shares of common stock of eBaum’s World. eBaum’s World has never paid dividends on shares of its common stock and it has not established any equity compensation plans.

DESCRIPTION OF HANDHELD ENTERTAINMENT

 The Handheld Entertainment Business

The information about our business can be found under the caption “Business” of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007, which is incorporated herein by reference.

Management’s Discussion and Analysis or Plan of Operation

The information about our results of operations and financial condition can be found under the caption “Management’s Discussion and Analysis or Plan of Operation” of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007, and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission on May 15, 2007, each of which is incorporated herein by reference.

Market for Common Equity and Related Stock Holder Matters

The information about the market for our common stock and payment of dividends can be found under the caption “Market for Common Equity and Related Stock Holder Matters” of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007, which is incorporated herein by reference.

PROPOSAL 2 - CHANGE OF OUR NAME TO ZVUE CORPORATION

After the consummation of the acquisition of the assets of eBaum’s World, we will amend our certificate of incorporation to change our company’s name to ZVUE Corporation to reflect our focus on the monetization of user traffic through our network of websites that deliver user-generated and commercial content as well as gaming and social networking attributes. We believe that the new name, ZVUE Corporation is indicative of our focus on this area of our business.

The full text of the certificate of amendment to our certificate of incorporation affecting the name change is incorporated herein by reference to Annex D attached hereto.

PROPOSAL 3 - SALE OF THE CONVERTIBLE DEBENTURES AND WARRANTS

Reasons for Selling the Convertible Debentures and Use of Proceeds

We will sell (i) $23 million principal amount of our convertible debentures that will be convertible into shares of our common stock; (ii) warrants to purchase 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $23 million. We will sell these securities to YA Global Investments pursuant to the exemption from registration afforded by Rule 506 of Regulation promulgated under the Securities Act of 1933, as amended.

We will apply $15 million of the proceeds from the sale of these securities to the purchase price for the assets of eBaum’s World due at closing. We will use the balance of the proceeds to pay other expenses related to acquisition, future mergers and acquisitions and for general working capital purposes.

Under Nasdaq rules, we must obtain stockholder approval to issue securities that are convertible into a number of shares of our common stock that could exceed 20% of our outstanding shares in connection with an acquisition or at prices below the book or market value of our common stock. Therefore, we are seeking your consent to the sale of the convertible debentures and warrants and the issuance of shares of our common stock upon the conversion of the convertible debentures and the exercise of the warrants.

The Securities Purchase Agreement

Purchase and Sale and Certain Other Agreements

On August 1, 2007, we entered into a securities purchase agreement with YA Global Investments for the sale of (i) $23 million principal amount of our convertible debentures that will be convertible into shares of our common stock; (ii) warrants to purchase 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $23 million.

In the securities purchase agreement:

•	we made customary representations to YA Global Investments, and we received customary representations from YA Global Investments;

•
we agreed to seek shareholder approval to the sale of the convertible debentures and warrants and to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 75 million shares;

•
we agreed to reserve 30 million shares of our common stock for issuance upon conversion of the convertible debentures and the exercise of the warrants. In the event the share reserve shall at any time be less than 5 million shares as a result of conversions of the convertible debentures and/or exercises of the warrants, the company will take all actions necessary to increase the share reserve to the initial amount of 30 million shares including without limitation seeking stockholder approval to increase the number of authorized shares:

•
we agreed that so long as $2.5 million of the original principal amount of the convertible debentures remains outstanding, if we raise additional capital by the issuance of shares of our common stock or securities convertible into shares of our common stock, we will offer YA Global Investments the opportunity to purchase at least 25% of such issuance in the aggregate; and

•
we will appoint a representative of YA Global Investments as our agent for the purpose of instructing our transfer agent to issue shares of our common stock upon the conversion of the convertible debentures and the exercise of the warrants.

Conditions to YA Global Investments’ Obligation to Purchase

YA Global Investments’ obligation to purchase the convertible debentures is subject to the satisfaction of certain conditions including, but not limited to, the following:

•	we have entered into the asset purchase agreement with eBaum’s World;

•
we have entered into a subordination agreement with YA Global Investments, the affiliated purchasers and eBaum’s World, whereby eBaum’s World has agreed to subordinate eBaum’s World’s interest in the stock of EBW Acquisition under the pledge agreement to YA Global Investment’s and the affiliated purchasers’ security interest in all of our assets;

•	YA Global Investments, the affiliated purchasers and eBaum’s World have entered into an inter-creditor agreement;

•	there shall not have been any material adverse event with respect to us or to eBaum’s World; and

•	we have granted YA Global Investments a first priority security interest in all of our assets and the assets of our subsidiaries.

Termination of the Securities Purchase Agreement

If the closing of the securities purchase agreement has not occurred by December 7, 2007, unless extend by the parties, due to our or YA Global Investments’ failure to satisfy any conditions to the purchase and sale of the convertible debentures and warrants, the non-breaching party may terminate the securities purchase agreement without any liability of any party to the other. Notwithstanding the foregoing, if the transaction does not close by January 15, 2008, through no fault of either party, we will issue YA Global Investments warrants to purchase 100,000 shares of our common stock at the closing market price of our common stock on that day.

Commitment Fee

On the closing date of the securities purchase agreement, we shall pay YA Global Investments a commitment fee in cash equal to 5% of the aggregate purchase price for the convertible debentures and warrants and shares of our common stock equal to 5% of the aggregate purchase of the convertible debentures and warrants divided by the average VWAP for the five trading days prior to the closing.

Other Terms of the Securities Purchase Agreement

The following is only a summary of the material terms of the securities purchase agreement. The securities purchase agreement contains other terms and conditions, and the descriptions contains in the Consent Solicitation regarding the material terms of the securities purchase agreement are qualified in their entirety by reference to the full text of the securities purchase agreement attached hereto as Annex B. You should carefully read the full text of the securities purchase agreement before your consent to the sale of the convertible debentures and warrants.

The Convertible Debentures

General Terms

We will issue $23 million principal amount of our convertible debentures to YA Global Investments. We will be required to repay principal monthly, commencing six months after the issuance of the convertible debentures, in cash or in shares of our common stock, at our option. The convertible debentures will bear interest at rate of 7.5% per annum. Interest is payable monthly, commencing six months after the issuance of the convertible debentures, in cash or in shares of our common stock, at our option. The convertible debentures will mature on the three year anniversary of the date the convertible debentures are issued which date may be extended at the option of the holder of the convertible debentures. At maturity we will be required to pay an amount in cash representing all outstanding principal, a redemption premium equal to 10% of the outstanding principal and accrued, but unpaid interest.

Repayment of Principal and Interest

On each monthly payment date, we will pay an aggregate of $638,889 of principal by converting such amount into shares of our common stock at the lesser of (i) $1.90 per share or (ii) the price that shall equal 90% of the lowest VWAP of our common stock during the 10 consecutive trading days immediately preceding the payment date. At our option, we may make any monthly payment of principal in cash or a combination of cash and shares of our common stock. If we elect to pay any part of the monthly payment of principal in cash, we will be required to pay a redemption premium equal to 10% of the principal amount being paid in cash.

We may be forced to pay the monthly payment of principal in cash plus the 10% redemption premium in cash if the amount of the monthly payment of principal exceeds 25% of the aggregate dollar trading volume of our common stock on the Nasdaq Capital Market over the 40 trading days preceding the payment date.

We may also be forced to make monthly payments of principal in cash if we fail to satisfy certain equity conditions on an ongoing basis. These equity conditions include, but are not limited to, the following:

•	there is an effective registration statement covering the resale of the shares of common stock underlying the convertible debentures;

•	trading of our common stock on the Nasdaq Capital has not been suspended nor shall delisting or suspension by the Nasdaq Capital Market be pending or threatened; and

•	timely delivery of shares of our common stock upon any conversion.

Notwithstanding the foregoing, each holder may, at its option, defer all or any portion of a monthly payment of principal until the maturity date of the convertible debentures. Any amount of principal deferred to the maturity date will continue to accrue interest through maturity.

We will have the right to redeem, upon at least thirty days prior written notice to the holders, all or any portion of the outstanding principal amount of the convertible debentures prior to the maturity date provided we are in compliance with the equity conditions. If we elect to redeem principal, we will be required to pay in cash an amount equal to the principal being redeemed plus a redemption premium equal to 10% of the principal amount being redeemed. Until we have paid the redemption price in full, the holder may, at its option, convert the principal amount to be redeemed into shares of our common stock at a conversion price of $1.90 per share.

We are also required to make monthly payments of interest in cash or in shares of our common stock. If we elect to pay interest in stock, the interest payment will be converted into shares of our common stock at the lesser of (i) $1.90 per share or (ii) the price that shall equal 90% of the lowest VWAP of our common stock during the 10 consecutive trading days immediately preceding the payment date.

Conversion by the Holders

The holders may convert any portion of the outstanding principal amount of the convertible debentures and accrued, but unpaid interest into shares of our common stock at a conversion price of $1.90 per share. However, we will not effect and the holder will have no right to convert any portion of the convertible debenture or receive shares of our common stock as payment of interest, if as a result of such conversion or receipt of such interest payment the holder would beneficially own in excess of 9.99% of our common stock. This provision may be waived by each holder (as to itself and no other holder) upon 65 days written notice to us. In addition, the holder may not convert any amount under the convertible debentures that exceeds 25% of the aggregate dollar trading volume of our common stock on the Nasdaq Capital Market over the 40 trading days preceding the conversion date.

Anti-Dilution Provisions

In the event that we issue shares of our common stock, except for certain excluded issuances, at a lower price than the conversion price of $1.90 per share (or such conversion price then in effect), the conversion price will be reduced to such lower price, and therefore, the number of shares issuable upon conversion of the debenture will increase proportionately. Excluded issuances include:

•	shares that we issue pursuant to our equity compensation plans;

•
shares issued upon conversion of convertible securities outstanding as of the date of the securities purchase agreement, provided the price, duration or number of share issuable upon conversion of such convertible securities is not modified after such date;

•	share issued in connection with an acquisition; and

•	shares issued upon conversion of the convertible debentures or the related warrants.

Events of Default

Events of default under the convertible debentures include, but are not limited to, the following:

•	failure to pay principal, interest or other amounts, if any, when due;

•	any form of bankruptcy or insolvency proceeding instituted by or against us or any of our subsidiaries that is not dismissed in 61 days;

•	we are unable to our pay debts as they come due;

•
a default occurring under any other debenture, mortgage, credit agreement, indenture or other instrument representing or securing indebtedness in an amount exceeding $250,000, other than certain excluded indebtedness, to which we or any of our subsidiaries are bound;

•	our common stock is delisted from the Nasdaq Capital Market and we are not listed or quoted an another stock exchange or trading market within five days of such delisting;

•	we or any of our subsidiaries is party to a change of control;

•	we fail to file or maintain the effectiveness of a registration statement covering the resale of the shares of common stock underlying the convertible debentures and the related warrants;

•	if we are unable to cure any failure to deliver shares of our common stock upon receipt of a conversion notice within 7 days of such conversion failure;

•	failure to pay in cash certain liquidated damages resulting from a conversion failure; and

•	failure to observe or perform any other covenant or agreement with the holders of the convertible debentures that is not cured within the time permitted by such covenant or agreement.

If an event of default were to occur, payment of the entire principal amount could be accelerated and become immediately due and payable. If we default on our obligations under the debentures or related agreements, the cash that we may be required to pay would most likely come out of our working capital, which may be insufficient to repay the obligation. In such event, we may lose some or all of assets as the convertible debentures will have a first priority security interest in all of our assets and the assets of subsidiaries, including without limitation the assets that EBW Acquisition will acquire from eBaum’s World. We may also be required to file for bankruptcy, sell assets, or cease operations.

In addition, if an event of default were to occur, the holders of the convertible debentures may elect to convert the entire principal amount into shares of our common stock at a default conversion price equal to the lesser of (i) the conversion price of $1.90 per share or (ii) the price that shall equal 75% of the lowest VWAP of our common stock during the 10 consecutive trading days immediately preceding the conversion date.

Other Terms of the Convertible Debentures

The following is only a summary of the material terms of the convertible debentures. The convertible debentures will contain other terms and conditions, and the descriptions contains in the Consent Solicitation regarding the material terms of the convertible debentures are qualified in their entirety by reference to the full text of the form of convertible debenture attached hereto as Annex C. You should carefully read the full text of the convertible debentures before your consent to the sale of the convertible debentures and warrants.

Security Agreement

In connection with the sale of the convertible debentures, we will enter into a security agreement with YA Global Investments whereby will grant the holders of the convertible debentures a first priority security interest in all of our assets and the assets of our subsidiaries, including without limitation the assets that EBW Acquisition will acquire from eBaum’s World.

The Warrants

General Terms

We will issue YA Global Investments warrants to purchase (i) 3,026,316 shares of our common stock at an exercise price of $1.90 per share and (ii) warrants to purchase 2,751,196 shares of our common stock at an exercise price of $2.09 per share. Each of the $1.90 warrants and the $2.09 warrants will be governed by identical terms other than the exercise price. The expiration of the warrants will be the date that is five years from the date of their issuance.

Exercise

The holder of the warrants may exercise the warrants at any time prior to their expiration by paying in cash an amount equal to the exercise price multiplied by the number of shares of common stock as to which the warrant is being exercised. If at the time that the warrant is exercised (i) the shares of common stock issuable upon exercise of the warrant are not covered by an effective registration or (ii) an event of default has occurred under the securities purchase agreement or the convertible debenture, the holder of the warrant may exercise the warrant on a cashless basis in lieu of paying cash.

Anti-Dilution Provisions

In the event that we issue shares of our common stock, except for certain excluded issuances, at a lower price than the exercise price of the warrants, the exercise price of the warrants will be reduced to such lower price and the number of shares issuable upon exercise of the warrants will increase proportionately.

Registration Rights Agreement

We have agreed to file resale registration statements with the Securities Exchange Commission covering all shares of our common stock issuable upon conversion of the convertible debentures, all shares issuable upon exercise of the warrants and certain other shares of our common stock issued or to be issued in connection with the sale of the convertible debentures. The initial registration statement shall include a number of registrable shares equal to 33% of our outstanding shares of common stock owned by stockholders who are not our officers, directors or holders of 10% or more of shares or who may otherwise be deemed to be our affiliates as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. We must file the initial registration statement on or before the date that is 90 calendar days after the final the closing of securities purchase agreement. We have also agreed to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as practicable, but in no event later than the date that is 120 calendar days after the final closing of the securities purchase agreement. We will bear all expenses in connection with filing such registration.

We will also be required to file subsequent registration statements to cover other registrable shares upon 30 days written notice from the holders of registrable securities. We will be required to cause any such registration statement to be declared effective by the Securities and Exchange Commission within 120 days of filing.

We will be obligated to pay in cash as partial liquidated damages an amount equal to 1% of the aggregate purchase price paid for the convertible debentures in the event that (i) a registration statement is not filed on the required filing date, or (ii) we fail to file with the Securities and Exchange Commission a request for acceleration of effectiveness within five days of the date that we are notified by the Securities and Exchange that a registration statement will not be reviewed or subject to further review, or (iii) a registration statement filed or required to be filed hereunder is not declared effective by the Securities and Exchange Commission by the required date, or (iv) after effectiveness, a registration statement ceases for any reason to remain continuously effective. We will be required to pay an additional 1% of the aggregate purchase price paid for the convertible debentures per month of any such delinquency, provided, however, the maximum amount of aggregate liquidated damages payable under the registration rights agreement shall not exceed 6% of the aggregate purchase price paid for the convertible debentures.

Recommendation of the Board of Directors

If our stockholders do not approve the sale of the convertible debentures, we will not be able to consummate the acquisition of the assets of eBaum’s World as set forth in Proposal 1 because we do not have sufficient cash on hand to pay the cash portion of the purchase price for the assets. Therefore, the Board of Directors recommends that you CONSENT TO the sale of the convertible debentures and the related warrants.

PROPOSAL 4 - SALE OF ADDITIONAL CONVERTIBLE DEBENTURES AND WARRANTS TO CERTAIN AFFILIATES

Background

We also expect that, in addition to the $23 million of convertible debentures and warrants being purchased by YA Global Investments, certain individuals who are or may be deemed to be our affiliates will purchase (i) $1 million principal amount of convertible debentures, (ii) warrants to purchase 131,579 shares of our common stock at an exercise price of $1.90 per share and (iii) warrants to purchase 119,617 shares of our common stock at an exercise price of $2.09 per share for an aggregate purchase price of $1 million. The additional convertible debentures and warrants will have identical terms and equal rights of payment as the convertible debentures and warrants that we will sell to YA Global Investments, except that the security interest of the affiliate purchasers will be second to the security interest of YA Global Investments.

We expect that Carl Page, our chief technology officer and a member of our board of directors, will purchase up to $500,000 of the additional convertible debentures and warrants. Mr. Page presently owns 2,949,805 shares of our common stock, which is approximately 16.5% of the outstanding shares of common stock on record date. We also expect that Eric Bauman, the founder of eBaum’s World, and Neil Bauman, an executive officer of eBaum’s World, will purchase up to an aggregate of $500,000 of the additional convertible debentures and warrants. We expect that both of Eric Bauman and Neil Bauman will enter into employment relationships with our subsidiary at closing.

Under Nasdaq Marketplace rules we must obtain stockholder approval of any arrangement in which our officers or directors may acquire shares of our common stock at a price below the book or market value of our common stock. The terms of the convertible debentures and warrants, as described in above in Proposal 3, may entitle the affiliate purchasers to receive shares of our common stock at prices below the market or book value of our common stock. Therefore, we are seeking your consent to the sale of $1 million principal amount of convertible debentures to Carl Page, Eric Bauman and Neil Bauman.

Recommendation of the Board of Directors

The Board of Directors recommends that you CONSENT TO Proposal 4.

PROPOSAL 5 - INCREASE IN THE NUMBER OF AUTHORIZED OF SHARES OF COMMON STOCK

Background

We have a contractual commitment to YA Global Investments to increase the number of authorized shares of our common stock to 75 million shares. If our stockholders do not consent to this action, we may not be able consummate the sale of the convertible debentures. If we do not consummate the sale of the convertible debentures, we will have not have enough cash to pay for the assets of eBaum’s World.

In addition, increasing the number of authorized shares of our common stock will ensure that we have a sufficient number of shares to satisfy our obligations under the asset purchase agreement with eBaum’s World, to provide for the conversion in full of the convertible debentures and the exercise of the related warrants. If we do not have a sufficient number of shares to satisfy our obligations under the asset purchase agreement or the convertible debentures and warrants, then we may be in default under one or both of those agreements.

Other benefits of increasing the number of authorized shares of our common stock include giving us flexibility to:

•	compensate our officers, directors and employees using shares of our common stock;

•	raise additional capital in the future, if necessary, through sales of shares of our common stock; and

•	to issue shares of our common stock in future acquisitions.

Effect on Existing Stockholders

Amending our certificate of incorporation to increase the number of authorized shares of our common stock will not alter the number of shares presently issued or change the relative rights of holders of the issued and outstanding shares of our common stock. If this proposal is approved by our stockholders, the additional shares of common stock will be identical in all respects to our presently authorized shares of common stock. Our stockholders have no preemptive rights to purchase or subscribe for any newly issued shares of common stock. Therefore, the authorization and subsequent issuance of additional shares of common stock would, among other things, have a dilutive effect on the voting power, earnings per share and equity of existing stockholders. However, the actual effect on the present holders of common stock cannot be ascertained until additional shares of common stock are issued in the future. No dissenters' rights under the Delaware law are afforded to our stockholders as a result of the adoption of this resolution.

In addition, the power to issue a substantial number of shares of common stock could be used by incumbent management to make any change in control of our company more difficult. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of our company. For example, additional shares of common stock could be sold to purchasers who might side with the Board of Directors in opposing a hostile takeover bid or to dilute the stock ownership of a person or entity seeking to obtain control of our company.

Recommendation of the Board of Directors

If our stockholders do not consent to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 75 million shares from 50 million shares, we may not be able to consummate the sale of the convertible debentures or the acquisition of the assets of eBaum’s World. Therefore, the Board of Directors recommends that you CONSENT TO Proposal 6.

PROPOSAL 6 -AMENDMENT TO OUR 2007 INCENTIVE STOCK PLAN

Background

Our stockholders approved the 2007 Incentive Stock Plan on June 12, 2007. The 2007 Incentive Stock Plan provides a means for us to offer incentives to retain our directors, officers, consultants, advisors and employees, to encourage their involvement in our development and financial success, as well as to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. Any director, officer, employee, consultant or advisor of our company or any of our subsidiaries may be eligible to receive incentive stock options and nonqualified stock options to purchase shares of our common stock and/or restricted stock under the 2007 Incentive Stock Plan. However, only employees of our company or our subsidiaries can receive incentive stock options.

The maximum number of shares of our common stock reserved for issuance under the 2007 Incentive Stock Plan was initially 2 million shares. As of August __, 2007, 1,895,000 shares remained available for issuance. Our Board of Directors has approved and is seeking stockholder consent to approve an amendment to the 2007 Incentive Stock Plan that would increase the total number of shares that may be granted pursuant to awards under the plan to 3.5 million shares from 2 million shares.

Following the acquisition we will need to retain our existing employees and attract new employees in order to successfully integrate the business of eBaum’s World into our existing business model. In order to do so, we will need to offer our new and existing employees a competitive compensation package that gives them a stake in our future growth. The Board of Directors believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to our future success by further aligning the interests of such key employees with those of our stockholders. Additionally, our overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees while conserving cash.

The 2007 Incentive Stock Plan provides that we may only make grants four times a year according to a pre-determined schedule set by our Board of Directors, except for grants made to newly hired employees. We have found this provision to be too restrictive. We are seeking your consent to delete this provision, which will allow us to make grants to our employees, officers, directors and consultants at any time.

The text of the proposed amendment to the 2007 Incentive Stock Plan is incorporated herein by referenced to Annex E attached hereto. In addition, a description of the 2007 Incentive Stock Plan is set forth below under “EXECUTIVE COMPENSATION.” This description is qualified in its entirety by reference to the full text of the 2007 Incentive Stock Plan. Any stockholder who wishes to obtain a copy of the 2007 Incentive Stock Plan can write to us to receive a copy free of charge.

Recommendation of the Board of Directors

The Board of Directors recommends that you CONSENT TO Proposal 5.

DIRECTORS AND EXECUTIVE OFFICERS OF HANDHELD ENTERTAINMENT

Our directors and executive officers are as follows:

Name	Age	Position

William Keating	50	Chairman of the Board of Directors

Jeffrey Oscodar	49	Director, President and Chief Executive Officer

William J. Bush	42	Chief Financial Officer and Secretary

Tim Keating	49	Chief Operating Officer

Carl Page	43	Director and Chief Technical Officer

Greg Sutyak	51	Executive Vice President, Finance and Operations

Larry Gitlin	54	Vice President of Business Development

Geoffrey Mulligan	55	Director

David Hadley	42	Director

Carl Goldfischer, M.D.	48	Director

Robert Austrian	44	Director

William Keating, Chairman. Mr. Keating has been a member of our Board of Directors since October 2004. Since 2004, Mr. Keating has been the Chief Executive Officer of Xtend Networks, a division of Vyyo, Inc., a provider of cable television multimedia service router bandwidth solutions. Mr. Keating is a founding member of Nekei, a venture catalyst consulting company formed in 2002, and is a 25-year veteran of the technology industry. A number of recent business ventures for which Mr. Keating helped to arrange funding have either gone public or been successfully acquired. These include Moxi Digital (sold to Paul Allen in 2002) and WebTV (sold to Microsoft in 1997). In addition, from 1997 to 2000, Mr. Keating was General Manager at Microsoft TV, a division of Microsoft that provided broadband middleware for worldwide cable, telco and satellite television. From 1993 to 1996, Mr. Keating was Senior Vice President at General Magic, a leading supplier of PDAs and intelligent online services. From 1991 to 1992, Mr. Keating was Vice President and General Manager at Rational Software, a leading supplier of software development tools. From 1985 to 1991, he was Director of Technology Marketing at Sun Microsystems, a leading supplier of workstations, servers and enterprise software platforms.

Jeffrey Oscodar, Director, President and Chief Executive Officer. Mr. Oscodar has been our President and Chief Executive Officer since November 2004 and a director since May 2005. Prior to joining us, from July 1999 to November 2004, Mr. Oscodar founded and ran Rule 168 Advisors, a consulting firm focused on the commercialization of new technology. At Rule 168, Mr. Oscodar advised Raytheon on how to turn defense industry applications into commercial operations. In August 1995, Mr. Oscodar co-founded and served as Vice President of Business Development for InfoGear Technology Corporation, an Internet appliance products and services, which was sold to Cisco Systems for $301 million in March 2000. While at InfoGear, Mr. Oscodar established numerous content partnerships with companies such as Amazon.com, eToys, Time.com, USA Today and Yahoo! and developed and launched an international affiliate program that brought InfoGear content to partners in Australia, New Zealand and South Africa.

William J. Bush, Chief Financial Officer. Mr. Bush has been our Chief Financial Officer since June 26, 2006. Mr. Bush brings over 15 years of experience in accounting, financial support and business development. From 2002 to 2005, Mr. Bush was the Chief Financial Officer and Secretary for International Microcomputer Software, Inc. (OTCBB:IMSI.OB), a developer and distributor of precision design software, content and on-line services. Prior thereto, Mr. Bush was Director of Business Development and Corporate Controller for Buzzsaw.com. Mr. Bush was a founding member of Buzzsaw.com, a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. From 1997 to 1999, Mr. Bush worked as Corporate Controller at Autodesk, Inc. (NASDAQ:ADSK), a software applications company. Prior to that, Mr. Bush worked for seven years in public accounting, first with Ernst & Young, and later with Price Waterhouse in Munich, Germany. Mr. Bush received a B.S. in Business Administration from U.C. Berkeley and is a Certified Public Accountant. Mr. Bush is also a director and chairman of the audit committee of Towerstream Corporation (OTCBB: TWER.OB), a leading provider of WiMAX services.

Tim Keating, Chief Operating Officer. Mr. Keating has been our Chief Operating Officer since December 2005. Prior to joining us, Mr. Keating was employed at Intel Corporation for 21 years, most recently as managing director of Intel Capital Europe from January 1998 to October 2002, where Mr. Keating oversaw Intel Capital Europe’s equity investments. In addition, Mr. Keating held positions at Intel in engineering, product and brand marketing, channel management and sales management. Mr. Keating held director and general manager positions at Intel from 1992, when he was the marketing director for the Pentium Processor Division, a position he oversaw from brand development to product launch. Mr. Keating spent the last 12 years in Europe as the general manager of Intel’s Architecture Components and Systems Products Group and Managing Director of Intel Capital Europe. Mr. Keating is a founding member of Nekei, LLC, a venture catalyst consulting company formed in 2002.

Carl Page, Director, Chief Technology Officer. Mr. Page has been with us since we were formed in February 2003, has been a director since June 2004 and currently serves as our Chief Technology Officer. In February 1998, Mr. Page co-founded eGroups, Inc., which was acquired by Yahoo! in 2000 and is now known as Yahoo! Groups, one of the largest Internet community services. Prior to joining us, Mr. Page concentrated on making investments in technology companies.

Greg Sutyak, Executive Vice President, Finance and Operations. Mr. Sutyak has served as our Chief Financial Officer from May 2003 to January 2006 and as our Executive Vice President, Finance and Operations since January 2006. Mr. Sutyak has over 25 years of business management and finance experience, the last 15 years of which were in the high-technology markets, specifically for Internet-based systems, online services and software companies. From June 2001 to April 2003, Mr. Sutyak held the position of Chief Financial Officer at DSS Software Technologies, a full-cycle project management and IT consulting company. Mr. Sutyak helped sell the company to Diversinet Corp. (NASDAQ: DVNT), a security software product company, in 2003. From March 1995 to May 2001, Mr. Sutyak was Chief Financial Officer at audiohighway.com (NASDAQ: AHWY), an online information and entertainment company with one of the largest libraries of free audio content on the Internet, which developed and patented one of the industry’s first portable digital audio players.

Larry Gitlin, Vice President of Business Development. Mr. Gitlin has served as our Vice President of Business Development since July 2004. Prior to joining us Mr. Gitlin had gained over 15 years of experience in advanced strategic business development, product development, sales and operations specializing in digital media, motion picture and broadcast television, as well as wireless and advanced telecommunications products including advanced DSL, Wi-Fi and PON/FTTX. From 2003 until mid-2004, Mr. Gitlin was a consultant to various Silicon Valley firms such as Harmonic, Inc., a leader in compression and optical network products. From early 2001 until late 2002, Mr. Gitlin served as vice president of Qwest’s Corporate Business Development group, launching an electronic media delivery product suite trial at Qwest for the entertainment industry. In the late 1980s, Mr. Gitlin began running production and post-production companies and working on films and TV shows as a production manager and line producer, focusing on digital media in 1997. By 2001, Mr. Gitlin had produced and line-produced more than a dozen films and TV shows in Hollywood, and worked on projects including, ‘‘The Mighty Morphin Power Rangers,’’ ‘‘Hell Hunters’’ and ‘‘Firearm.’’

Geoffrey Mulligan, Director. Mr. Mulligan co-founded our company in 2003 and has served as a director since that time. Since September 2002, Mr. Mulligan has been Chief Operating Officer of Konami Digital Entertainment, the U.S. subsidiary of Konami Corporation, a Japanese developer and publisher of digital entertainment software. From March 2002 to September 2002, Mr. Mulligan served as President and Chief Operating Officer of Xicat Interactive, Inc., a developer of PC entertainment software. From 1991 to 2002, Mr. Mulligan was Senior Vice President of Business Development for Acclaim Entertainment, Inc., a global developer and publisher of entertainment software. Prior to joining Acclaim, Mr. Mulligan was President of Activision International, a consumer electronics and gaming company. Mr. Mulligan is also one of the founders of the Entertainment Software Association (ESA), the governing body of U.S. entertainment software industry.

Carl Goldfischer, M.D., Director. Dr. Goldfischer has been a director since August 2006. Dr. Goldfischer has been a Managing Director of Bay City Capital (“BCC”) since 2001 and serves on its Board of Directors and Executive Committee. Dr. Goldfischer’s background includes extensive public and private investment and transaction work, as well as clinical trial development knowledge. Prior to joining BCC, Dr. Goldfischer was, from 1996 until mid-2000, Chief Financial Officer of ImCloneSystems, a biotechnology company, where he oversaw financial operations and strategic planning. Previously, Dr. Goldfischer was a research analyst with the Reliance Insurance Company, helping to establish its portfolio and presence in the health care investment community. Dr. Goldfischer currently serves as a director for Avera Pharmaceuticals, EnteroMedics, Etex Corporation, MAP Pharma-ceuticals, Metabolex, Poniard Pharmaceuticals, Inc., PTC Therapeutics, and Syntonix Pharmaceuticals. Dr. Goldfischer is also a member of the Board of Trustees of Sarah Lawrence College. He received an M.D. degree with honors in Scientific Research from Albert Einstein College of Medicine, and a B.A. from Sarah Lawrence College.

David Hadley, Director. Mr. Hadley has been a director since August 2006. Mr. Hadley is the founder and President of Hadley Partners, Incorporated (‘‘HP&Co’’). HP&Co is a boutique financial services firm and National Association of Securities Dealers, Inc. member that provides investment banking, financial advisory and consulting services to middle market and emerging growth companies. Prior to founding HP&Co in August of 1999, Mr. Hadley was a managing director in the global investment banking group of BT Alex Brown Inc. Mr. Hadley was employed by subsidiaries of Bankers Trust Corporation from 1986 to 1999. Mr. Hadley received his M.S. in Economic History from the London School of Economics and his A.B. from Dartmouth College. Mr. Hadley is a member of the board of directors of Advise, N.V.

Robert Austrian, Director. Mr. Austrian has been a director since January 2007. Mr. Austrian has been the Chief Executive Officer of Brown & Herbranson Imaging, Inc., a leading developer of 3-D databases of human dentition and human anatomy for medical and educational purposes, since 2006. From 1996 to 2004, Mr. Austrian was a senior software analyst for Banc of America Securities. Mr. Austrian received a B.A. degree from Colgate University in 1985 and M.B.A from New York University, Stern School of Business in 1991.

There are no family relationships among our directors and executive officers, except that Tim Keating, our Chief Operating Officers, and William Keating, the Chairman of the Board of Directors, are brothers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, our executive officers, directors and persons who own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us, none of our directors, officers or beneficial owners of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2006.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning all compensation earned by or awarded or paid to our principal executive officer and our two most highly compensated officers other than the principal executive officer during the year ended December 31, 2006 for the periods presented.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey Oscodar President and Chief Executive Officer	2006 2005	$290,000 180,000	$400,000(2) --	-- 390,015(3)	$15,000(4)* -- --	$705,000 570,015

Tim Keating Chief Operating Officer	2006 2005	165,000	-- --	-- --	160,000(5)* 120,000(5)*	325,000 120,000

William J. Bush Chief Financial Officer	2006 2005	93,409 --	957,500(6) --	-- 67,666(7)	156,773(4)* --	1,207,682 67,666

*	Perquisites and other personal benefits received by each of Messrs. Oscodar, Keating and Bush were less than $10,000.

(1)
Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment. Our policy and assumptions made in valuation of share based payments are contained in Notes 1 and 15 to our December 31, 2006 financial statements.

(2)	On June 27, 2006, Mr. Oscodar was granted 63,763 shares of our common stock without restrictions.

(3)
On November 3, 2005, Mr. Oscodar was granted an option to purchase 346,317 shares of our common stock at an exercise price of $0.54 per share. The option fully vested on January 1, 2006, and expires on November 2, 2015.

(4)	Represents consulting fees.

(5)	Represents consulting fees paid to Mr. Keating through our agreement with Nekei, LLC.

(6)
On June 27, 2006, Mr. Bush was granted (i) 137,931 shares of our restricted common stock. Restrictions lapsed as to 34,483 shares on February 6, 2007, restrictions lapse on the remaining 103,448 shares in equal biannual installments over the succeeding two year period and (ii) 21,919 shares of our common stock without restrictions.

(7)
On December 15, 2005, Mr. Bush was granted an option to purchase 23,333 shares our common stock at an exercise price of $0.54 per share, which was equal to the fair market value of our common stock on the date of grant. The option fully vested on January 1, 2006, and expires and December 15, 2015.

Employment Agreements

On June 26, 2006, we entered into an employment agreement with Jeff Oscodar, our President and Chief Executive Officer. The agreement is for a two-year term, with automatic one-year renewals, unless either party gives 60 days’ prior written notice. Mr. Oscodar is entitled to receive a base salary of $300,000 per year, a bonus, as authorized by the Board of Directors and other benefits that are customary for our executive officers. The agreement also provided for the grant of common stock (subject to a twelve-month lock up) valued at $400,000, as bonus compensation.

If Mr. Oscodar’s employment is terminated by us without “cause” or by Mr. Oscodar for “good reason” (as such terms are defined in the agreement), we will be required to pay Mr. Oscodar a lump-sum severance payment in an amount equal to his then base salary (or three times such base salary if such termination occurs within 12 months of a “change of control,” as defined in the agreement) and target bonus for the remainder of the term, but in no event less than one-year’s base salary and target bonus. In either case, any unvested options would immediately vest and become exercisable and restrictions would immediately lapse as to any grants of restricted stock.

On June 26, 2006, we entered into an employment agreement with Mr. Bush, our Chief Financial Officer. The agreement is for a two-year term, with automatic one-year renewals, unless either party gives 60 days’ prior written notice. Mr. Bush is entitled to receive a base salary of $180,000 per year, a bonus, as authorized by our Board of Directors, and other benefits that are customary for our executive officers. The agreement also provided for the grant of 137,931 shares of our restricted common stock. In addition, Mr. Bush received 22,919 shares of our common stock valued at $137,500, as a bonus. These shares are subject to a twelve-month lock up.

If Mr. Bush’s employment is terminated by us without “cause” or by Mr. Bush for “good reason” (as such terms are defined in the agreement), we will be required to pay Mr. Bush a lump-sum severance payment in an amount equal to his then base salary (or three times such base salary if such termination occurs within 12 months of a “change of control,” as defined in the agreement) and target bonus for the remainder of the term, but in no event less than one-year’s base salary and target bonus. In either case, any unvested options would immediately vest and become exercisable and restrictions would immediately lapse as to any grants of restricted stock.

In July 2006, we entered into employment agreements with each of Tim Keating, Larry Gitlin and Greg Sutyak (the “Officers”) to serve as Chief Operating Officer, Vice President of Business Development and Executive Vice President, Finance and Operations, respectively. Each agreement has a two-year term, with automatic one-year renewals, unless either party gives 60 days’ prior notice. Pursuant to the terms of these employment agreements, each Officer is entitled to receive a base salary of $180,000 per year, a bonus, as authorized by the Board of Directors and other benefits that are customary for our executive officers.

Pursuant to director and officer indemnification agreements entered into with each of our directors and executive officers, we have agreed to indemnify each of our directors and officers to the fullest extent of the law permitted or required by the State of Delaware.

  Stock Options Granted in the year ended December 31, 2006

During the year ended December 31, 2006, none of the named executive officers were granted nor exercised any stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of December 31, 2006.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jeffrey Oscodar	298,862(1)	--	$0.54	10/31/2014		--
	346,317(2)	--	$0.54	11/2/2015

Timothy Keating	--	--	--	--	--	--

William J. Bush	23,333(3)	--	$0.54	12/14/2015	103,448(4)	257,172

(1)
Pursuant to the terms of Mr. Oscodar’s previous employment agreement, he was granted stock options to purchase 298,862 shares of our common stock at an exercise price of $0.54 per share under the 2003 Stock Option/Stock Issuance Plan (the “2003 Plan”), which fully vested on January 1, 2006.

(2)
On November 3, 2005, Mr. Oscodar received an additional grant of options to purchase 346,317 shares of our common stock at an exercise price of $0.54 per share. On December 31, 2005, our Board of Directors accelerated the vesting of these option grants with the result of them being fully vested as of that date.

(3)	On December 15, 2005, Mr. Bush was granted an option to purchase 23,333 shares of our common stock at an exercise price of $0.54 per share. The option fully vested on January 1, 2006.

(4)
On June 27, 2006, Mr. Bush was granted (i) 137,931 shares of our restricted common stock. Restrictions lapsed as to 34,483 shares of on February 6, 2007, restrictions lapse on the remaining 103,448 in equal biannual installments over the succeeding two year period and (ii) 21,919 shares of our common stock without restrictions.

Stock Option Plans

2003 Stock Option/Stock Issuance Plan

We established the 2003 Plan, which was approved by our stockholders. The purpose of the 2003 Plan is to further our growth and general prosperity by enabling employees, contractors and service providers to acquire common stock, increasing their personal involvement in our company and thereby enabling us to attract and retain employees. 2,068,965 shares of common stock have been reserved for issuance under the 2003 Plan. The shares of common stock (i) subject to any options that were granted under the 2003 Plan which expire prior to exercise or (ii) constituting any forfeited shares of restricted stock that were granted under the 2003 Plan will become, in either case, available for new grants under the 2003 Plan. Options granted under the 2003 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, or as non-qualified stock options. Incentive stock options may not be granted under the 2003 Plan at a purchase price less than the fair market value of our common stock on the date of the grant. Moreover no stock options may be granted at a purchase price less than 85% of the fair market value of our common stock on the date of grant, or, for an option granted to a person holding more than 10% of our voting stock, at less than 110% of such fair market value. The committee determines the term of each option, but no term may exceed 10 years after the date such option is granted, or 5 years in the case of an incentive stock option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of the common stock of our company or of any of our subsidiaries. The 2003 Plan is currently administered by our Compensation Committee. As of the record date, options to purchase an aggregate of 404,785 shares and 124,103 shares of restricted stock were outstanding under the 2003 Plan. 9,096 shares remain available for issuance under the 2003 Plan.

2007 Incentive Stock Plan

Our stockholders approved the 2007 Incentive Stock Plan on June 12, 2007. The 2007 Incentive Stock Plan provides a means for us to offer incentives to retain our directors, officers, consultants, advisors and employees, to encourage their involvement in our development and financial success, as well as to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. Any director, officer, employee, consultant or advisor of our company or any of our subsidiaries may be eligible to receive options or restricted stock under the 2007 Incentive Stock Plan. However, only employees of our company or our subsidiaries can receive incentive stock options.

Awards to be Offered

The 2007 Incentive Stock Plan provides for the granting of:

•	incentive stock options and nonqualified stock options to purchase shares of our common stock; and

•	shares of our restricted common stock.

Shares Subject to the Plan

The total number of shares of our common stock that can de delivered under the 2007 Incentive Stock Plan is 2,000,000. The shares of common stock subject to the 2007 Incentive Stock Plan consist of unissued shares, treasury shares or previously issued shares held by any of our subsidiaries. If any option or restricted stock expires or is canceled prior to its exercise or vesting in full or if the number of shares of common stock to be delivered upon the exercise or vesting in full of an option or restricted stock is reduced for any reason, the shares of common stock subject to such option or restricted stock may be subject to future options or restricted stock, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

We may only make grants under the 2007 Incentive Stock Plan four times a year according to a pre-determined schedule set by our board of directors, except for grants made to newly hired employees.

Administration, Amendment and Duration of the Plan

Our Board of Directors will appoint and maintain as administrator of the plan a committee consisting of ‘‘Independent Directors’’ (as such term is defined by Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market), ‘‘Non-Employee Directors’’ (as such term is defined in Rule 16b-3 of the Exchange Act) and ‘‘Outside Directors’’ (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended), which shall serve at the pleasure of our board of directors. The committee, subject to certain restrictive provisions of the 2007 Incentive Stock Plan, has full power and authority to designate recipients of options and restricted stock agreements and to interpret provisions and supervise the administration of the plan. Until such time as we appoint a committee, our Board of Directors shall administer the plan.

Our Board of Directors is authorized to amend, suspend or terminate the 2007 Incentive Stock Plan, except that no amendment is effective, which, without the approval of our stockholders would: (a) increase the number of shares issuable under the plan; (b) materially increase the benefits accruing to option holders under the plan; (c) materially modify plan eligibility requirements; (d) decrease the exercise price of an option to less than 100% of the underlying stock’s fair market value or (e) extend the term of any option granted under the plan beyond ten years from its date of issuance.

The 2007 Incentive Stock Plan expires ten years from the date of approval of the plan by our stockholders.

Stock Options

The committee may grant incentive stock options and nonqualified stock options under the 2007 Incentive Stock Plan. The purchase price of each share of our common stock purchasable under an incentive option or a nonqualified option is determined by the committee at the time that the option is granted. However, the exercise price of an option may not be less than 100% of the fair market value (as defined in the plan) of the underlying common stock or 110% in the case of an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of our company or of any of our subsidiaries.

The committee determines the term of each option, but no term may exceed 10 years after the date such option is granted, or 5 years in the case of an incentive stock option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of the common stock of our company or of any of our subsidiaries.

Options may be exercisable at such time or times and subject to such terms and conditions as determined by the committee at the time of grant. If the committee does not designate any option vesting periods, options vest and become exercisable as to one-third of the total amount of shares subject to the option on each of the first, second and third anniversaries of the date of grant. In addition, no options can be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act and related rules, is satisfied if such limitation is required for continued validity of the exemption provided under Rule 16b-3(d)(3).

If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the committee may accelerate the vesting and exercisability of outstanding options. The committee may also determine to terminate each outstanding option, if any of these corporate transactions occurs, within a specified number of days after notice to the participant, and the participant is to receive, with respect to each share of common stock subject to such option, an amount equal to the excess of the fair market value of such shares payable in cash or other property.

Options are not transferable and may be exercised solely by the participant during her or his lifetime or after her or his death by the person or persons entitled to such option under her or his will or laws of descent and distribution.

Restricted Stock

Restricted stock may be granted under the 2007 Incentive Stock Plan aside from, or in association with, any other award subject to any restrictions the committee established.

We will issue in the participant’s name a certificate for the shares of common stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the committee may accelerate the vesting of outstanding restricted stock, in its sole discretion.

Executive Compensation Philosophy

We operate in an extremely competitive and rapidly changing high technology industry. When creating policies and making decisions concerning executive compensation, our Compensation Committee:

•	ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

•
establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of our company, and the dynamic and challenging high technology labor markets in which we operate;

•	independently assesses operating results on a regular basis in light of its expected performance; and

•	aligns pay incentives with the long-term interests of our stockholders.

Executive Compensation Program

Our executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

1. Base salary - Our compensation committee sets base salaries for our executive officers annually by reviewing the competitive pay practices of comparable high technology companies. Local and national compensation data are examined and taken into account, along with the skills and performance of each officer and our needs.

2. Cash incentive compensation - Our Compensation Committee designs our cash incentive compensation to motivate our executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Payment of incentive bonuses for fiscal year 2006 depended upon the achievement of corporate financial goals. In setting goals and measuring performance against those goals, the Compensation Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation Committee in 2007 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to our officers and other executives.

3. Equity-based incentive compensation - We provide equity based incentive compensation to employees and management through our 2003 Plan and/or the 2007 Incentive Stock Plan (collectively, the “Plans”). Under the Plans, officers and employees are eligible to be granted stock options and shares of restricted stock based on competitive market data, as well as their responsibilities and position with us. Stock options allow participants to purchase shares of our common stock at a price fixed on the date of the grant, subject to vesting during the participant’s employment with us, giving optionees an economic interest in the appreciation of our common stock. Grants of restricted stock give executive officers and employees a proprietary interest in our success and aligns their interests with the interests of our stockholders. The Plans allow the use of vesting periods to encourage employees and executives to remain with us and to focus on longer-term results.

We believe that our executive compensation program is appropriate for a high technology company in our position.

Chief Executive Officer Compensation

In determining compensation of our Chief Executive Officer, Jeffrey Oscodar, for 2006, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year. Mr. Oscodar received $290,000 in annual base compensation for 2006, and was granted 63,763 shares of common stock valued at $400,000.

Other Executive Compensation

The Company provides certain compensation programs to executives that are also available to our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. The Company does not provide executive perquisites such as club memberships.

RELATED PARTY TRANSACTIONS

Carl Page Transactions

From December 2003 through February 2006, Carl Page, a director and our Chief Technology Officer, from time to time made cash advances to us to finance our operations, which are evidenced by four promissory notes totaling $3,741,049. This amount was documented in four separate promissory notes. The principal and interest on three of the notes was convertible into shares of our common stock at different conversion rates. The other promissory note entitled Mr. Page to receive a warrant, which was exercised in December 2006, to purchase 41,379 shares of our common stock at an exercise price of $0.5365 per share and for which we received approximately $22,000.

Three of the four notes provided for an interest rate of 8% from the date the advances thereunder were made to us and one note provided for an interest rate of 9.5% from the date the advances thereunder were made to us. As of December 31, 2005, the aggregate principal amount owing on these notes was $3,741,049 and the total accrued interest was $138,399, for a total of $3,879,448 owed to Mr. Page under these notes. Pursuant to the terms of Mr. Page’s convertible notes, an aggregate of $3,889,662 of principal and accrued interest on the convertible notes was converted into a total of 1,718,395 shares of our common stock in February 2006.

In January and February 2006, we received $500,000 in a series of cash advances from Mr. Page. Effective April 30, 2006, the advances were converted into convertible notes. Simultaneous with the conversion of the advances into notes, Mr. Page agreed to convert the notes and all accrued interest at a rate of $7.134 per share which resulted in the issuance to Mr. Page of 71,439 shares of our common stock on April 30, 2006.

On May 25, 2007, we sold 149,700 shares of our common stock, par value $0.0001, for a purchase price of $1.67 per share to Carl Page with total proceeds of approximately $250,000. The Purchase Price was equal to the closing bid price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the transaction. The sale of the Shares was made pursuant to the exemption from registration afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The shares have piggyback registration rights.

David Hadley Loan Transaction

In December 2003, The David & Suzanne Hadley Family Trust, of which David Hadley, a director, made a loan to us for $15,000 which was repaid in full in May 2006. The note evidencing the loan entitled the Trust to receive a warrant to purchase 31,034 shares of our common stock at an exercise price of $0.54 per share. In December 2006 the Trust exercised the warrant on a net basis, which did not result in the company receiving cash for the exercise, and received 28,224 shares of common stock.

Consulting Services of Nekei, LLC

From August 2004 through January 2006, Nekei, LLC, a California limited liability company (“Nekei”) provided a variety of consulting services to us, including management, financial and operational services. In January 2006, we entered into a written agreement with Nekei memorializing the compensation arrangement for all consulting services provided to us by Nekei and/or its affiliates. Nekei’s compensation consists of the following: (1) a warrant to purchase an aggregate of 403,448 shares of our common stock at an exercise price of $.000145 per share (the fair market value of our common stock at the date of warrant) which was issued in May 2004 and was exercised on a net basis resulting in the issuance of 201,712 shares to each of Timothy and William Keating; (2) a total of $180,000 paid to Nekei and its affiliates prior to January 26, 2006; and (3) $300,000 payable in three equal installments in February, March and April 2006, all of which have been paid. It is not currently anticipated that Nekei will provide further consulting services to us. Nekei is owned by Timothy Keating, our Chief Operating Officer and William Keating, the Chairman of our Board of Directors.

Consulting Services for Financing Transaction

In July 2005, our Board of Directors retained two consultants, David Baker and Joseph Abrams, each of whom owned at least 5% of our outstanding common stock during 2006, to assist us in effecting a financing transaction. In consideration for their services, the consultants were issued an aggregate of 386,834 shares of our common stock. In February 2006, we completed a financing transaction that resulted in gross proceeds of $7,605,000 through the private placement of shares of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information concerning ownership of our common stock, as of the record date, by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each of our named executive officers and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that each stockholder has sole voting power and sole dispositive power with respect to the shares of common stock beneficially owned by him.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (2)		Percent of Class (2)

Carl Page	2,949,805	(3)	16.5%
Gordon Robert Page	1,461,428		8.3%
Jeffrey Oscodar	708,942	(4)	3.9%
Geoff Mulligan	279,310	(5)	1.6%
William Keating	218,953	(6)	1.2%
William J. Bush	205,597	(7)	1.2%
Tim Keating	201,712		1.1%
David Hadley	178,762	(8)	1.0%
Dr. Carl Goldfischer	17,241	(9)	*
Robert Austrian	17,241	(9)	*
All directors and executive officers as a group (12 persons)	5,604,805		29.3%

* Less than 1%
(1)	Unless otherwise indicated the address for each of the stockholders is c/o Handheld Entertainment, Inc., 539 Bryant Street, Suite 403, San Francisco, California 94107.

(2)
The applicable percentage of ownership for each beneficial owner is based on 17,600,440 shares of our common stock outstanding as of the record date. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options, warrants or the conversion of other securities held by that stockholder that are exercisable within 60 days, are deemed outstanding. These shares, however, are not deemed outstanding for computing the percentage ownership of any other stockholder.

(3)	Includes 65,000 shares issuable upon exercise of options.

(4)	Represents 708,942 shares issuable upon exercise of options.

(5)
Includes 17,241 shares issuable upon exercise of options. Also includes 262,069 Shares held jointly with Mr. Mulligan’s spouse, of which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(6)	Includes 17,241 shares issuable upon exercise of options.

(7)
Includes 23,333 shares issuable upon exercise of options. Includes 137,931 restricted shares granted to Mr. Bush on June 27, 2006. Restrictions lapsed with respect to 45,977 shares on February 6, 2007, restrictions lapse on the remaining 91,954 in equal biannual installments commencing over the succeeding two-year period. Mr. Bush is entitled to vote such restricted shares, subject to forfeiture in accordance with the terms of the grant.

(8)
Includes (i) 142,775 Shares held by the David & Suzanne Hadley Family Trust Dated 12/18/99, of which Mr. Hadley is a trustee, (ii) 36,744 Shares held by Hadley Partners Incorporated, an entity controlled by David Hadley and 17,241 shares issuable upon exercise of options.

(10)	Includes 17,241 shares issuable upon exercise of options.

OTHER MATTERS

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the accompanying Annual Report may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Proxy Statement and the accompanying Annual Report, please contact William J. Bush at 539 Bryant Street, Suite 403, San Francisco, California 94107, telephone (415) 240-4136. If you want to receive separate copies of our proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended,. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the public reference room by calling the Securities and Exchange Commission at 1-800-732-0330. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov. You may obtain a copy of any of these documents, at no cost, by writing us at the following address:

Handheld Entertainment, Inc.
539 Bryant Street
Suite 403
San Francisco, CA 94107

The Securities and Exchange Commission regulations allow us to “incorporate by reference” into this Consent Solicitation Statement information that we file with the Securities and Exchange Commission. This means we can disclose important information to you by referring you to the documents containing this information. The information we incorporate by reference is considered to be part of this Consent Solicitation Statement, except for any information superseded by information contained directly in this Consent Solicitation Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede information contained in documents filed earlier with the Securities and Exchange Commission or contained in this Consent Solicitation Statement. This Consent Solicitation Statement incorporates by reference the documents filed by us listed below and any future filings we may make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended from the date of this Consent Solicitation Statement to the date of the special meeting; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Securities and Exchange Commission rules:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed April 2, 2007;

•	Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2007, filed May 15, 2007; and for the quarter ended June 30, 2007, filed August 14, 2007;

•
Current Reports on Form 8-K, filed January 18, 2007; filed January 22, 2007; January 30, 2007; February 1, 2007; February 9, 2007; February 13, 2007; February 16, 2007; February 20, 2007; March 5, 2007; March 15, 2007; March 29, 2007; April 3, 2007; April 9, 2007; April 10, 2007; April 12, 2007; April 24, 2007; May 16, 2007; May 30, 2007; July 3, 2007; August 2, 2007; and August 6, 2007

•	Proxy Statement for the 2007 Annual Meeting of our Stockholders filed on May 14, 2007.

FINANCIAL STATEMENTS OF HANDHELD ENTERTAINMENT, INC.

The consolidated balance sheet of Handheld Entertainment, Inc. as of December 31, 2006, and the related financial statements and notes are incorporated herein by reference to pages F-1 through F-38 of Handheld Entertainment, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed April 2, 2007.

The unaudited consolidated balance sheet of Handheld Entertainment, Inc. as of June 30, 2007, and the related interim financial statements and notes are incorporated herein by reference to Handheld Entertainment, Inc.’s Quarterly Report on Form 10-QSB for the period ended June 30, 2007, filed August 14, 2007.

BALANCE SHEET - AS OF JUNE 30, 2007 (UNAUDITED)	F-24

STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)	F-25

STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)	F-26

NOTES TO FINANCIAL STATEMENTS – SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)	F-27

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of Handheld Entertainment, Inc. (“Handheld”) and certain assets to be acquired from eBaum’s World, Inc. (“EBW”) including all of the assets, business interests and certain liabilities related to the ebaumsworld.com (“Acquired Assets”) website and have been prepared to illustrate the effect of Handheld’s proposed acquisition of those certain assets as well as the proposed convertible note financing.

The Unaudited Pro Forma Condensed Financial Information has been prepared using the purchase method of accounting. EBW reported financial results on a calendar year ending December 31. The financial statements of the Acquired Assets included in the following unaudited pro forma condensed financial information are derived from the audited financial statements of EBW for the year ended December 31, 2006 and the unaudited financial statements for the six months ended June 30, 2007. The pro forma statements of operations give effect to the acquisition of Acquired Assets as if it occurred on January 1, 2006.

Because the selected unaudited pro forma condensed combined financial information is based upon EBW’s financial position and operating results during periods when the Acquired Assets were not under the control, influence or management of Handheld, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed at, and for the twelve months ended, December 31, 2006 or the six months ended June 30, 2007, as appropriate, nor is it indicative of future financial or operating results of the combined entity.

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007

	Handheld Historical	ebaumsworld.com Historical	Pro Forma Adjustments		Handheld Consolidated Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,410,233	$412,162	$6,650,000	(1)	$8,472,395
Restricted Cash	50,000	--	1,200,000	(1)	1,250,000
Accounts Receivable, less allowances	489,357	691,420	--		1,180,777
Accounts Receivable, Related Party	--	16,998	--		16,998
Inventories, net	641,368	--	--		641,368
Prepaid Expenses and other current assets	183,134	2,812	--		185,946
Total Current Assets	2,774,092	1,123,392	7,850,000		11,747,484

Fixed Assets, net	249,002	123,060	--		372,062
Capitalized Software, net	--	11,216	--		11,216
Intangible Assets, net	10,413,037	--	18,650,000	(1)	29,063,037
Debt Issue Costs, net	54,833	--	--		54,833
Deferred Acquisition Costs	480,526	126,513	--		607,039
Due from principal stockholder, Related Party	--	263,505	(275,500	)(1)	(11,995)
Deposits and other non-current assets	19,174	2,039	--		21,213

Total Assets	13,990,664	1,649,725	26,224,500		41,864,889

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade Accounts Payable	1,134,922	183,146	--		1,318,068
Accrued and Other Liabilities	1,619,155	56,971	--		1,676,126
Short Term Debt	1,425,000	--	--		1,425,000
Line of Credit	--	275,500	(275,500	)(1)	--
Trade accounts and advances payable to Employees and Related Parties	85,120	--	--		85,120
Total Current Liabilities	4,264,197	515,617	(275,500)		4,504,314

Long Term Convertible Notes	800,000	--	24,000,000	(1)	24,800,000

Total Liabilities	5,064,197	515,617	24,000,000		29,579,814

Stockholders' Equity
Common Stock	1,724	534,357	(533,903	)(1)	2,178
Additional Paid in Capital -- Warrants and Stock Options	2,738,330	--	--		2,738,330
Additional Paid in Capital	35,246,241	--	3,507,141	(1)	38,753,382
Accumulated Deficit/Retained Earnings	(29,059,828)	599,751	(473,238	)(1)	(28,933,315)
Total Shareholders' Equity	8,926,467	1,134,108	2,500,000		12,560,575

Total Liabilities and Shareholders' Equity	$13,990,664	$1,649,725	$26,224,500		$41,864,889

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Combined Statements of Operations for the Twelve Months Ended December 31, 2006

	Handheld Historical	ebaumsworld.com Historical	PRO FORMA ADJUSTMENTS	Handheld PRO FORMA

Net Revenues	$3,779,692	$4,964,658	$--	$8,744,350
Net Revenues - Related Party	--	261,941	--	261,941
Total Revenue	3,779,692	5,226,599	--	9,006,291

Product Costs	4,339,647	717,555	--	5,057,202
Gross Margin	(559,955)	4,509,044	--	3,949,089

Costs and Expenses:
Bad Debt Expense	--	1,444	--	1,444
Sales and Marketing	3,369,942	191,528	--	3,561,470
General and Administrative	6,217,754	2,765,230	5,833,333 (2)	14,816,317
Research and Development	2,381,419	--	--	2,381,419
Total Operating Expenses	11,969,125	2,958,202	5,833,333	20,760,660

Operating Income(Loss)	(12,519,080)	1,550,842	(5,833,333)	(16,801,571)

Other Income and (Expense):
Litigation Settlement Proceeds, Net	1,387,034			1,387,034
Loss on Conversion of Debt	(1,038,743)			(1,038,743)
Interest Income	79,451	12,693	--	92,144
Interest Expense	(78,567)	(6,225)	(1,725,000) (3)	(1,809,792)
Total Other Income/(Expense)	349,175	6,468	(1,725,000)	(1,369,357)

Net Gain/(Loss)	($12,179,905)	$1,557,310	($7,558,333)	($18,180,928)

Basic and diluted gain(loss) per share	($1.24)	$0.09		($0.67)
Shares used in computing earnings (loss) per share	9,788,427	17,170,235		26,958,662

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2007

	Handheld Historical	ebaumsworld.com Historical	PRO FORMA ADJUSTMENTS		Handheld PRO FORMA

Net Revenues	$708,776	$2,081,824	$-		$2,790,600
Net Revenues - Related Party	--	39,588	--		39,588
Total Revenue	708,776	2,121,412	--		2,830,188

Product Costs	708,649	322,761	--		1,031,410
Gross Margin	127	1,798,651	--		1,798,778

Costs and Expenses:
Sales and Marketing	1,453,043	49,886	--		1,502,929
General and Administrative	4,256,205	1,184,891	2,916,667	(4)	8,357,763
Research and Development	340,074	--	--		340,074
Total Operating Expenses	6,049,322	1,234,777	2,916,667		10,200,766

Operating Income(Loss)	(6,049,195)	563,874	(2,916,667)		(8,401,988)

Other Income and (Expense):
Interest Income	60,257	7,514	--		67,771
Interest Expense	(41,716)	(13,253)	(862,500	)(4)	(917,469)
Total Other Income/(Expense)	18,541	(5,739)	(862,500)		(849,698)

Net Gain/(Loss)	($6,030,654)	$558,135	($3,779,167)		($9,251,686)

Basic and diluted gain(net loss) per share	($0.38)	$0.03			($0.28)

Shares used in computing earnings (loss) per share	15,809,275	17,170,235			32,979,510

HANDHELD ENTERTAINMENT, INC.

SIGNIFICANT NOTES AND ASSUMPTIONS TO THE PRO FORMA FINANCIAL STATEMENTS

(1)
The accompanying unaudited pro-forma financial information shows the financial statements of Handheld Entertainment, Inc. (“Handheld”) and certain assets that are to be acquired from eBaum’s World, Inc. (“EBW”) which includes all of the assets and business interests related to the eBuamsworld.com (“Acquired Assets”) website as well as the related convertible note financing. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on June 30, 2007 and the pro-forma statement of operations gives effect to the merger as if it occurred on January 1, 2006. The adjustments give effect to the elimination of certain assets and liabilities which are not going to be assumed by Handheld in the proposed transaction as well as our preliminary estimate of the value of the intangible assets which we plan to acquire. The acquisition will be accounted for using the purchase method of accounting and accordingly the acquired assets have been recorded in the accompanying pro forma financial statements at the proposed purchase price.

(2)
The acquired assets have been recorded as intangible assets with a useful life of three years. For the year ended December 31, 2006, amortization expense of $5,833,333 has been recognized as if the transaction had been completed on January 1, 2006.

(3)	Interest expense on the 7.5% convertible notes has been recorded as if the transaction had been completed on January 1, 2006.

(4)
The acquired assets have been recorded as intangible assets with a useful life of three years. For the six months ended June 30, 2007, amortization expense of $2,916,667 has been recognized as if the transaction had been completed on January 1, 2006.

(5)	Interest expense on the 7.5% convertible notes has been recorded as if the transaction had been completed on January 1, 2006.

EBAUM’S WORLD, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of:
eBaum’s World, Inc.

We have audited the accompanying balance sheets of eBaum’s World, Inc. as of December 31, 2006 and 2005 and the related statements of income, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eBaum’s World, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SALBERG & COMPANY, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 3, 2007

EBAUMS WORLD, INC.
BALANCE SHEETS

	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$781,876	$57,405
Accounts receivable	948,079	980,584
Accounts receivable - related party	133,968	59,019
Prepaid expenses and other current assets	8,300	42,735
Total current assets	1,872,223	1,139,743

Fixed assets, net	133,593	103,213
Capitalized software, net	14,390	6,583
Due from principal stockholder - related party	232,553	317,645
Other non-current assets, net	2,313	2,582

Total Assets	$2,255,072	$1,569,766

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Lines of credit	$337,900	$393,361
Accounts payable	280,834	215,637
Accrued and other liabilities	66,840	98,580
Other accrued liabilities - related party	2,000	2,000
Total current liabilities	687,574	709,578

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, no par value; 200 shares authorized; 50 shares issued and outstanding	534,357	534,357
Retained earnings	1,033,141	325,831

Total stockholders' equity	1,567,498	860,188

Total Liabilities and Stockholders' Equity	$2,255,072	$1,569,766

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2006	2005

Revenue:
Net revenue	$4,964,658	$3,709,272
Revenue - related party	261,941	59,019

Total Revenue	5,226,599	3,768,291

Cost of revenue	717,555	287,959

Gross Profit	4,509,044	3,480,332

Operating Expenses:
Bad debt expense	1,444	-
Sales and marketing	191,528	136,147
General and administrative (including stock based compensation expense of $0 and $534,356, at December 31, 2006 and 2005, respectively)	2,765,230	2,711,248

Total operating expenses	2,958,202	2,847,395

Income From Operations	1,550,842	632,937

Other Income (Expense):
Interest income	12,693	4,188
Interest expense	(6,225)	(12,508)
Total other income (expense)	6,468	(8,320)

Net Income	$1,557,310	$624,617

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock
	Shares	Amount	Retained Earnings	Total

Balance at December 31, 2004	50	$1	$615,040	$615,041

Stock transferred to employee by principal stockholder	-	534,356	-	534,356

Stockholders' distributions	-	-	(913,826)	(913,826)

Net Income	-	-	624,617	624,617

Balance at December 31, 2005	50	$534,357	$325,831	$860,188

Stockholders' distributions	-	-	(850,000)	(850,000)

Net Income	-	-	1,557,310	1,557,310

Balance at December 31, 2006	50	$534,357	$1,033,141	$1,567,498

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2006	2005
Cash Flows From Operating Activities:
Net income	$1,557,310	$624,617

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,791	13,805
Bad debt expense	1,444	-
Stock transferred to employee by principal stockholder	-	534,356

Decrease (increase) in operating assets:
Accounts receivable	31,061	(708,225)
Accounts receivable - related party	(74,949)	(59,019)
Prepaid expenses and other assets	34,435	(45,203)

Increase (decrease) in operating liabilities:
Accounts payable	65,196	188,384
Accrued and other liabilities	(31,740)	67,021
Other accrued liabilities - related party	-	2,000
Net cash provided by operating activities	$1,616,548	$617,736

Cash Flows From Investing Activities:
Purchase of software	(12,458)	(6,583)
Purchase of fixed assets	(59,250)	(98,398)
Net cash used in investing activities	$(71,708)	$(104,981)

Cash Flows From Financing Activities:
Borrowings on line of credit	340,500	824,900
Repayments on line of credit	(395,961)	(631,539)
Change in Due from principal stockholder - related party	85,092	(309,645)
Distributions to related party stockholders	(850,000)	(913,826)
Net cash used in financing activities	$(820,369)	$(1,030,110)

Net Increase (Decrease) in Cash	724,471	(517,355)

Cash - Beginning	57,405	574,760

Cash - Ending	$781,876	$57,405

Supplemental Disclosure of Cash Flow Information
Interest Paid	$4,525	$11,304

The accompanying notes are an integral part of these Financial Statements.

Baum’s World, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

Note 1. Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations - eBaum’s World, Inc. “the Company” operates one of the world’s largest and most comprehensive humor and entertainment websites. As one of the pioneers of the user generated content (“UGC”) market, eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World which operates ebaumsworld.com, believes it is a leading source for hilarious video clips, fun interactive games, and the latest and greatest animations. The Company generates its revenue by displaying advertising in the form of banners and text links primarily targeted at the 18 to 34 year old demographic.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts and valuation of stock based compensation.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for lines of credit and due to related party principal stockholder notes also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Cash and Cash Equivalents - For the purposes of the balance sheets and statements of cash flows, cash and cash equivalents include deposits and all highly liquid debt instruments with original maturities of three months or less, if any.

Investments - Certain securities that the Company may invest in may be determined to be non-marketable. Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18").

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. The cost of investments sold is based on the specific identification method.

The Company periodically reviews its investments in non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information. GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest. Accounts receivable are stated at the amount billed to the customer.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts, if applicable, that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. At December 31, 2006 and 2005, management estimates all accounts receivable to be collectible, and has not recorded an allowance for doubtful accounts.

Property and Equipment - Property and equipment, including major renewals and betterments, are recorded at cost and are depreciated using the straight-line and accelerated methods over their estimated useful lives.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are eliminated and any gain or loss is included in operations.  Depreciation is computed over the following periods:

Vehicles	5	Years
Computer equipment	5	Years
Office equipment	7	Years

Website and Other Software Development Costs - In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use.

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Intangible Assets - The Company records the purchase of intangible assets in accordance with SFAS 142 “Goodwill and Other Intangible Assets.” Intangible assets have been capitalized as “other non-current assets” and are being charged to operations using straight-line amortization over the following periods:

Trademark	15	Years
Other	5	Years

Amortization was $270 and $198 in 2006 and 2005, respectively.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Revenue Recognition - The Company’s revenues consist of amounts charged to customers for advertisements placed on its web site. Advertising revenues are recognized in the period when the advertisements are placed on the web site. In accordance with EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the revenue derived from these arrangements that involve the use of third party advertising agencies where the Company is the primary obligor and has the risks and rewards of ownership are reported at the gross amount of the advertising revenue, with agency commissions and ad serving fees being reported as cost of revenues. For arrangements where the Company sells direct to advertisers or sells through third parties that have significant control over the sales process, the Company recognizes as revenue only the net proceeds it receives.

Stock Based Compensation - On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding its interpretation of SFAS 123R. SFAS 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no accounting effect of applying the MPA method.

Prior to January 1, 2006, the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including “Financial Accounting Standards Board Interpretations No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and New York State law. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income. Income of the Company is passed through to the individual stockholders. Accordingly, no provision for federal income taxes has been included in these financial statements.

Advertising - The Company expenses all advertising costs, except for costs associated with direct-response advertising, as they are incurred. If applicable, the costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising and promotion expense amounted to $81,632 for 2006 and $59,247 for 2005.

Note 2. Accounts Receivable and Accounts Receivable-Related Party

Accounts Receivable at December 31, 2006 and 2005 is as follows:

	2006	2005
Accounts receivable	$948,079	$980,584
Less: Allowance for doubtful accounts	-	-
Accounts Receivable, net	$948,079	$980,584

Accounts Receivable-Related Party at December 31, 2006 and 2005 is as follows:

	2006	2005
Accounts receivable	$133,968	$59,019
Less: Allowance for doubtful accounts	-	-
Accounts Receivable-Related Party, net	$133,968	$59,019

Bad debt expense was $1,444 and $0 in 2006 and 2005, respectively. During 2006 the Company wrote off $1,444 of accounts receivable.

Note 3. Fixed Assets

At December 31, 2006 and 2005 fixed assets consisted of the following:

	2006	2005
Office Equipment	$22,193	$22,193
Computers	55,496	38,865
Furniture and fixtures	76,706	33,576
Auto	25,885	25,885
Less: Accumulated depreciation	(46,687)	(17,306)
Total Fixed Assets, net	$133,593	$103,213

Depreciation expense in 2006 and 2005 was $29,382 and $13,095, respectively.

Note 4. Capitalized Software, net

Capitalized software consists of costs to develop our website and other software acquired for internal use as follows:

	2006	2005
Capitalized software for internal use	$19,041	$7,095
Less: Accumulated amortization	(4,651)	(512)
Total Capitalized Software, net	$14,390	$6,583

Amortization expense in 2006 and 2005 was $4,139 and $512, respectively.

Note 5. Lines of Credit:

The Company maintained a $350,000 line of credit with a bank that bore interest at the prime rate. This line of credit was initiated during 2005. It contained a provision requiring that the line be completely paid for at least 30 consecutive days each year. This line was secured by a security interest in substantially all of the assets of the Company. The majority stockholder personally guaranteed repayment of this obligation. All outstanding principal and interest balances were due on demand and otherwise, interest payments were due monthly. There was no balance due as of December 31, 2006 or 2005, respectively. The Company terminated this line in July 2007.

The Company previously had a $250,000 line of credit with the same bank as the $300,000 line of credit discussed below, which was paid and terminated in 2005 and bore interest at 4.75%.

The Company maintained a $300,000 line of credit with a bank that bore interest at the prime rate. This line of credit was established in July 2006. All interest was due monthly. Any unpaid interest and principal was due upon maturity at July 5, 2007. The Company’s CEO and majority stockholder was a co-borrower on this line and therefore, allowed to draw on the line personally (See Note 7). This line was secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company. In November 2006, the CEO and majority stockholder borrowed $275,500 on the line, which was recorded as a loan payable and due from principal stockholder. The CEO paid the interest on the loan and the interest was charged to interest expense and credited to the due from principal shareholder account. Accrued interest was $1,957 at December 31, 2006. The line expired on July 5, 2007, but was not paid. The Company’s CEO has subsequently transferred the line of credit to himself personally removing the Company as a co-borrower and releasing the collateral.

The Company also maintained a $100,000 line of credit with a bank that bore interest at the prime rate plus 3.0%. This line of credit was initiated during 2004. This line was unsecured and was personally guaranteed by the majority stockholder. The line of credit expired on July 28, 2007.

The prime rate was as follows at December 31:

2006	2005
8.25%	7.25%

Outstanding balances on these lines of credit were as follows at December 31:

	2006	2005
$350,000 Line	$0	$300,000
$300,000 Line	275,500	0
$100,000 Line	62,400	93,361
Total	$337,900	$393,361

Note 6. Stockholders’ Equity

Common Stock

Common stock was comprised of the following at December 31:

	2006	2005	2004

Authorized shares, no par	200	200	200
Issued shares	50	50	50
Outstanding shares	50	50	50

Effective September 1, 2005, the Company’s CEO and sole stockholder transferred 2.5 shares of outstanding common stock to a family member who is also an employee of the Company. The 2.5 shares were valued based upon an appraisal performed by certified valuation professionals in connection with the filing of the necessary gift tax returns. The value of the 2.5 shares transferred was $534,356 or $213,742 per share. In accordance with Statement of Financial Accounting Standard 123 (“SFAS 123”), the Company has recorded the fair value of the transferred shares as compensation expense.

Distributions

During 2006 and 2005, the Company made S Corporation distributions of $850,000 and $913,826 respectively.

Note 7. Related Party Transactions:

Due From Stockholder - From time to time, the Company advances funds to stockholders. These amounts are unsecured, bear no interest, and have no set repayment terms. Outstanding balances were as follows at December 31:

2006	2005

$232,553	$317,645

Revenue/Accounts Receivable - The Company has one customer that is 100% owned by the Company’s majority stockholder. That customer began operations in 2005. Total revenues and accounts receivable amounted to the following for the years ended December 31:

	2006	2005

Revenue	$261,941	$59,019

Accounts receivable at December 31:	$133,968	$59,019

Rent - The Company began leasing its facility in 2005 from a related party that is 100% owned by the Company’s majority stockholder. The lease agreement calls for annual rent of $150,000, payable in equal monthly installments of $12,500. The initial term of the lease is five years, at which point the Company will have the option to extend the lease for one additional five year term. Future minimum lease payments on this lease are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

At December 31, 2006 and 2005, the Company had $2,000 of accrued rent that had not been paid prior to year-end. That accrued rent is included in the balance sheet as “Other accrued expenses”.

The Company’s CEO and majority stockholder is a co-borrower on a $300,000 line of credit (See Note 5) and therefore, allowed to draw on the line personally. This line is secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company.

During 2005, CEO and sole stockholder transferred a portion of his shares to an employee (See Note 6).

Note 8. Profit Sharing Plan:

During 2005, the company adopted a 401(k) plan for the benefit of its employees whereby employees may tax defer a portion of their compensation. All employees over 18 years of age are eligible to participate. The Company's basic match is 50% up to 6% of eligible compensation. In addition, the Company can make contributions to the plan at its discretion. Total matching and discretionary contributions for the years ended December 31, 2006 and 2005 amounted to $13,685 and $63,887, respectively and are included under general and administrative expenses in the accompanying statements of income.

Note 9. Concentrations

The Company maintains its cash at various banks. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2006 and 2005 amounts in excess of insurable limits were $672,508 and $0 and, respectively.

For the years ended December 31, 2006 and 2005, the Company had various significant customers as follows:

	2006	2005

Number of major customers each over 10% of accounts receivable	2	3
Customer 1	44.6%	38.2%
Customer 2, related party	12.4%	-
Customer 3	-	23.3%
Customer 4	-	15.2%
% of total A/R	57.0%	76.7%

	2006	2005

Number of major customers each over 10% of revenues	3	3
Customer 1	28.7%	15.0%
Customer 3	20.3%	40.5%
Customer 4	12.1%	10.3%

% of total revenues	61.1%	65.8%

Note 10. Commitments and Contingencies:

Lease Commitments - The Company has entered into operating leases for a facility (See Note 7) and a vehicle. Monthly lease payments are $12,500 for the facility, expiring in December 2009. Monthly lease payments for the vehicle were $530 and expired in March 2006. Total lease expense for the years ended December 31, 2006 and 2005 was as follows:

	2006	2005

Facility lease	$150,000	$150,000
Vehicle lease	1,590	6,360
Total	$151,590	$156,360

Future minimum lease payments are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of December 31, 2006, there were no pending or threatened lawsuits that could have a material effect on the Company’s results of operations.

On June 20, 2007, a lawsuit alleging patent infringement was filed in the Eastern District of Texas naming the Company and several other defendants including The New York Times Company, The Washington Post Company and CNET Networks Inc. by Beneficial Innovations, Inc., a Nevada Corporation.  The lawsuit alleges infringement of US patent No. 6,712,702 - “Method and System for Playing Games on a Network”.  The Company believes that the lawsuit is without merit and plans to vigorously defend its rights.

Note 11. Impairment of Investments:

The Company has invested funds into various unrelated closely-held entities. These investments are accounted for at cost, as the Company’s ownership interest is less than 20%. The Company does not have significant influence over the operations of these entities. Any dividends received related to these investments will be accounted for as a reduction of the cost. These investments are evaluated annually for impairment, with any impairment being recorded as “Impairment of investments” in the statement of income.

The Company has determined that both of its investments that had been recorded at cost are fully impaired. Both entities that the Company has invested in have generated significant operating losses and may need additional funding to remain in operation. As such, the Company has recorded impairment losses as follows:

	2006	2005

Investment - Company A	$25,000	$75,000
Investment - Company B	25,000	0
Total invested per year	50,000	75,000

Less, impairment losses	(50,000)	(75,000)

Remaining investment	$0	$0

Note 12. Subsequent Events:

During July 2007, the $100,000 line of credit expired and was not renewed by the Company (See Note 5).

During July 2007, the Company terminated its $350,000 line of credit with the bank (See Note 5).

In July 2007, the $300,000 line of credit expired but was not paid. In August 2007, the Company agreed to transfer all liabilities under such line of credit to the Company’s CEO and majority shareholder. The Company was removed as a co-borrower on the line and the Company’s assets were removed as collateral. (See Note 5)

On August 1, 2007, the Company entered into an asset purchase agreement with Handheld Entertainment, Inc., a Delaware corporation, and its wholly owned subsidiary EBW Acquisition Corp. to sell substantially all of the assets and transfer substantially all of its business including certain liabilities.  The purchase price for the assets of eBaum’s World could be worth up to $52.5 million with $17.5 million due at closing and earn-outs which could be worth up to an additional $35 million.  The transaction is subject to customary closing conditions including a vote by the shareholders of Handheld Entertainment, Inc.

EBAUM’S WORLD, INC.

FINANCIAL STATEMENTS
JUNE 30, 2007

(UNAUDITED)

EBAUMS WORLD, INC.
BALANCE SHEET
As of June 30, 2007
(Unaudited)

ASSETS

Current Assets:
Cash and cash equivalents	$412,162
Accounts receivable	691,420
Accounts receivable - related party	16,998
Prepaid expenses and other current assets	2,812
Total current assets	1,123,392

Fixed assets, net	123,060
Capitalized software, net	11,216
Due from principal stockholder - Related Party	263,505
Deferred Selling Costs	126,513
Other non-current assets, net	2,039

Total Assets	$1,649,725

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Lines of credit	$275,500
Accounts payable	183,146
Accrued and other liabilities	56,971
Total current liabilities	515,617

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, no par value; 200 shares authorized; 50 shares issued and outstanding	534,357
Retained earnings	599,751

Total stockholders' equity	1,134,108

Total Liabilities and Stockholders' Equity	$1,649,725

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF OPERATIONS

	For The Six Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenue:
Net revenue	$2,081,824	$2,427,089
Revenue - related party	39,588	127,973

Total Revenue	2,121,412	2,555,062

Cost of revenue	322,761	328,224

Gross Profit	1,798,651	2,226,838

Operating Expenses:
Sales and marketing	49,886	75,682
General and administrative	1,184,891	1,237,417

Total operating expenses	1,234,777	1,313,099

Income From Operations	563,874	913,739

Other Income (Expense):
Interest income	7,514	741
Interest expense	(13,253)	(1,357)
Total other income (expense)	(5,739)	(616)

Net Income	$558,135	$913,123

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income	$558,135	$913,123

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,007	15,901
Decrease (increase) in operating assets:
Accounts receivable	256,659	366,843
Accounts receivable - related party	116,970	(127,972)
Prepaid expenses and other assets	5,488	37,667
Increase (decrease) in operating liabilities:
Accounts payable	(97,688)	(60,998)
Accrued and other liabilities	(9,869)	(43,447)
Other accrued expenses - related party	(2,000)	(2,000)
Net cash provided by operating activities	$846,702	$1,099,117

Cash Flows From Investing Activities:
Purchase of fixed assets	(5,026)	(46,714)
Net cash used in investing activities	$(5,026)	$(46,714)

Cash Flows From Financing Activities:
Borrowings on line of credit	37,000	-
Deferred Selling Costs	(126,513)	-
Repayments on line of credit	(99,400)	(393,361)
Change in Due from principal stockholder - Related Party	(30,952)	309,645
Distributions to related party stockholders	(991,525)	(517,519)
Net cash used in financing activities	$(1,211,390)	$(601,235)

Net Increase (Decrease) in Cash	(369,714)	451,168

Cash - Beginning	781,876	57,405

Cash - Ending	$412,162	$508,573

Supplemental Disclosure of Cash Flow Information
Interest Paid	$1,806	$1,357

The accompanying notes are an integral part of these Financial Statements.

EBAUM’S WORLD, INC.
Notes to Financial Statements
(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations - eBaum’s World, Inc. “the Company” operates one of the world’s largest and most comprehensive humor and entertainment websites. As one of the pioneers of the user generated content (“UGC”) market, eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World which operates ebaumsworld.com, believes it is a leading source for hilarious video clips, fun interactive games and the latest and greatest animations. The Company generates its revenue by displaying advertising in the form of banners and text links primarily targeted at the 18 to 34 year old demographic.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates in for the six months ended June 30, 2007, include the allowance for doubtful accounts.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for lines of credit and due to related party principal stockholder notes also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Cash and Cash Equivalents - For the purposes of the balance sheets and statements of cash flows, cash and cash equivalents include deposits and all highly liquid debt instruments with original maturities of three months or less, if any.

Investments - Certain securities that the Company may invest in may be determined to be non-marketable. Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18").

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. The cost of investments sold is based on the specific identification method.

The Company periodically reviews its investments in non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information. GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest. Accounts receivable are stated at the amount billed to the customer.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts, if applicable, that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. At June 30, 2007, management estimates all accounts receivable to be collectible, and has not recorded an allowance for doubtful accounts.

Property and Equipment - Property and equipment, including major renewals and betterments, are recorded at cost and are depreciated using the straight-line and accelerated methods over their estimated useful lives.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are eliminated and any gain or loss is included in operations.  Depreciation is computed over the following periods:

Vehicles	5	Years
Computer equipment	5	Years
Office equipment	7	Years

Website and Other Software Development Costs - In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Intangible Assets - The Company records the purchase of intangible assets in accordance with SFAS 142 “Goodwill and Other Intangible Assets” Intangible assets have been capitalized as “other non-current assets” and are being charged to operations using straight-line amortization over the following periods:

Trademark	15	Years
Other	5	Years

Amortization was $271 and $134 for the six months ended June 30, 2007 and 2006, respectively.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Revenue Recognition - The Company’s revenues consist of amounts charged to customers for advertisements placed on its web site. Advertising revenues are recognized in the period when the advertisements are placed on the web site. In accordance with EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the revenue derived from these arrangements that involve the use of third party advertising agencies where the Company is the primary obligor and has the risks and rewards of ownership are reported at the gross amount of the advertising revenue, with agency commissions and ad serving fees being reported as cost of revenues. For arrangements where the Company sells direct to advertisers or sells through third parties that have significant control over the sales process, the Company recognizes as revenue only the net proceeds it receives.

Stock Based Compensation - On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding its interpretation of SFAS 123R. SFAS 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no accounting effect of applying the MPA method.

Prior to January 1, 2006, the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including “Financial Accounting Standards Board Interpretations No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and New York State law. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income. Income of the Company is passed through to the individual stockholders. Accordingly, no provision for federal income taxes has been included in these financial statements.

Advertising - The Company expenses all advertising costs, except for costs associated with direct-response advertising, as they are incurred. If applicable, the costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising and promotion expense amounted to $7,636 and $34,782 for the six months ended June 30, 2007 and 2006, respectively.

Note 2. Accounts Receivable and Accounts Receivable-Related Party

Accounts Receivable at June 30, 2007 is as follows:

Accounts receivable	$691,420
Less: Allowance for doubtful accounts	-
Accounts Receivable, net	$691,420

Accounts Receivable-related party at June 30, 2007 is as follows:

Accounts receivable-related party	$16,998
Less: Allowance for doubtful accounts	-
Accounts Receivable-related party, net	$16,998

Bad debt expense was $0 for the six months ended June 30, 2007 and 2006, respectively.

Note 3. Fixed Assets

At June 30, 2007 fixed assets consisted of the following:

Office Equipment	$22,193
Computers	57,888
Furniture and fixtures	79,700
Auto	25,885
Less: Accumulated depreciation and Amortization	(62,606)
Total Fixed Assets, net	$123,060

Depreciation expense for the six months ended June 30, 2007 and 2006 was $15,561 and $14,377, respectively.

Note 4. Capitalized Software, net

At June 30, 2007 capitalized software consists of costs to develop our website and other software acquired for internal use as follows:

Capitalized software for internal use	$19,041
Less: Accumulated depreciation and Amortization	(7,825)
Total Capitalized Software, net	$11,216

Amortization expense for the six months ended June 30, 2007 and 2006 was $3,174 and $1,390, respectively.

Note 5. Lines of Credit:

The Company maintained a $350,000 line of credit with a bank that bore interest at the prime rate. This line of credit was initiated during 2005. It contained a provision requiring that the line be completely paid for at least 30 consecutive days each year. This line was secured by a security interest in substantially all of the assets of the Company. The majority stockholder personally guaranteed repayment of this obligation. All outstanding principal and interest balances were due on demand and otherwise, interest payments are due monthly. There was no balance due as of June 30, 2007. The Company terminated this line in July 2007.

The Company maintained a $300,000 line of credit with a bank that bears interest at the prime rate. This line of credit was opened in July 2006. All interest was due monthly. Any unpaid interest and principal was due upon maturity at July 5, 2007. The Company’s CEO and majority shareholder is a co-borrower on this line and therefore, allowed to draw on the line personally (See Note 7). This line was secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company. In November 2006, the CEO and majority shareholder borrowed $275,500 on the line, which was recorded as a loan payable and due from principal stockholder. The CEO and majority shareholder paid the interest on the loan and the interest was charged to interest expense and credited to the due from principal shareholder account. Accrued interest was $2,356 at June 30, 2007. The line expired on July 5, 2007, but was not paid. The Company’s CEO and majority shareholder has subsequently transferred the line of credit to himself personally removing the Company as a co-borrower and releasing the collateral.

The Company also maintained a $100,000 line of credit with a bank that bore interest at the prime rate plus 3.0%. This line of credit was initiated during 2004. This line was unsecured and is personally guaranteed by the majority stockholder. The line of credit expired on July 28, 2007.

The prime rate was 8.25% at June 30, 2007.

Outstanding balances on these lines of credit were as follows at June 30, 2007:

$350,000 Line	$0
$300,000 Line	275,500
$100,000 Line	0
Total	$275,500

Note 6. Stockholders’ Equity

Common Stock

Common stock was comprised of the following at June 30, 2007:

Authorized shares, no par	200

Issued shares	50
Outstanding shares	50

Distributions

For the six months ended June 30, 2007 and 2006, the Company made S Corporation distributions of $991,525 and $517,519 respectively.

Note 7. Related Party Transactions:

Due From Stockholder - From time to time, the Company advances funds to stockholders. These amounts are unsecured, bear no interest, and have no set repayment terms. As of June 30, 2007, there was an outstanding balance due of $263,505.

Revenue/Accounts Receivable - The Company has one customer that is 100% owned by the Company’s majority stockholder. That customer began operations in 2005. Total revenues and accounts receivable amounted to the following for the six months ended June 30:

	2007	2006

Revenue	$39,588	$127,973

	2007
Accounts receivable at June 30:	$16,998

Rent - The Company began leasing its facility in 2005 from a related party that is 100% owned by the Company’s majority stockholder. The lease agreement calls for annual rent of $150,000, payable in equal monthly installments of $12,500. The initial term of the lease is five years, at which point the Company will have the option to extend the lease for one additional five year term. Future minimum lease payments on this lease are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

At June 30, 2007, the Company had $1,000 of prepaid rent that had been paid prior to period-end. That prepaid rent is included in the balance sheet as “Prepaid expenses”.

The Company’s CEO and majority shareholder is a co-borrower on a $300,000 line of credit (See Note 5) and therefore, allowed to draw on the line personally. This line is secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company.

Note 8. Profit Sharing Plan:

During 2005, the company adopted a 401(k) plan for the benefit of its employees whereby employees may tax defer a portion of their compensation. All employees over 18 years of age are eligible to participate. The Company's basic match is 50% up to 6% of eligible compensation. In addition, the Company can make contributions to the plan at its discretion. Total matching and discretionary contributions for the six months ended June 30, 2007 and 2006 amounted to $8,736 and $7,636, respectively, and are included under general and administrative expenses in the accompanying statements of income.

Note 9. Concentrations

The Company maintains its cash at various banks. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. As of June 30, 2007, amounts in excess of insurable limits were $312,206.

For the six months ended June 30, 2007 and 2006, the Company had various significant customers as follows:

2007

Number of major customers each over 10% of Accounts Receivable	1
Customer 1	50.5%
% of total A/R	50.5%

	2007	2006

Number of major customers each over 10% of Revenue	2	3
Customer 1	35.9%	24.2%
Customer 2	16.1%	23.9%
Customer 3	-	14.5%
% of total Revenue	52.0%	62.6%

Note 10. Commitments and Contingencies:

Lease Commitments - The Company has entered into operating leases for a facility (See Note 7) and a vehicle. Monthly lease payments are $12,500 for the facility, expiring in December 2009. Monthly lease payments for the vehicle were $530 and expired in March 2006. Total lease expense for the six months ended June 30, 2007 and 2006 was as follows:

	2007	2006

Facility lease	$75,000	$75,000
Vehicle lease	0	1,590
Total	$75,000	$76,590

Future minimum lease payments are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 30, 2007, there were no pending or threatened lawsuits that could have a material effect on our results of operations.

On June 20, 2007, a lawsuit alleging patent infringement was filed in the Eastern District of Texas naming the Company and several other defendants including The New York Times Company, The Washington Post Company and CNET Networks Inc. by Beneficial Innovations, Inc., a Nevada Corporation.  The lawsuit alleges infringement of US patent No. 6,712,702 - “Method and System for Playing Games on a Network”.  The Company believes the lawsuit is without merit and plans to vigorously defend its rights

Note 11. Impairment of Investments:

The Company has invested funds into various unrelated closely held entities. These investments are accounted for at cost, as the Company’s ownership interest is less than 20%. The Company does not have significant influence over the operations of these entities. Any dividends received related to these investments will be accounted for as a reduction of the cost. These investments are evaluated annually for impairment, with any impairment being recorded as “Impairment of investments” in the statement of operations.

The Company has determined that both of its investments that had been recorded at cost are fully impaired. Both entities that the Company has invested in have generated significant operating losses and may need additional funding to remain in operation. As such, the Company recorded impairment losses at December 31, 2006 and 2005 to reduce the carrying amount of these investments to zero. As such, these interim financial statements don’t contain the impairment losses in the statement of income, or the investments on the balance sheet, as they were recorded at year end.

Note 12. Subsequent Events:

During July 2007, the $100,000 line of credit expired and was not renewed by the Company (See Note 5).

During July 2007, the Company terminated its $350,000 line of credit with the bank (See Note 5).

In July 2007, the $300,000 line of credit expired but was not paid. In August 2007, the Company agreed to transfer all liabilities under such line of credit to the Company’s CEO and majority shareholder. The Company was removed as a co-borrower on the line and the Company’s assets were removed as collateral. (See Note 5)

On August 1, 2007, the Company entered into an asset purchase agreement with Handheld Entertainment, Inc., a Delaware corporation, and its wholly owned subsidiary EBW Acquisition Corp. to sell substantially all of the assets and transfer substantially all of its business including certain liabilities.  The purchase price for the assets of eBaum’s World could be worth up to $52.5 million with $17.5 million due at closing and earn-outs which could be worth up to an additional $35 million.  The transaction is subject to customary closing conditions including a vote by the shareholders of Handheld Entertainment, Inc.

ANNEX A
EXECUTION COPY

ASSET PURCHASE AGREEMENT

dated as of

August 1, 2007

by and among

HANDHELD ENTERTAINMENT, INC.,

EBW ACQUISITION, INC.

and

EBAUM’S WORLD, INC.

Page

Article 1 PURCHASE AND SALE OF ASSETS		1
1.01	Purchase and Sale of Assets	1
1.02	Excluded Assets	3
1.03	Assumption of Liabilities	3
1.04	Retained Liabilities.	3
1.05	Allocation Reporting	4
1.06	Consents to Assignment	5
1.07	Earnest Money Deposit	5
1.08	Purchase Price	5
1.09	Earn Out	9
1.10	Pledge	11
1.11	Post-Closing Adjustment.	12
1.12	Seller Guarantee	14
1.13	Payment of Claims.	14
1.14	Registration	14
Article 2 REPRESENTATIONS AND WARRANTIES OF SELLER		14
2.01	Existence and Power	14
2.02	Authorization.	14
2.03	Non-Contravention	15
2.04	Subsidiaries	15
2.05	Financial Statements	15
2.06	Receivables	16
2.07	Absence of Certain Changes	16
2.08	Internal Controls.	17
2.09	Assets.	17
2.10	Real Property.	18
2.11	Intellectual Property.	19
2.12	User-Submitted Content	20
2.13	Contracts	20
2.14	Licenses and Permits	21
2.15	Employees.	21
2.16	Employee Benefit Plans	22
2.17	Environmental Matters	22
2.18	Tax Matters	24
2.19	Transactions with Affiliates	25
2.20	Fees	25
2.21	Customers and Suppliers	25
2.22	Exclusion of Business	25
2.23	Compliance with Laws; No Defaults.	25
2.24	Legal Proceedings	25
2.25	Accuracy of Information Furnished	26
Article 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER		26
3.01	Existence	26
3.02	Authorization	26
3.03	Non-Contravention	27
3.04	Fees	27

A-i

(Continued)
Page

3.05	Litigation	27
3.06	Parent Common Stock	27
3.07	SEC Documents	27
3.08	Absence of Certain Changes	28
3.09	Compliance with Laws	28
3.10	Intellectual Property	28
Article 4 COVENANTS OF SELLER		29
4.01	Non-Solicitation	29
4.02	Conduct of the Business	29
4.03	Access to Information	30
4.04	Notices of Certain Events	31
4.05	Covenant Not to Compete.	31
4.06	Change of Names	32
4.07	First Year Revenues	32
Article 5 COVENANTS OF PURCHASER AND PARENT		33
5.01	Access Prior to the Closing Date	33
5.02	Access From and After the Closing Date	33
5.03	Guarantee	33
5.04	User-Submitted Content	33
5.05	Working Capital	34
5.06	Coordination	34
Article 6 COVENANTS OF SELLER AND PURCHASER		34
6.01	Best Efforts; Further Assurances	34
6.02	Certain Filings	34
6.03	Public Announcements	34
6.04	Notice of Developments	35
6.05	Performance of Audit	35
6.06	Employee Matters.	35
6.07	Certain Warranty Matters	36
6.08	Tax Cooperation: Allocation of Taxes.	36
Article 7 CLOSING		37
7.01	Closing	37
7.02	Deliveries and Actions by Seller	37
7.03	Deliveries and Actions by Purchaser	39
7.04	Deliveries and Actions by Parent	40
7.05	Conditions to the Obligations of Each Party	40
7.06	Conditions to Obligations of Parent and Purchaser	40
7.07	Conditions to Obligations of Seller	41
Article 8 INDEMNIFICATION		42
8.01	Indemnification by Seller	42
8.02	Indemnification by Purchaser and Parent	43
8.03	Effect of Knowledge	44
8.04	Indemnification Procedure for Third-Party Claims	44
8.05	Limitations on Indemnification.	45
8.06	Non-Exclusive Remedy	45

A-ii

(Continued)
Page

Article 9 TERMINATION		46
9.01	Grounds for Termination	46
9.02	Effect of Termination	47
Article 10 MISCELLANEOUS		47
10.01	Survival	47
10.02	Notices	47
10.03	Amendments; No Waivers.	49
10.04	Expenses	49
10.05	Successors and Assigns	49
10.06	Governing Law	49
10.07	Specific Performance	49
10.08	Counterparts; Effectiveness	50
10.09	Entire Agreement	50
10.10	Construction	50
10.11	Severability	51
10.12	Certain Definitions.	51

A-iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of August 1, 2007, by and among Handheld Entertainment, Inc., a Delaware corporation (“Parent”), EBW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and eBaum’s World, Inc., a New York corporation (“Seller”).

WITNESSETH:

WHEREAS, Seller is engaged in the business of operating an internet entertainment website, which Seller operates under the name of eBaumsworld.com (the “Business”);

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all of the assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, on the terms and conditions set forth in this Agreement;

WHEREAS, the parties desire to effect the foregoing transactions pursuant to the terms and conditions of this Agreement;

WHEREAS, concurrently herewith, the parties hereto are entering into that certain Pledge Agreement pursuant to which the Purchaser has agreed to grant Seller a security interest in all of the issued and outstanding capital stock of the Purchaser to secure the Protected Payments; and

WHEREAS, certain terms are defined as provided herein and shall have the specified meaning regardless of whether any usage appears before or after the place where a term is defined.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows, intending to be legally bound:

ARTICLE 1
PURCHASE AND SALE OF ASSETS

1.01 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, all of the right, title and interest of Seller in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller on the Closing Date, including without limitation, all right, title and interest of Seller and its Affiliates in, to and under the following, which (whether or not listed below) are hereinafter collectively referred to as the “Assets”:

(a) all of the equipment, computers, servers, hardware, appliances, implements, and all other tangible personal property that are owned by Seller or any of its Affiliates and have been used in the conduct of the Business, including without limitation, the items listed on Schedule 1.01(a);

(b) all Real Property Leases to which Seller is a party, or which affect the Business or the Assets, including without limitation, the items listed on Schedule 1.01(b);

(c) all contracts (the “Contracts”) to which Seller is a party, or which affect the Business or the Assets, including without limitation, leases of personal property, licenses in and out of the Seller for Intellectual Property, and including without limitation, the items listed on Schedule 1.01(c), to the extent such Contracts can be validly and effectively assigned, but subject to Section 1.06;

(d) all rights, claims and causes of action against third parties resulting from or relating to the operation of the Business or the Assets prior to the Closing Date, including without limitation, any rights, claims and causes of action arising under warranties from vendors and other third parties;

(e) all governmental licenses, permits, authorizations, consents or approvals affecting or relating to Seller, the Business or the Assets (“Permits”) listed on Schedule 1.01(e) to the extent they can be validly and effectively assigned;

(f) all accounts receivable, notes receivable, prepaid expenses and insurance and indemnity claims to the extent related to any of the Assets or the Business;

(g) all goodwill associated with the Assets and the Business;

(h) all Business Records;

(i) Seller’s right to use the names “eBaum’s World,” and “eBaumsworld,” and all other names used in conducting the Business, and all derivations thereof; provided, however, that ownership of the service mark “eBaum” shall remain with Eric Bauman, but Purchaser shall have the unrestricted right to use the name in the Business.

(j) all Intellectual Property Assets, including without limitation, the items listed on Schedule 1.01(j); and

(k) all other privileges, rights, interests, properties and assets of whatever nature and wherever located that are owned, used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted or planned to be conducted as of the Closing Date;

provided that, notwithstanding the foregoing, the Assets shall not include the Excluded Assets.

1.02 Excluded Assets. Notwithstanding anything to the contrary in Section 1.01, the following assets of Seller are excluded from the Assets (the “Excluded Assets”):

(a) any insurance policies of Seller, other than rights relating to claims thereunder arising on or prior to the Closing Date;

(b) all rights of Seller under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement;

(c) the minute book, stock transfer book and corporate seal of Seller;

(d) all shares of capital stock of eBaum’s World, Inc.;

(e) any agreement, right, asset or property owned or leased by or licensed to Seller that is not used or held for use in connection with Seller’s conduct of the Business, but only to the extent set forth on Schedule 1.02(e);

(f) any assets related to any Seller Plan;

(g) all refunds, credits or amounts with respect to Taxes which are paid or payable by Seller; and

(h) other assets and properties of Seller set forth on Schedule 1.02(h).

1.03 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the time of the Closing, to assume, pay, discharge and perform the following (and only the following) obligations and liabilities of Seller (the “Assumed Liabilities”): (a) all accounts payable related to the Assets and the conduct of the Business, incurred in the ordinary course of business, which are reflected on the books and records of the Seller and related to the Business other than any accounts payable that may be due or owing to Seller or any of its Affiliates (except for rent on the Seller’s headquarters in accordance with historical practice), (b) solely and exclusively to the extent attributable to acts or omissions first occurring after the Closing Date, all liabilities and obligations of Seller arising under the Real Property Leases listed on Schedule 1.01(b) and under the Contracts listed on Schedule 1.01(c) (other than liabilities or obligations of Seller arising under such Real Property Leases and the Contracts attributable to any failure by Seller to comply with the terms thereof), and (c) all Current Liabilities to the extent used in determining the Net Current Assets of the Business pursuant to the procedures set forth in Section 1.11 of this Agreement, as such Current Liabilities are set forth on Schedule 1.03.

1.04 Retained Liabilities.  Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities, commitments, contracts, agreements, obligations or other claims against Seller, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise. Without limiting the generality of the foregoing, the parties acknowledge that Purchaser shall not assume or in any way be responsible for any of the following liabilities or obligations of Seller:

(a) liabilities in respect of indebtedness of Seller;

(b) product liability and warranty claims relating to any product or service of Seller produced, manufactured, sold, performed or delivered on or prior to the Closing Date;

(c) except for any and all Transfer Taxes, Taxes, duties, levies, escheats, assessments and other such charges, including without limitation, any penalties, interests and fines with respect thereto, payable by Seller to any federal, provincial, municipal or other government or Governmental Authority, domestic or foreign, including without limitation, Taxes arising out of the transactions contemplated by this Agreement;

(d) liabilities for salary, bonus, vacation pay or other compensation or benefits relating to Seller's employees for periods prior to the Closing Date;

(e) severance payments, damages for wrongful dismissal and all related costs in respect of the termination by Seller of the employment of Affected Employees;

(f) liabilities or obligations relating to an Excluded Asset, including without limitation, any liability or obligation arising out of a claim by any party to any agreement which is an Excluded Asset arising out of the failure to transfer such Excluded Asset;

(g) any liability or claim that may be due and owing to Seller or its Affiliates;

(h) any liabilities or claims relating to or arising out of the Gorilla Nation Contract; and

(i) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim (including without limitation, any claim for breach or non-performance of any Contract) based upon actions, omissions or events occurring on or prior to the Closing Date.

1.05 Allocation Reporting. Schedule 1.05 sets forth the allocations established by Purchaser and Seller of the Purchase Price among the Assets, and in connection therewith:

(a) the allocations set forth on Schedule 1.05 are acknowledged by the parties to be the fair market value of the Assets and will be used by Purchaser and Seller as the basis for reporting asset values and other items for purposes of all required Tax Returns (as hereinafter defined) (including without limitation, any Tax Returns required to be filed under Section 1060(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder) and Form 8594, if applicable;

(b) Purchaser and Seller shall not assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the allocations set forth on Schedule 1.05 hereto; and

(c) Any Post-Closing Adjustments shall result in an adjustment to the amount of the Purchase Price allocated to the intangible assets and/or goodwill of the Business.

1.06 Consents to Assignment. In the event any consent required to be obtained pursuant to the terms of any Real Property Lease or Contract (excluding In-bound Intellectual Property Licenses) (collectively referred to as “Withheld Consent Contracts”) prior to the assignment of such Withheld Consent Contract by Seller to Purchaser hereunder is not obtained as of the Closing Date, Seller shall hold such Withheld Consent Contract in trust for Purchaser and carry out and comply with the terms and provisions of such Withheld Consent Contract as agent for Purchaser, under Purchaser’s direction and control, at Purchaser’s cost and for Purchaser’s benefit. Purchaser and Seller shall use commercially reasonable efforts to obtain any such consent after the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, if any such consent is not obtained within 30 Business Days after the Closing Date, Purchaser shall have the option, exercisable at any time thereafter by written notice delivered to Seller, of treating such Withheld Consent Contract as an Excluded Asset under this Agreement, in which case Purchaser shall have no further obligation with respect to such Withheld Consent Contract and Seller will retain all benefits and liabilities arising thereunder. Purchaser acknowledges and agrees that its option of treating any such Withheld Consent Contract as an Excluded Asset pursuant to the terms of this Section 1.06 represents the sole and exclusive recourse of Purchaser with respect to the parties’ inability to obtain any required consent to assignment of any Withheld Consent Contract.

1.07 Earnest Money Deposit. Purchaser has deposited $750,000 in value with Culley, Marks, Tanenbaum & Pezzulo, LLP, as escrow agent, as an earnest money deposit, such deposit (the “Deposit”) consisting of $350,000 in cash and 261,438 shares of Parent Common Stock. At the Closing, the cash portion of the Deposit shall be paid and delivered to the Seller as part of the Purchase Price and the Parent Common Stock portion of the Deposit shall be returned to Purchaser. If a Closing does not occur, and this Agreement is terminated, then the Deposit shall be forfeited to Seller, unless this Agreement is terminated by Purchaser or Parent in accordance with the terms of Section 9.01(c), 9.01(d)(i), or 9.01(d)(ii), in which case the Deposit shall be returned to Purchaser.

1.08 Purchase Price. The total purchase price for the Assets (the “Purchase Price”) shall be up to $52,500,000 (a portion of which will be in Parent Common Stock, valued as specified herein), of which (i) $15,000,000 in immediately available funds shall be payable to Seller at the Closing as provided in clause (a) below, (ii) $2,500,000 in immediately available funds shall be payable to Seller as provided in clause (e) below, (iii) $7,500,000 in Parent Common Stock (valued as provided herein) shall be delivered at Closing to La Salle National Bank Association (the “Escrow Agent”) as provided in clauses (b) and (c) below and shall thereafter be payable to Seller as provided in clauses (c) and (d) below, and (iv) up to an additional $27,500,000 (a portion of which will be in Parent Common Stock, valued as specified herein) shall be contingent consideration, payable as provided herein. The Purchase Price shall be payable and/or deliverable as follows:

(a) at Closing to Seller:

(i)	$14,650,000 in immediately available funds is to be paid by wire transfer (the “Closing Cash Payment”); and

(ii)	the cash portion of the Deposit shall be delivered by the escrow agent as provided in Section 1.07.

(b) at Closing, to the Escrow Agent, a number of shares of Parent Common Stock (the “Par B Shares”) representing $5,000,000 of value (valued as provided below), to be held in escrow pursuant to an escrow agreement to be entered into on or before the Closing Date in substantially the form of Exhibit 1.08(b) (the “Purchase Price Escrow Agreement”). The initial number of shares deposited with the Escrow Agent at Closing shall equal three (3) million and shall be subject to adjustment based on the result of the following calculation: (a) $5,000,000 divided by (b) the average of the closing price of the Parent Common Stock on the NASDAQ Stock Market (or such other securities exchange or trading market where the Parent Common Stock is then traded) for the ten (10) consecutive trading days commencing on the first trading day following the Closing Date. If the result of the calculation equals more than three (3) million shares, Purchaser shall deliver the number of shares in excess of three (3) million to the Escrow Agent within ten (10) days of the last trading day included in the calculation. If the result of the calculation equals less than three (3) million shares, Purchaser and Seller shall deliver a Joint Instruction to the Escrow Agent to release to Purchaser that number of shares that is equal to the difference between (i) three (3) million shares, and (ii) the number of shares determined as a result of the calculation, within ten (10) days of the last trading day included in the calculation. The Par B Shares shall initially be issued in the name of the Seller, although the Par B Shares will be held by the Escrow Agent, and shall be voted as directed by the Parent. Notwithstanding the foregoing, Purchaser, in its sole discretion, may, in lieu of depositing the Par B Shares into escrow, deposit into escrow with the Escrow Agent an amount equal to $5,000,000 in immediately available funds.

(c) at Closing, to the Escrow Agent, 1,635,056 shares of Parent Common Stock (the “Par C Shares”). The Par C Shares shall be issued in the name of the Seller as of the Closing, although the Par C Shares will be held by the Escrow Agent, and shall be voted as directed by the Parent. On the last Business Day of the thirty-sixth full month following the Closing Date, if there has been no Automatic Forfeiture (as defined in clause (g) below) on or prior to that date, the Par C Shares shall be payable to Seller and the parties shall execute a Joint Instruction to the Escrow Agent to deliver such shares to Seller. If there has been an Automatic Forfeiture prior to the last Business Day of the thirty-sixth full month following the Closing Date, the parties shall, within ten (10) days of such termination or default, execute a Joint Instruction to the Escrow Agent to deliver such shares to Purchaser;

(d) after Closing, to Seller from the Escrow Agent pursuant to the Purchase Price Escrow Agreement, subject to clause (h) below, the Par B Shares, in twenty-three (23) installments. The first payment shall be made on the last Business Day of the second full calendar month following the month in which the Closing Date occurs in an amount equal to one-twelfth of the Par B Shares, and shall be followed by twenty-two (22) equal monthly installments to be paid on the last Business Day of each subsequent calendar month, provided that (i) Purchaser’s obligation to make payments and effect deliveries pursuant to this section shall be subject to Purchaser’s right to withhold and/or set off against such payments or deliveries pursuant to Section 1.08(h), 1.13 or a Claim made against the Bauman Guaranty pursuant to Section 1.12, and (ii) Seller may not dispose of or otherwise transfer any Par B Shares it may receive for a period of ninety (90) days following the Closing.

(e) after Closing, to Seller in immediately available funds payable over eighteen (18) months, $2,500,000 in six (6) equal quarterly installments payable within ten (10) days following the last day of each calendar quarter commencing on the Closing Date (the “Performance Earn Out Cash Payments”); provided that Purchaser’s obligation to make payments pursuant to this subsection (e) shall be subject to and conditioned upon Seller’s completion of those development projects described in, or to be agreed upon in accordance with the terms of, Schedule 1.08(e).

(f) Up to $27,500,000 in additional consideration (all or a portion of which shall be payable in Parent Common Stock, valued as specified herein) shall be paid to Seller pursuant to Section 1.09.

(g) In the event of a voluntary termination of Eric Bauman’s employment relationship with the Company for any reason (including, without limitation, death or disability), or if Eric Bauman is terminated for “Cause,” in each case as provided in the Employment Agreement prior to the last Business Day of the thirty-sixth full month following the Closing Date, the Seller shall forfeit (“Automatic Forfeiture”), upon the date of such termination (the “Termination Date”), all or any portion of the Par C Shares held by the Escrow Agent as of the Termination Date. The Automatic Forfeiture shall be effectuated automatically without notice immediately following the Termination Date. Immediately upon the Termination Date, the Parent shall become the legal and beneficial owner of the Par C Shares being forfeited and all rights and interest therein or related thereto, and the Parent shall have the right to transfer to its own name in the books and records of the Parent the number of Par C Shares being forfeited, without further action by the Seller or the Escrow Agent.

(h) In the event that the First Year Revenues are not at least $5 million, then Purchaser shall have the right to reduce the Purchase Price, and not pay, $2.5 million worth of the Performance Earn Out Cash Payments and/or Par B Shares otherwise due and payable or deliverable to Seller under Sections 1.08(d) and/or (e) in accordance with the terms of this Section 1.08(h). Commencing on the first day of the fourth month following the Closing Date, the parties shall calculate the First Year Revenues to date within fifteen (15) days after the end of each month (based on a monthly proration of the calculations for each month in the First Guaranteed Revenue Period and the Second Guaranteed Revenue Period, as applicable). In the event that the First Year Revenues to date are not at least equal to the product of $416,666 multiplied by the number of months that have expired since the Closing Date, then Purchaser shall have the right to withhold payments of the Performance Earn Out Cash Payments and/or deliveries of Par B Shares otherwise subsequently due and owing under Sections 1.08(d) and/or (e); provided, however, that (i) Purchaser shall be entitled to withhold up to an aggregate of $2.5 million in the Performance Earn Out Cash Payments and Par B Shares, following which all payments of the Performance Earn Out Cash Payments and/or deliveries of Par B Shares under Sections 1.08(d) and (e) shall resume, and (ii) in the event that in any following month the First Year Revenues to date equal or exceed the product of $416,666 multiplied by the number of months that have expired since the Closing Date, then Purchaser shall resume payments of the Performance Earn Out Cash Payments and deliveries of Par B Shares under Section 1.08(d) and (e) and shall deliver any and all amounts of the Performance Earn Out Cash Payments and/or Par B Shares previously withheld. Within thirty (30) days following June 30, 2008, the parties shall calculate the First Year Revenues. If the First Year Revenues are at least $5 million, then any and all amounts previously withheld by Purchaser under this Section 1.08(h) shall be delivered to Seller. If the First Year Revenues are less than $5 million, then Seller shall forfeit, and Purchaser may permanently withhold and reduce this Purchase Price by deducting therefrom, an aggregate amount (inclusive of all amounts previously withheld) of $2,500,000 worth of the Performance Earn Out Cash Payments and/or Par B Shares otherwise due and payable or deliverable to Seller under Sections 1.08(d) and/or (e) unless Purchaser or Parent takes any action that is commercially unreasonable, or omits to take any action that is not commercially reasonable to omit, which (A)(i) is inconsistent with the prior historical practice of the Business or (ii) is inconsistent with then-current practices and then-current projections relating to the Business developed by the management of the Business and (B) deprives the Business of (i) financial resources necessary to fund its working capital and capital expenditures needs for (x) the services and products then being provided by the Business based on actual and projected demand therefor (pursuant to such then-current projections) or (y) the implementation of all development projects relating to the Business which have been agreed by the Purchaser and Seller, (ii) personnel resources which are required to deal with (x) all ongoing operations and (y) all development projects relating to the Business which are agreed by the Purchaser and Seller, or (iii) adequate back end office support including technical resources needed to appropriately handle actual increased demand for the services and products offered by the Business at a particular time (in each case without regard to any constraints on Parent which would unreasonably cause it to allocate resources to other of its Affiliates and businesses in accordance with its good business judgment), and such action or inaction materially impedes or prevents Seller from achieving at least $5,000,000 in First Year Revenues, in which case (i) Purchaser may not withhold any Performance Earn Out Cash Payments and/or Par B Shares otherwise due and payable or deliverable to Seller under Section 1.08(d) and/or (e), and (ii) any and all amounts previously withheld by Purchaser under this Section 1.08(h) shall be delivered to Seller. For purposes of this Section 1.08(h), the value of any Par B Shares to be withheld shall be valued as of the date upon which such shares were delivered to the Escrow Agent.

1.09 Earn Out.

(a) As partial consideration for the Assets, Purchaser shall pay and deliver to Seller the Annual Earn Out Payable for each year in the Earn Out Period (collectively, the “Earn Out Payments”), payable in additional amounts of cash and/or shares of Parent Common Stock as provided herein, up to a maximum aggregate amount intended to represent $27,500,000 in value, dependent upon the operating and financial performance of the Business during calendar years 2007, 2008 and 2009 (collectively, the “Earn Out Period”) (refer to Schedule 1.09 for an illustrative example). The “Annual Earn Out Payable” for each year in the Earn Out Period shall be the lesser of (x) the Cumulative Earn Out Value less the sum of Annual Earn Out Payable amounts for prior years in the Earn Out Period, and (y) the Cumulative Earnout Potential less the sum of Annual Earn Out Payable amounts for prior years in the Earn Out Period;

(b) Notwithstanding any provision to the contrary contained in this Section 1.09, for any year in the Earn Out Period that Pro Forma Earn Out EBITDA is less than the Minimum Pro Forma Earn Out EBITDA for such year, the Annual Earn Out Payable for that year shall be zero;

(c) Within ninety (90) days after the end of each calendar year of the Earn Out Period, Purchaser shall deliver to Seller a written statement setting forth in sufficient detail the calculation and supporting details thereof of the Annual Earn Out Payable, if any, for such calendar year (the “Earn Out Statement”). If Seller does not object in writing to the calculation of the Annual Earn Out Payable, if any, for such calendar year within twenty (20) days after Seller’s receipt of the applicable Earn Out Statement, the calculation set forth in such Earn Out Statement shall be deemed final and conclusive. In the event that Seller objects in writing to the calculation of the Annual Earn Out Payable, if any, set forth in an Earn Out Statement within such twenty (20) day period, Purchaser and Seller shall promptly meet and endeavor to reach agreement as to the calculation. If Purchaser and Seller reach agreement on the calculation, it will become final and conclusive. If Purchaser and Seller are unable to reach agreement within ten (10) days after delivery of Seller’s written objection to an Earn Out Statement, then an Independent Registered Public Accounting Firm will promptly be retained to undertake a review of such Earn Out Statement and to determine the calculation of the Annual Earn Out Payable, if any, which determination will be made as quickly as possible. In resolving any disputed item, the Independent Registered Public Accounting Firm may not assign a value or amount to such item greater than the greatest value or amount for such item claimed by either party or lower than the lowest value or amount for such item claimed by either party, in each case as presented to the Independent Registered Public Accounting Firm. The determination of the Independent Registered Public Accounting Firm will be final and binding, and payment of the Annual Earn Out Payable, if any, based on such calculation will be made by Purchaser within ten (10) days after its determination by the Independent Registered Public Accounting Firm. The fees and expenses of the Independent Registered Public Accounting Firm shall be borne by Purchaser if the Independent Registered Public Accounting Firm determines that any payment set forth in the Earn Out Statement should be adjusted by five percent (5%) or more; otherwise, such fees shall be borne by Seller. The revised Earn Out Statement delivered by the Independent Registered Public Accounting Firm shall be final and binding upon Purchaser and Seller and shall not be subject to challenge or appeal by either party.

(d) Notwithstanding any provision to the contrary contained in this Section 1.09, if Purchaser and Seller believe that technology or other changes in the internet entertainment industry and/or changes contemplated to the Business and/or the eBaumsworld.com web site would render the operating and/or financial performance metrics or methodology inappropriate, inapplicable or otherwise inconsistent with the intent of the parties as of the date of this Agreement, Purchaser and Seller may mutually agree to negotiate in good faith the use of replacement metrics or alternative methodologies for the purpose of calculating the Annual Earn Out Amounts.

(e) All Annual Earn Out Amounts, to the extent due and payable, will be paid within thirty (30) days following the determination of such amounts pursuant to 1.09(c). Forty percent (40%) of all Annual Earn Out Amounts will be paid to Seller in cash; provided, however, that Seller may elect to receive all or any portion of such Annual Earn Out Amounts in shares of Parent Common Stock upon written notice to Purchaser not less than fifteen (15) days following the determination. Sixty percent (60%) of all Annual Earn Out Amounts will be paid to Seller by delivery of that number shares of Parent Common Stock equal to (i) the amount of such Annual Earn Out Amount payable in Parent Common Stock, divided by (ii) the average of the closing prices of the Parent Common Stock on the NASDAQ Stock Market (or such other securities exchange or trading market where the Parent Common Stock is then traded) for the ten (10) consecutive trading days immediately following the date on which such amount is conclusively determined. Such shares will be entitled to certain registration rights as detailed in the Registration Rights Agreement between Seller and Purchaser. In the event that Purchaser fails, refuses or is unable to timely deliver registered and freely tradable shares, within the terms and conditions of the Registration Rights Agreement, of Parent Common Stock as payment of any Annual Earn Out Amount due and owing under this Section 1.09, then Seller may elect to have such amounts of Annual Earn Out Amounts paid in cash. In the event that any Annual Earn Out Amounts payable in cash under this Section 1.09(e) are not timely paid, such amounts shall bear interest at the rate of 1.5% per month for a maximum of nine (9) months, and one-half of one percent (0.5%) per month thereafter or, if lesser, the maximum amount permitted by law.

(f) In the event that, prior to the expiration of the Earn Out Period, (i) all or substantially all of the assets of Purchaser are sold, transferred or assigned, (ii) fifty percent (50%) or more of the voting capital stock of Purchaser is sold, transferred or assigned to an unaffiliated third party in a single transaction or a series of transactions, (iii) Purchaser is merged with or into another entity such that Purchaser is not the surviving entity nor the owner of greater than fifty percent (50%) of the voting equity interests of such surviving entity, (iv) Purchaser materially changes the operation of, or ceases to conduct, the Business in substantially the same manner as conducted as of the date of this Agreement, (v) the Parent Common Stock is delisted from the NASDAQ Stock Market, and not listed on a recognized national stock exchange, similar trading market or over-the-counter market within sixty (60) days, or is the subject of any delisting notice or action which is not dismissed or discharged within sixty (60) days, or (vi) the Purchaser terminates the employment of Eric Bauman without “Cause,” as that term is defined in his Employment Agreement (any of the foregoing, an “Acceleration Event”), then an amount equal to the Cumulative Earn Out Potential for 2009 less any Annual Earn Out Amounts previously paid shall become immediately due and payable to Seller. In such event, the number of shares of Parent Common Stock to be delivered in satisfaction of such unpaid Cumulative Earn Out Potential pursuant to Section 1.09 shall be equal to (A) the amount of such unpaid Cumulative Earn Out Potential to be paid in shares of Parent Common Stock, divided by (B) the closing price of the Parent Common Stock on the NASDAQ Stock Market (or such other securities exchange or trading market where the Parent Common Stock is then traded) on the day immediately preceding the day on which the Acceleration Event is publicly announced.

(g) In the event Purchaser or Parent takes any action that is commercially unreasonable, or omits to take any action that is not commercially reasonable to omit, which (A)(i) is inconsistent with the prior historical practice of the Business or (ii) is inconsistent with then-current practices and then-current projections relating to the Business developed by the management of the Business and (B) deprives the Business of (i) financial resources necessary to fund its working capital and capital expenditures needs for (x) the services and products then being provided by the Business based on actual and projected demand therefor (pursuant to such then-current projections) or (y) the implementation of all development projects relating to the Business which have been agreed by the Purchaser and Seller, (ii) personnel resources which are required to deal with (x) all ongoing operations and (y) all development projects relating to the Business which are agreed by the Purchaser and Seller, or (iii) adequate back end office support including technical resources needed to appropriately handle actual increased demand for the services and products offered by the Business at a particular time (in each case without regard to any constraints on Parent which would unreasonably cause it to allocate resources to other of its Affiliates and businesses in accordance with its good business judgment), and such action or inaction materially impedes or prevents Seller from earning any Annual Earn Out Amount, then Purchaser agrees to pay to Seller the Annual Earn Out Amount which Purchaser has materially prevented Seller from earning.

1.10 Pledge. In order to secure to Seller any payments of Par B Shares, Par C Shares, Performance Earn Out Cash Payments, and Earn Out Payments, whether or not earned, which may be or become due to Seller (the “Protected Payments”), Parent shall grant to Seller a pledge of all of the issued and outstanding capital stock of the Purchaser, specified in the Pledge Agreement, which shall be executed on or prior to the Closing Date and shall remain in effect for the period during which the Protected Payments remain unissued or unpaid. A form of the Pledge Agreement appears as Exhibit 1.10(a) hereto. The Parent shall have the right at any time to replace the pledge of Purchaser capital stock with a cash escrow account to be held by the Escrow Agent, in an amount equal to the then remaining balance of the Protected Payments; a form of the escrow agreement pursuant to which such cash escrow would be held is attached hereto as Exhibit 1.10(b) (the “Protected Payments Escrow Agreement”). Any Protected Payments not made when due shall bear interest thereon at the rate of 1.5% per month up to a maximum of nine (9) months, and one-half of one percent (0.5%) per month thereafter or, if lesser, the maximum amount permitted by law, from the date such payment was otherwise due until the date such payment is made in full.

1.11 Post-Closing Adjustment.

(a) Pursuant to the procedures set out in Section 1.11(b), if it is determined that the Net Current Assets of the Business on the Closing Date are more or less than two hundred thousand dollars ($200,000), then the Purchase Price will be increased by any amount by which such Net Current Assets exceed $200,000 or be reduced by any amount by which such Net Current Assets are less than $200,000 (such change to the Purchase Price, the “Post-Closing Adjustment”). Payment of any required Post-Closing Adjustment shall be made within five (5) Business Days following the date such Post-Closing Adjustment is deemed to be finally determined (a “Post-Closing Payment”). Such Post-Closing Payment shall be made by wire transfer of immediately available funds to the account or accounts designated by the Purchaser or the Seller to receive such payment.

(b) As promptly as practicable, and in any event not later than 20 Business Days after the Closing Date, Purchaser shall prepare and deliver to Seller a written statement (the “Final Purchase Price Adjustment Statement”) setting forth in reasonable detail Purchaser’s good faith calculation of the Post-Closing Adjustment as of the Closing Date, as derived from Purchaser’s review of the financial and other books and records of the Business.

(i)
Purchaser agrees to give Seller and its representatives full access to such employees, officers, outside accountants, facilities, books, records, work papers, historical financial information and other materials of Purchaser as Seller and its representatives may request in connection with Seller’s review of such Final Purchase Price Adjustment Statement.

(ii)
Seller may, in good faith, dispute the calculations contained in such Final Purchase Price Adjustment Statement by delivery of written notice thereof (a “Dispute Notice”) to Purchaser within 20 Business Days following receipt by Seller of the Final Purchase Price Adjustment Statement. The Dispute Notice shall set forth in reasonable detail all items disputed by Seller, together with Seller’s proposed changes thereto, including without limitation, an explanation in reasonable detail of the basis on which Seller proposes such changes.

(iii)
If (A) by written notice to Purchaser within the 20 Business Day period referred to in clause (ii) above, Seller accepts such Final Purchase Price Adjustment Statement, or (B) Seller fails to deliver a Dispute Notice within such 20 Business Day period (which failure shall result in Seller being deemed to have agreed to such Final Purchase Price Adjustment Statement delivered by Purchaser), such Final Purchase Price Adjustment Statement delivered by Purchaser (and the Post-Closing Payment set forth therein) shall become final and binding on the parties as of the date of such acceptance or deemed acceptance.

(iv)
If Seller shall have timely delivered a Dispute Notice, then Purchaser and Seller shall attempt to reach agreement on the matters identified in the Dispute Notice. If, within 20 Business Days from Purchaser’s receipt of the Dispute Notice, Purchaser and Seller shall not have reached a resolution in writing of the matters identified in the Dispute Notice, then such matters shall be submitted to an Independent Registered Public Accounting Firm, mutually agreed upon by the parties, for resolution. Purchaser and Seller shall instruct the Independent Registered Public Accounting Firm to prepare and deliver, within 20 Business Days of such submission, a revised Final Purchase Price Adjustment Statement (including without limitation, the calculation of the Post-Closing Payment) taking into account all items not in dispute between Purchaser and Seller and those items requested by Purchaser and Seller to be resolved by the Independent Registered Public Accounting Firm. Purchaser shall furnish or cause to be furnished to the Independent Registered Public Accounting Firm access to such employees, officers, outside accountants, facilities, books, records, work papers, historical financial information and other materials of Purchaser and Seller as the Independent Registered Public Accounting Firm may request. The fees and expenses of the Independent Registered Public Accounting Firm shall be borne by Purchaser if the Independent Registered Public Accounting Firm determines that any payment set forth in the Final Purchase Price Adjustment Statement should be adjusted by five percent (5%) or more; otherwise, such fees shall be borne by Seller. The revised Final Purchase Price Adjustment Statement (including, without limitation, the calculation of the Post-Closing Payment thereon) delivered by the Independent Registered Public Accounting Firm shall be final and binding upon Purchaser and Seller and shall not be subject to challenge or appeal by either party.

(v)
Any payment to be made under this Section 1.11 by Seller to Purchaser, if not timely paid by Seller, shall be a deduction against payments due to Seller of Par B Shares, Par C Shares or Performance Earn Out Cash Payments.

1.12 Bauman Guarantee. Eric Bauman shall enter into a guarantee agreement substantially in the form of Exhibit 1.12 (the “Bauman Guaranty”), pursuant to which he will guarantee payment of any Claims, in an aggregate amount not to exceed (a) $9,750,000 for those Claims described in Section 8.05(b), clauses (i) and (ii); and (b) $7,500,000 for any other Claims pursuant to Section 8.01. The Bauman Guaranty shall be open to claims made thereunder for a period of twelve (12) months following the Closing Date, at the conclusion of which the guarantor shall no longer be liable thereunder other than for the value of Claims asserted as of that date by Purchaser.

1.13 Payment of Claims. All Purchaser Damages or other obligations of Seller (collectively, the “Claims”) under Article 8 of this Agreement, shall be paid first pursuant to the Bauman Guaranty to the extent thereof, and, in the event that Eric Bauman fails or refuses to perform under the Bauman Guaranty, then second, by set off against amounts owed by Purchaser with respect to Earn Out Development Cash Payments, Earn Out Payments or Par B Shares or Par C Shares to the extent owed and payable to Seller at such time.

1.14 Registration. On or prior to the Closing Date, the parties shall enter into a Registration Rights Agreement, substantially in the form of Exhibit 1.14.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date (unless another date is expressly set forth below) that:

2.01 Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Seller has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its Business as now conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Seller, the Assets or the Business. Seller has heretofore delivered to Purchaser true and complete copies of Seller’s articles of incorporation and by-laws as currently in effect.

2.02 Authorization.

(a) The execution, delivery and performance by Seller of this Agreement and all other documents and agreements to be executed by Seller in connection herewith (the “Related Documents”) and the consummation by Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, except as may be required under 15 U.S.C. §18a.

(b) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Related Documents and to perform its obligations hereunder and thereunder to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other action on the part of Seller is necessary to authorize this Agreement or the Related Documents or to consummate the transactions contemplated hereby. This Agreement and the Related Documents have been duly executed and delivered by Seller and constitute the valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by laws governing bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, without limitation, relating to or affecting creditors’ rights generally.

2.03 Non-Contravention. Except as set forth in Schedule 2.03, the execution, delivery and performance by Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(a) contravene, violate or conflict with the articles of incorporation or by-laws of Seller (the “Governing Documents”);

(b) assuming compliance with the matters referred to in Section 2.02(a), to Seller’s Knowledge, contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller;

(c) conflict with, result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a benefit under, or right to accelerate, any agreement, contract or other instrument binding upon Seller or license, franchise, permit or other similar authorization held by Seller; or

(d) result in the creation or imposition of any Encumbrance on any Asset;

provided, however that any matter set forth in Schedule 2.03, which is marked with an asterisk, shall be deemed to be deleted therefrom as of the Closing Date.

2.04 Subsidiaries. Seller does not own directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

2.05 Financial Statements. Seller’s financial statements for the year ended December 31, 2006 (the “Year End Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present the financial position of Seller as of and for the date thereof and its results of operations and cash flows for the period then ended. The balance sheet, income statement and statement of cash flows as of and for the three (3) months ended March 31, 2007 (the “Interim Financial Statements”) were prepared in accordance with GAAP consistently applied, except for the absence of footnotes required by GAAP and subject to customary year end adjustments, and fairly represent the financial position of Seller as of the date thereof and the results of operations for the period then ended.

2.06 Receivables. All accounts receivable, notes receivable and other receivables included in the Assets were created in the ordinary course of business consistent with past practice, of which ninety percent (90%) are and, on the Closing Date will be, valid, genuine and collectible. The aging schedule of the accounts receivable of the Business, attached hereto as Schedule 2.06, is true and correct.

2.07 Absence of Certain Changes. Since the Balance Sheet Date, Seller has conducted the Business in the ordinary course consistent with past practice and, except as set forth in Schedule 2.07 or disclosed on the Interim Financial Statements, there has not been:

(a) any Material Adverse Effect on the Business or the Assets or any event, occurrence, development or state of circumstances or facts which as of the date hereof could reasonably be expected to have a Material Adverse Effect on the Business or the Assets;

(b) any incurrence, assumption or guarantee of any indebtedness for borrowed money or any purchase money obligation or other debt or liability by Seller, except in the ordinary course of its Business consistent with past practice;

(c) any creation or other incurrence of any Encumbrance on any Asset of Seller, except for Permitted Encumbrances;

(d) any material damage, destruction or other property or casualty loss affecting the Business or Assets, (whether or not covered by insurance);

(e) any transaction or commitment made, or any contract or agreement entered into, by Seller relating to the Assets or the Business or any relinquishment of any contract or other right, other than transactions and commitments (including without limitation, acquisitions and dispositions of equipment) in the ordinary course of its Business consistent with past practice;

(f) any (i) grant of any severance, termination or change of control pay or other benefits to any director, manager, officer or employee of Seller, (ii) entering into any employment, deferred compensation, change of control or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or employee of Seller, (iii) any increase in or acceleration or vesting of benefits payable under any existing severance or termination pay policies or employment agreements, (iv) any increase in or acceleration or vesting of compensation, bonus or other benefits payable to directors, managers, officers or employees of Seller or (v) any general or specific increase in the salary or other compensation (including, without limitation, bonuses, profit sharing, deferred compensation or other employee benefits) payable or to become payable to any employee of Seller, except in the ordinary course of its Business consistent with past practice;

(g) any labor dispute, other than routine individual grievances, or to Seller’s Knowledge any activity or proceeding by a labor union or representative thereof to organize any employees of Seller or any lockouts, picketing, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Seller;

(h) any declaration, setting aside or payment of dividends or other distributions or any redemption, purchase or other acquisition of any other securities or other ownership interests of Seller;

(i) any amendment to the Governing Documents, or other organizational documents of Seller;

(j) any change in the accounting methods, policies, principles or practices of Seller other than as required by GAAP;

(k) any amendment, termination or waiver by Seller of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it or the Business or the Assets are bound; or

(l) any agreement or understanding entered into by Seller to do, directly or indirectly, any of the foregoing.

2.08 Internal Controls.

(a) Seller maintains a system of proper internal accounting controls sufficient for Seller, as a non-publicly traded company, to provide management reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset accountability on an annual basis; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at least annually and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately in the year-end financial statements. Seller, as a non publicly traded company, is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) and does not represent that its internal accounting controls satisfy the requirements of SOX.

(b) There are no securitization transactions or “off balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the Securities Act) which have been entered into by Seller.

2.09 Assets.

(a) The Assets constitute all of the property that can reasonably be regarded as being necessary for Purchaser to carry on the Business as of the Closing Date. Except as set forth in Schedule 2.09, Seller is the sole and exclusive owner of, and has good and marketable title to the Assets, free and clear of all Encumbrances, and is exclusively entitled to possess and dispose of same (except for any consent expressly required pursuant to any of the Contracts, all of which are listed on Schedule 1.01(c)), provided, however that any matter set forth in Schedule 2.09, which is marked with an asterisk, shall be deemed to be deleted therefrom as of the Closing Date. At Closing, Seller will transfer to Purchaser good and marketable title to all of the Assets, free and clear of any and all Encumbrances. There are no outstanding agreements or options to sell to any Person other than Purchaser the right to purchase or otherwise acquire any of the Assets.

(b) The Assets include, without limitation, all assets and rights used by Seller in the operation and conduct of the Business. Each such Asset is in good operating condition and repair (subject to normal wear and tear).

2.10 Real Property.

(a) Except as disclosed in Schedule 2.10(a), Seller does not own any Real Property.

(b) Seller has valid leasehold interest(s) in the Leased Premises. Each of the Real Property Leases is (A) the legal, valid and binding obligation of Seller, (B) in full force and effect in accordance with its terms and (C) to Seller’s Knowledge, enforceable against the landlord that is party thereto in accordance with its terms. No Real Property Leases are subject to any ground lease, mortgage, deed of trust or other Encumbrance that would entitle the holder thereof to interfere with or disturb the lessee’s use and enjoyment of the Leased Premises or the exercise of the lessee’s rights under the Real Property Leases so long as the lessee is not in default, except as provided in Schedule 2.10(b). There exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of Seller or, to Seller’s Knowledge, the other party under the Real Property Leases. Seller has provided to Purchaser a complete and correct copy of each Real Property Lease, including, without limitation, all amendments thereto. Seller has not received any written notice of any default under the Real Property Leases that has not been cured or any other termination notice with respect thereto.

(c) To Seller’s Knowledge, there are no developments affecting any of such Leased Premises pending or threatened which could materially detract from the value of such Leased Premises, materially interfere with any present or intended use of any such Leased Premises or materially adversely affect in any other way the Real Property Leases relating to such Leased Premises.

2.11 Intellectual Property.

(a) Seller owns all right, title and interest in and to or is duly licensed to use all of the Intellectual Property Assets. The operation of Seller’s Business does not infringe, misappropriate or otherwise misuse any Intellectual Property of any Person. Except as set forth on Schedule 2.11, the Business as presently conducted does not, and the Assets as historically used by Seller do not, interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property assets of any Person, provided, however that any matter set forth in Schedule 2.11, which is marked with an asterisk, shall be deemed to be deleted therefrom as of the Closing Date.

(b) Schedule 2.11 lists and describes: (i) all patents and patent applications and all registered and material unregistered trademarks, trade names and service marks, and registered copyrights, included in the Intellectual Property Assets, including, without limitation, the jurisdictions in which each such Intellectual Property Asset has been issued or registered or in which any application for such issuance and registration has been filed; (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any Person is authorized to use any Intellectual Property Assets; (iii) all In-bound Intellectual Property Licenses; and (iv) all Intellectual Property relating to the Business that is now or has heretofore been owned by, registered to or otherwise under the control of Eric Bauman. Other than as set forth in Schedule 2.11, Seller has not placed any of the Intellectual Property Assets in escrow for the benefit of any third party. Other than as set forth in Schedule 2.11, Seller has not (i) licensed to any Person any of its Intellectual Property Assets, whether in source code form or otherwise, (ii) entered into any exclusive agreements with any party relating to its Intellectual Property Assets, or (iii) entered into any reseller, distribution or other agreements pursuant to which any third party is entitled to license or sublicense the Intellectual Property Assets.

(c) Except as set forth on Schedule 2.11, there has been no unauthorized use, disclosure, infringement or misappropriation by Seller of any Intellectual Property Asset or Intellectual Property of any Person to the extent licensed by or through Seller, or by any third party with respect to the Intellectual Property Assets of Seller, including without limitation, any employee, consultant, or former employee or consultant of Seller. Except as set forth on Schedule 2.11, Seller has not entered into any agreement to indemnify any Person against any charge of infringement of any Intellectual Property Assets or any Intellectual Property of any Person.

(d) All patents, trademarks, service marks and copyrights (whether registered or not) held by Seller, as identified in Schedule 2.11, are valid, enforceable and subsisting. Seller (i) has not been sued and is not aware of the possible basis for any suit, action or proceeding which involves a claim of infringement against Seller by any Person of any third party Intellectual Property rights and (iii) has not brought and is not aware of the possible basis for bringing any action, suit or proceeding for infringement of Seller’s Intellectual Property Assets or breach of any license or agreement involving the Intellectual Property Assets against any Person.

(e) To the extent necessary (or appropriate given customary industry practice) to secure its ownership of its Intellectual Property Assets, Seller has secured valid written assignments from all Persons who contributed to the creation or development of Seller’s Intellectual Property Assets of the rights to such contributions.

(f) Seller holds all right, title and interest in and to the patent applications, service mark applications and trademark applications identified in Schedule 2.11 (the “Applications”). To the Knowledge of Seller, no Person other than Seller is using the trademarks, service marks or patents covered by the Applications, and Seller has not knowingly permitted any other Person to use the trademarks, service marks or patents described in the Applications. There are no actions, suits, proceedings, outstanding claims or demands instituted, pending or, to Seller’s Knowledge, threatened against Seller in respect of its rights in the trademarks, service marks and patents contained in the Applications. All patents or patent applications included in the Intellectual Property Assets are subsisting, valid and enforceable, in whole or in part, and all maintenance fees have been paid to date and for at least three months after Closing.

(g) The Intellectual Property Assets do not contain computer code that is required to be (a) disclosed in source code format to third parties; (b) licensed to third parties for the purpose of making derivative works; or (c) redistributable to third parties at no charge.

(h) Neither Seller nor any officer, director or employee thereof, nor any spouse, sibling, parent, grandparent, grandchild, aunt, uncle, niece, nephew, cousin, agent, or representative of any of the foregoing has any ownership or control of any domain name or universal resource locator or website that includes in its domain name “ebaum,” “ebaums,” or “ebaumsworld,” other than www.ebaumsworld.com, which belongs to the Company.

2.12 User-Submitted Content. Seller has not received and there is not pending or threatened any notice of claim or action against it relating to any other Person’s alleged rights in user-submitted content appearing on eBaumsworld.com that, to Seller’s Knowledge, has not been resolved to the satisfaction of such Person. User-submitted content which appears on eBaumsworld.com is, and has historically been, deleted from the site as soon as reasonably practicable following receipt by Seller of any credible notice relating to a Person’s alleged rights in any such user-submitted content.

2.13 Contracts. Seller has caused to be made available to Purchaser for review complete and correct copies of all written Contracts listed on Schedule 2.13 (except to the extent specified therein), which contains a complete and accurate list of all material Contracts to which Seller is a party, or which affect the Business or the Assets. Each contract listed on Schedule 2.13 as being subject to specified exceptions shall conform to the substance thereof as heretofore represented by Seller to Purchaser without any variation therefrom that has an adverse effect on the Business or the Purchaser. Except as set forth in Schedule 2.13, each of the Contracts may be transferred to Purchaser without the consent of any person. All of the Contracts are valid, binding and in full force and effect against Seller and, to Seller’s Knowledge, are valid, binding and in full force and effect against the other parties thereto. Except as set forth in Schedule 2.13, Seller is not in default in any material respect, and no notice of alleged default has been received by Seller under any of the Contracts, no other party thereto is, to Seller’s Knowledge, in default thereunder in any material respect, and, to Seller’s Knowledge, there exists no condition or event which, with or without notice or lapse of time or both, would constitute a material default under any of the Contracts by Seller or any other party thereto.

2.14 Licenses and Permits. Schedule 2.14 lists and correctly describes each Permit affecting, or relating in any way to, Seller, the Business or the Assets, together with the name of the Governmental Authority or entity issuing such Permit. Except as set forth on Schedule 2.14, such Permits are valid and in full force and effect and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby and any necessary renewal applications have been timely filed. There are no Permits which have not been obtained by Seller which are required for the proper and lawful operation of (a) all or any portion of the Assets or (b) the Business as presently conducted and as proposed to be conducted as of the Closing Date.

2.15 Employees.

(a) Schedule 2.15(a) contains a complete list of all employees, contractors and other persons employed by or contracted directly or indirectly by Seller in the conduct of the Business (the “Affected Employees”). Seller has previously provided Purchaser the following information for each Affected Employee: (i) the rate of pay for such Affected Employee (presently and for the past six months) and any and all commission, bonus or other compensation arrangements between Seller and such Affected Employee, (ii) the location of such Affected Employee, (iii) the entity that employs such Affected Employee and (iv) the current position of each Affected Employee.

(b) Except as set forth on Schedule 2.15(b), Seller is not a party to (a) any collective bargaining agreement covering any Affected Employee, (b) any agreement respecting the employment of any Affected Employee, or (c) any agreement for the provision of consulting or other professional services provided by any Affected Employee which is not cancelable without penalty on less than 30 days notice. Except as set forth on Schedule 2.15(b), within the last year Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to any Affected Employee, and is not engaged in any unfair labor practice with respect to any Affected Employee. Seller is not aware of any current attempts to organize or establish any labor union or employee association relating to the Affected Employees nor is there any certification of any such union with regard to a bargaining unit pending. There is no unfair labor practice charge or complaint against Seller pending or, to Seller's Knowledge, threatened with respect to any Affected Employee, and there is no labor strike, dispute, grievance or unfair labor practice, request for representation, slowdown or stoppage actually pending or, to Seller’s Knowledge, threatened against or affecting Seller nor any secondary boycott with respect to services of Seller. To Seller’s Knowledge, no question concerning union representation has been raised or is threatened respecting any Affected Employee. No Affected Employee has filed any material grievance against Seller, and there are no pending arbitration proceedings or claims therefor with respect to any Affected Employee arising out of, related to or under any collective bargaining agreement. There are no administrative charges or court complaints against Seller concerning alleged employment discrimination or other employment related matters pending or, to Seller’s Knowledge, threatened before any Governmental Authority with respect to any Affected Employee, nor are there any liabilities due or alleged to be due for any damages to any Affected Employee resulting from the violation or alleged violation of any applicable law, agreement or arrangement with respect to any Affected Employee.

(c) No Affected Employee has indicated to Seller that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement, except as set forth on Schedule 2.15(c).

2.16 Employee Benefit Plans. Except as set forth in Schedule 2.16, Seller has no (i) pension, thrift, savings, profit-sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, (ii) employment or consulting contracts, “golden parachutes,” collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, (iii) employee manuals, or (iv) written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any Affected Employee. To its Knowledge, Seller is not in arrears in the payment of any contribution or assessment required to be made by it pursuant to any of the agreements or arrangements set forth in Schedule 2.16.

2.17 Environmental Matters. Without in any manner limiting any other representation or warranty set forth in this Agreement and except for matters disclosed in Schedule 2.17:

(a) With respect to each Business Facility, Seller is in compliance with, and has no liability under any applicable Environmental Law, Environmental Permit or the common law, and all past noncompliance (if any) by Seller with any Environmental Law or Environmental Permit has been resolved without any pending, ongoing or future obligation, cost or liability.

(b) Neither Seller nor any Business Facility is subject to any information request or known, pending or, to Seller’s Knowledge, threatened claim, demand, action, notice of violation or liability, or proceeding relating to Environmental Responsibility.

(c) Seller currently holds all Environmental Permits (all of which are listed on Schedule 2.17 and has timely filed applications for renewal of all Environmental Permits. No action, claim or proceeding seeking the revocation or suspension of any Environmental Permit is pending, or to the Knowledge of Seller, threatened.

(d) Seller has not received notice and has no Knowledge that any occupant or tenant of any current Business Facility (A) is in violation of any Environmental Law; (B) is the subject of any known, pending, or threatened claim, demand, action, or proceeding relating to Environmental Responsibility; or (C) does not have or has not renewed any Environmental Permit applicable to its assets or operations.

(e) To the Knowledge of Seller, there are no, nor have there ever been any, storage tanks (whether under ground or above ground) or solid waste management units located on, under, or, adjoining any Business Facility other than as listed on Schedule 2.17. There are no Materials of Environmental Concern on, under, or to the Knowledge of Seller, adjoining, any Business Facility in an amount exceeding background levels for the applicable geographic area or which would require reporting to any Governmental Authority or Environmental Response to comply with requirements of Environmental Laws.

(f) None of the Materials of Environmental Concern generated from any Business Facility while in the possession of Seller, or for which Seller arranged for disposal, have, to Seller’s Knowledge, been treated, stored, disposed of or released at a location that is subject to an existing or potential claim or liability (including, without limitation, strict liability) under Environmental Laws.

(g) To the Knowledge of Seller, Seller has not been identified as a potentially responsible party under, nor have any of the Business Facilities been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA, or comparable Environmental Laws, nor are the Business Facilities subject to any lien arising under Environmental Laws.

(h) Seller does not have Knowledge of and has not received any notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Environmental Permits, relating to the ownership, use, maintenance, or operation of any Business Facility, nor is there any basis for any of the foregoing, nor has Seller voluntarily undertaken any Environmental Response regarding, or other decontamination or cleanup of, any facility or site or entered into any agreement for the payment of costs associated with such activity.

(i) There are no present or past events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to Seller which may give rise to any common law liability or statutory liability under Environmental Laws or form the basis of a claim, demand, action, or proceeding relating to Environmental Responsibility.

(j) There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws, subject to any obligations related to Environmental Permits, which Seller has to its Knowledge agreed to, assumed or retained, by contract or otherwise.

(k) The Business Facilities (or equipment thereon) do not contain in any form (i) asbestos containing materials, (ii) polychlorinated biphenyls, (iii) lead based paint; (iv) radon; or (v) any wetland areas or other land subject to restricted development under Environmental Laws, except as listed on Schedule 2.17.

(l) Without limiting the foregoing, there is not (and since December 31, 2001 has not been any) “recognized hazard” (as such term is used under the Occupational Safety and Health Act of 1970 (“OSHA”)) with respect to any aspect of the Business. Schedule 2.17 lists all written reports and filings made or filed by Seller pursuant to OSHA and similar applicable Environmental Laws since December 31, 2001.

(m) Seller has made available to Purchaser copies of any and all material environmental assessment or audit reports, or other similar environmental studies or analyses, all of which are listed on Schedule 2.17, in possession or control of Seller relating to any Business Facility or the Business.

2.18 Tax Matters. Seller, and each of its Affiliates has timely filed (taking into account any applicable extensions) all applicable Tax Returns and reports for all years and periods for which such returns and reports were due to be filed by it prior to the Closing Date. Each of such Tax Returns as filed was correct and complete. Seller and each of its Affiliates has not been and is not currently the subject of an audit, other examination, matter in controversy, proposed adjustment, refund litigation or other proceeding with respect to Taxes by the Tax authorities of any nation, province, state or locality or other governmental authority, nor has Seller or any of its Affiliates received any notices from any Tax authority relating to any such issue or potential issue. There are no liens for Taxes upon the Assets or properties of Seller, any of its Affiliates or the Business except for statutory liens for current Taxes not yet due. Neither Seller nor any of its Affiliates has, as of the date hereof, entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes. Seller and each of its Affiliates has timely paid all Taxes and Tax liabilities in respect of periods prior to the date hereof and has accrued on its financial statements an amount necessary to pay in full all unpaid Taxes. Seller and each of its Affiliates has complied with all applicable Tax Laws. Seller is, and has been since its formation, an S corporation for federal and state income tax purposes. For purposes of this Agreement, (i) “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative minimum or other tax of any kind whatsoever, including without limitation, any interest, penalty or addition thereto, whether disputed or not, and (ii) “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including without limitation, any schedule or attachment thereto, and including, without limitation, any amendment thereof.

2.19 Transactions with Affiliates. Except as set forth on Schedule 2.19 and except for normal employment arrangements consistent with past practices, since December 31, 2006, Seller has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into any contracts or other agreements of any kind with any employee, officer, director or shareholder of Seller or any of their respective Affiliates except for loans, advances or borrowings to be repaid prior to the Closing Date.

2.20 Fees. Except as set forth on Schedule 2.20, Seller has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which Purchaser or its Affiliates, or the Business, could become liable. Any fee due to any broker or finder representing Seller shall be the responsibility of Seller.

2.21 Customers and Suppliers. Seller does not have any Knowledge of any intention or indication of intention by a significant customer or a significant supplier to terminate its business relationship with Seller or to limit its business relationship with Seller in any material respect.

2.22 Exclusion of Business. Except as set forth on Schedule 2.22, Seller does not know and has not received any notice that access to eBaumsworld.com or Seller’s associated websites have been or will be blocked by any Governmental Authority in any respect or to any Person.

2.23 Compliance with Laws; No Defaults.

(a) Except as set forth on Schedule 2.23(a), Seller is not (i) in violation of any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any court or Governmental Authority to which the Assets are or the Business is subject, or (ii) to Seller’s Knowledge, subject to any claim asserted by any Governmental Authority that the Assets are or the Business is in violation of any legal requirement.

(b) As of the date hereof, Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any material contract or other instrument binding upon Seller or affecting or relating to the Assets or the Business or any Permit held by Seller or affecting or relating to the Assets or the Business, except as otherwise disclosed in Schedule 2.23(b).

2.24 Legal Proceedings. Except as set forth on Schedule 2.24, (i) there is no litigation pending, or to Seller’s Knowledge, threatened, by any Person or by or before any Governmental Authority, against or affecting Seller, or any shareholder of Seller (to the extent such litigation against or affecting a shareholder of Seller relates to or affects the Business or the Assets or the ability of Seller to consummate the transactions contemplated hereby), the Business or the Assets; and (ii) there is no judgment or decree requiring Seller to take any action of any kind with respect to the Assets or the conduct of the Business, or to which Seller, the Business or the Assets are subject or by which they are bound or affected in either case, which could adversely affect the financial condition or conduct of the Business, the Assets or the ability of Seller to perform its obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension of or other limitation of any of the Real Property Leases or Contracts. All Purchaser Damages arising from any matter disclosed on Schedule 2.24, other than those matters set forth in the first paragraph thereof, shall be deemed as matters as to which Purchaser is to be indemnified under Section 8.01 and such indemnification shall not be subject to the limitations specified in Section 8.05(a).

2.25 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules and Exhibits attached hereto) or any agreement executed in connection herewith or in any certificate or other document delivered pursuant hereto or thereto or made or furnished to Purchaser or their representatives by Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Copies of all documents listed or described in the various Schedules attached hereto and provided by Seller to Purchaser are true, accurate and complete.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date:

3.01 Existence. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Purchaser has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Each of Parent and Purchaser is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on its business, assets (including intangible assets), financial condition, results of operations or liabilities.

3.02 Authorization.

(a) The execution, delivery and performance by each of Parent and Purchaser of this Agreement or any Related Document requires no action by or in respect of, or filing with, any Governmental Authority, except as may be required by 15 U.S.C. §18a, the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market, Inc.

(b) Each of the Parent and Purchaser has all requisite power and authority to execute and deliver this Agreement and any Related Documents to which it is a party and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Related Documents to which Parent and/or Purchaser are a party have been duly executed by Parent and Purchaser and constitute the valid and legally binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with their respective terms.

3.03 Non-Contravention. Except as set forth in Schedule 3.03, the execution, delivery and performance by each of Parent and Purchaser of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby do not and will not:

(a) contravene or conflict with the Governing Documents of Parent or Purchaser;

(b) assuming compliance with the matters referred to in Section 3.02(a), contravene or conflict with, or constitute a violation of, any provision of any law, regulation or judgment, injunction order or decree binding upon or applicable to Parent or Purchaser; or

(c) conflict with, result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a benefit under or right to accelerate any agreement, contract or other instrument binding upon Parent or Purchaser or license, franchise, permit or other similar authorization held by Parent or Purchaser.

provided, however that any matter set forth in Schedule 3.03, which is marked with an asterisk, shall be deemed to be deleted therefrom as of the Closing Date.

3.04 Fees. Neither Purchaser nor Parent has incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which Seller could become liable. Any fee due to any broker or finder representing Parent or Purchaser shall be the responsibility of Parent and Purchaser.

3.05 Litigation. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Purchaser or Parent threatened against or affecting, Purchaser or Parent before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby or which, if determined adversely to the interests of Purchaser or Parent, would have a Material Adverse Effect on its business, assets (including intangible assets), financial condition, results of operations or liabilities.

3.06 Parent Common Stock. All shares of Parent Common Stock to be delivered or pledged by Purchaser or Parent pursuant to this transaction will be (i) free and clear of all Encumbrances other than Permitted Encumbrances and (ii) duly authorized, validly issued, fully paid and non-assessable when issued in accordance with the terms hereof.

3.07 SEC Documents. Purchaser has furnished or made available to Seller true and complete copies of all reports or registration statements filed by Parent with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for all periods since January 1, 2006, all in the form so filed (all of the foregoing being collectively referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent modified by a document subsequently filed with the SEC or contained in written information otherwise provided to Seller.

3.08 Absence of Certain Changes. Since the date of its last Form 10-Q filed with the Securities and Exchange Commission, Parent has not suffered any change to its business which would materially and adversely affect its ability to finance the transactions contemplated hereby or which would otherwise have a Material Adverse Effect on its business.

3.09 Compliance with Laws. To the Knowledge of Purchaser and Parent, each of Purchaser and Parent has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any court or Governmental Authority that would have a Material Adverse Effect on such party’s business or financial condition. To the Knowledge of Purchaser and Parent, neither Purchaser nor Parent is subject to any claim asserted by any Governmental Authority that it is in violation of any legal requirement applicable to the operation of its business or provision of its products or services.

3.10 Intellectual Property. Each of Parent and Purchaser owns, or is licensed or otherwise possesses legally enforceable rights to use, all internet domain names, URLs, software, inventions, patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, know-how, service marks, trade names, trademarks, trademark applications, copyrights, source and object codes, customer lists, drawings, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights that are used in the business of Parent or Purchaser as currently conducted or as proposed to be conducted by Parent or Purchaser, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof (collectively, the “Purchaser Intellectual Property Assets”). To the Knowledge of Purchaser and Parent, no claims with respect to the Purchaser Intellectual Property Assets have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the operations, products or services of Parent or Purchaser infringe on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by Parent or Purchaser of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or applications used in Parent’s or Purchaser’s business as currently conducted or as proposed to be conducted by Parent or Purchaser, or (iii) challenging the ownership or the right to use, as the case may be, by Parent or Purchaser, or the validity or effectiveness of, any of the Purchaser Intellectual Property Assets. All registered patents, trademarks, service marks and copyrights held by Parent or Purchaser are valid and subsisting. To the Knowledge of Purchaser and Parent, neither Parent nor Purchaser has infringed, and the respective businesses of Parent and Purchaser as currently conducted or as proposed to be conducted do not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the Knowledge of Purchaser and Parent, there is no material unauthorized use, infringement or misappropriation of any of the Purchaser Intellectual Property Assets by any third party, including any employee or former employee of Parent or Purchaser.

ARTICLE 4
COVENANTS OF SELLER

4.01 Non-Solicitation. From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the ninetieth (90th) day following execution of this Agreement (the “No Shop Period”), neither Seller nor any officer, director, employee, agent or representative of Seller shall, directly or indirectly, solicit or encourage, including, without limitation, by way of furnishing information, the initiation of or response to any inquiries or proposals regarding, or engage in or continue any discussions or enter into any agreements regarding, any merger, tender offer, sale of shares or similar business combination transactions involving Seller, the Business or the Assets, or any sale of all or substantially all the Assets, other than in connection with the transaction with Purchaser contemplated herein. The No Shop Period may be extended upon mutual agreement of the parties for such additional periods, if any, as shall be required for satisfaction by the parties of any of the conditions to Closing, including, without limitation, completion of the audit pursuant to Section 6.05.

4.02 Conduct of the Business. From the date hereof until the Closing Date, Seller shall conduct its Business in the ordinary course consistent with past practice and use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller shall not:

(a) sell, lease, license or otherwise dispose of any Assets or any portion of the Business except (a) pursuant to existing contracts or commitments and (b) in the ordinary course of the Business consistent with past practices;

(b) amend its Governing Documents;

(c) create or incur any Encumbrance on any Assets, except for Permitted Encumbrances;

(d) except as set forth on Schedule 4.02(d), declare, set aside or pay dividends or other distributions or redeem, purchase or otherwise acquire any other securities or other ownership interests of Seller;

(e) make any change in its accounting methods, principles or practices other than as required by GAAP;

(f) amend, terminate or waive any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it or the Assets are bound;

(g) waive the benefits of, or agree to modify, any material confidentiality, standstill or similar agreement;

(h) except for changes made in the ordinary course of business consistent with past practices not involving officers or key employees of Seller, and except as set forth in Schedule 4.02(h), (i) grant any severance, termination or change of control pay or benefits to any director, manager, officer or employee of Seller, (ii) enter into any employment, deferred compensation, severance, change of control, collective bargaining agreement or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or employee of Seller, (iii) increase or accelerate vesting or benefits payable under any existing severance or termination pay polices or employment agreements, (iv) increase or accelerate payment or vesting of compensation, bonus or other benefits payable to directors, managers, officers or employees of Seller, or (v) increase the salary or other compensation (including, without limitation, bonuses, profit sharing, deferred compensation or other employee benefits) payable or to become payable to any employee of Seller;

(i) except for existing commitments and capital expenditures as may be necessary to perform obligations under existing contracts or maintain the Assets in the event of damage thereto, make any capital expenditure other than in the ordinary course of the Business consistent with past practices or in an amount in excess of $50,000; or

(j) agree or commit to do any of the foregoing.

Seller shall not (a) take or agree or commit to take any action that would make any representation and warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (b) omit or agree to commit or omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time.

4.03 Access to Information. Seller (i) will give Purchaser, its counsel, financial advisors, auditors and other authorized representatives access, at all reasonable times following sufficient notice to Seller, to the offices, properties, books and records of Seller, (ii) will furnish to Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to Seller as such persons may reasonably request, (iii) will instruct its employees, counsel and financial advisors to cooperate with Purchaser in its investigation of Seller including, without limitation, interviews with such individuals; and (iv) provide telephone numbers, street addresses, and e-mail addresses, as available in the records of Seller, of Seller’s significant suppliers and customers; provided, however, Purchaser shall not unreasonably interfere with the conduct of Seller’s Business. All information disclosed to Purchaser, its counsel, financial advisors, auditors and other authorized representatives pursuant to this Section 4.03 and otherwise in contemplation of the consummation of the transactions contemplated by this Agreement shall be subject to the terms of a confidentiality and non-disclosure agreement substantially in the form of Exhibit 4.03 (the “Confidentiality Agreement”). No investigation by Purchaser or knowledge acquired by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder.

4.04 Notices of Certain Events. Seller shall promptly notify Purchaser of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Seller, the Business or the Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

4.05 Covenant Not to Compete.

(a) In consideration of Purchaser’s consummation of the transactions contemplated by this Agreement and for other good and valuable consideration, for a period of three (3) years from and after the Closing Date, Seller will not, directly or indirectly (whether as an owner, proprietor, partner, shareholder, officer, employee, independent contractor, director, joint venturer, consultant, lender or investor), solicit or engage in the Prohibited Business. For purposes of this Section 4.05, the “Prohibited Business” means offering to provide or providing any product or service competitive with the Business, in the geographic areas where Seller engages in business as of the date hereof. The parties agree that this Section 4.05 shall not prohibit the ownership by Seller, solely as an investment, of securities of a person engaged in the Prohibited Business if (i) such Seller is not an “affiliate” (as such term is defined in Rule 405 promulgated under the Securities Act) of the issuer of such securities, (ii) such securities are publicly traded on a national securities exchange and (iii) Seller does not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part. Seller acknowledges and agrees that the limitations imposed by this Section 4.05(a) as to time, geographical area, and scope of activity being restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Purchaser.

(b) From and after the Closing Date, Seller shall not, directly or indirectly, (i) discourage any person from accepting employment with Purchaser or any Affiliate of Purchaser or (ii) hire or solicit the employment or services of, or cause or attempt to cause to leave the employment or service of Purchaser or any Affiliate of Purchaser, any person who or which is employed by, or otherwise engaged to perform services for, Purchaser or any Affiliate of Purchaser (whether in the capacity of employee, consultant, independent contractor or otherwise) or who is offered a position by Purchaser in connection with the transactions contemplated hereby.

(c) The parties hereby agree that if Seller violates this Section 4.05, it would be difficult to determine the entire cost, damage or injury which Purchaser and its Affiliates would sustain. Seller acknowledges that if it violates or threatens to violate this Section 4.05, Purchaser will have no adequate remedy at law. In that event, Purchaser and/or its Affiliates shall have the right, in addition to any other rights that may be available to them, to seek in any court of competent jurisdiction injunctive relief to restrain any violation by Seller of this Section 4.05 or to compel specific performance by Seller of one or more of its obligations under this Section 4.05 (any requirements for posting of bonds for injunction are hereby expressly waived). The seeking or obtaining by Purchaser or its Affiliates of such injunctive relief shall not foreclose or in any way limit the right of Purchaser to obtain a money judgment against Seller for any damage to Purchaser or its Affiliates that may result from any breach by Seller of this Section 4.05. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.05 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 4.05 shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d) Purchaser and Seller agree that $100,000.00 of the Purchase Price shall be allocated to the obligations of Seller under this Section 4.05.

4.06 Change of Names. Promptly following the Closing, but in any event within 30 days after the Closing Date, Seller shall provide evidence to Purchaser of the change of Seller’s name and any Affiliate of Seller bearing the name “eBaum’s World” or any variations or derivations thereof, or any trademarks, trade names or logos of Seller or any of its Affiliates bearing such names or similar names.

4.07 First Year Revenues. Seller warrants and guarantees to Purchaser and Parent that the revenues of the Purchaser for the period from July 1, 2007 through June 30, 2008 (the “First Year Revenues”) shall be not less than five million dollars ($5,000,000). The First Year Revenues shall be equal to the sum of (A) the product of (i) the quotient of (x) the number of “Page Views” (as measured and reported by Google Analytics consistent with current practices since October 2006 (or as otherwise mutually agreed by the parties)) during the period from July 1, 2007 through December 31, 2007 (the “First Guaranteed Revenue Period”) divided by (y) one thousand (1,000), and (ii) the Designated CPM for the First Guaranteed Revenue Period, plus any other non-advertising related revenue earned by the Business according to GAAP, and (B) the product of (i) the quotient of (x) the number of “Page Views” during the period from January 1, 2008 through June 30, 2008 (the “Second Guaranteed Revenue Period”), divided by (y) one thousand (1,000), and (ii) the Designated CPM for the Second Guaranteed Revenue Period, plus any other non-advertising revenue earned by the Business according to GAAP. The “Designated CPM” shall equal (a) for the First Guaranteed Revenue Period, $1.55 and (b) for the Second Guaranteed Revenue Period, the greater of (i) $1.55 and (ii) the actual net revenue (net of revenue shared with or commissions and fees paid to advertising agencies, networks, or partners or content providers) per thousand Page Views earned by the Purchaser during the Second Guaranteed Revenue Period in connection with the placement of advertising on the eBaumsworld web page.

ARTICLE 5
COVENANTS OF PURCHASER AND PARENT

5.01 Access Prior to the Closing Date. Purchaser and Parent will furnish to Seller, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to Purchaser and Parent as such persons may reasonably request; provided, however, Seller shall not unreasonably interfere with the conduct of Purchaser’s Business. All information disclosed to Seller, its counsel, financial advisors, auditors and other authorized representatives pursuant to this Section 5.01 and otherwise in contemplation of the consummation of the transactions contemplated by this Agreement shall be subject to the terms of the Confidentiality Agreement.

5.02 Access From and After the Closing Date. On and after the Closing Date, Purchaser will afford promptly to Seller and its agents reasonable access to the properties, books, records, employees and auditors involved in this transaction to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder and Seller’s federal and state income and other tax liabilities with respect to any period ending on or before the Closing Date and shall maintain them for a period of five (5) years following the Closing or for such longer period as any audit (private, tax or other governmental) of those documents is continuing; provided that any such access by Seller shall not unreasonably interfere with the conduct of the Business of Purchaser. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Purchaser or the Business provided by Purchaser in connection with this transaction.

5.03 Guarantee. Parent hereby guarantees all obligations of Purchaser under this Agreement and under the Related Documents.

5.04 User-Submitted Content. For the twelve (12) month period following the Closing Date, if Purchaser or Parent receives notice of any claim against it relating to a Person’s alleged rights in user-submitted content posted on eBaumsworld.com during the period prior to Closing, Purchaser shall promptly deliver a copy of such notice to Seller and shall provide Seller with a reasonable opportunity to discuss the resolution of any such claims. In the event that Purchaser fails to deliver a copy of any such notice to Seller within fifteen (15) days of receipt by Purchaser of such notice, Seller shall not be responsible, and shall have no obligation to indemnify, defend or hold harmless the Purchaser Indemnified Persons under Article 8 hereof, for any Purchaser Damages that arise out of or result from any claims by the Person alleging rights in the user-submitted content posted on eBaumsworld.com that is the subject of the notice received by Purchaser or Parent.

5.05 Working Capital. Purchaser shall, as of the end of each month until all amounts payable under Section 1.09 are paid and the right to receive payments thereunder expire, maintain Current Assets at least equal to two hundred thousand dollars ($200,000).

5.06 Coordination. Following the Closing, the Parent shall have full authority to operate, and allocate resources among, its various Affiliates and businesses in accordance with its good business judgment and as it deems appropriate in its business judgment. Without in any way derogating from the foregoing, following the Closing the Parent shall, in operating and controlling the business of the Purchaser, (i) take into account historical practices of the Business to the extent the Purchaser deems such practices reasonable and appropriate and (ii) not deprive the business of the Purchaser of resources or other assets in a manner which unreasonably prevents the Seller from earning any Earn Out Payments. Anything contained in this section to the contrary notwithstanding, the foregoing shall not in any way restrict the Parent or the Purchaser from taking any action or omitting to take any action the effect of which is to provide, in the Purchaser’s business judgment, the possibility of meaningful and material benefits for the operation of the Purchaser’s business as a whole.

ARTICLE 6
COVENANTS OF SELLER AND PURCHASER

Seller and Purchaser hereby agree that:

6.01 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Seller and Purchaser will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the transactions contemplated by this Agreement. Seller and Purchaser each agree to execute and deliver such other documents, certificates, agreements, corporate and shareholder approvals, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, but without expanding the obligations and responsibilities of any party hereunder.

6.02 Certain Filings. Seller and Purchaser shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the filing of all notices under 15 U.S.C. §18a, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

6.03 Public Announcements. No party shall issue any press release or otherwise announce this transaction without mutual agreement to the terms of the press release, or make any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable law or the regulations of the NASDAQ Stock Market, Inc. or such other securities exchange or trading market where the Parent Common Stock is regularly quoted.

6.04 Notice of Developments. Each party to this Agreement will give prompt written notice to the other of any material adverse development causing a breach of any of its representations and warranties under this Agreement.

6.05 Performance of Audit. Within ten (10) days of the execution of this Agreement, Purchaser shall arrange for the Independent Registered Public Accounting Firm to perform an audit of the financial statements of Seller for the three (3) year period prior to the signing of this Agreement. The fees of such firm shall be payable by Purchaser. However, if the Independent Registered Public Accounting Firm is not able to complete such audit as a result of the actions or inactions of Seller by August 31, 2007 or such other date as to which the parties mutually agree, Seller shall reimburse Purchaser for such fees by wire transfer within ten (10) days of the termination of this Agreement. Seller shall cooperate with such audit. For the avoidance of doubt, if the Independent Registered Public Accounting Firm is able to complete its audit but renders a qualified opinion as a result thereof, Seller shall have no reimbursement obligation under this clause.

6.06 Employee Matters.

(a) On or prior to the Closing Date, Seller shall present all Affected Employees with a termination letter terminating their employment with Seller effective on the Closing Date and shall pay to each such Affected Employee any and all required salary, bonuses and vacation pay owing. On or prior to the Closing Date, Purchaser or one or more of its Affiliates, shall provide an offer of employment to the Affected Employees. All such offers of employment will be for a substantially similar position with substantially similar duties and stature, and will provide salary and benefits which are, in the aggregate, substantially similar or superior to that provided by Seller on the Closing Date.

(b) Purchaser shall have the right to meet with and offer employment to members of Seller’s management at reasonable times and under reasonable circumstances.

(c) Within twenty (20) Business Days after the Closing Date, Purchaser shall provide stock options of Parent in an amount equal to fifty thousand (50,000) in the aggregate, to certain employees of the Business as specified by the Seller pursuant to stock option agreements on Parent’s standard form; provided, however, that Eric Bauman and Neil Bauman shall not be eligible as recipients of such options.

(d) Purchaser shall be responsible for and shall reimburse Seller for statutory termination pay which may be required to be paid by Seller pursuant to applicable law to any Affected Employee arising from the termination of employment of any Affected Employee pursuant to Section 6.06(a). For the avoidance of doubt, Purchaser’s obligations under this Section 6.06(d) shall exclude any and all required salary, bonuses and vacation pay which are the responsibility of Seller pursuant to Section 6.06(a).

(e) Seller is obligated and shall assume all responsibility for all claims, liabilities, costs, and obligations, which may arise from:

(i)	the termination of employment of any Affected Employee;

(ii)	any contractual obligations (other than common law severance obligations) owed to Affected Employees.

(f) Purchaser is obligated and shall assume all responsibility for all claims, liabilities, costs, and obligations, including, without limitation, contractual and common law obligations, which may arise from the dismissal or alleged dismissal on or after the Closing Date of any Affected Employee other than the contractual obligations assumed by Seller under Section 6.06(e)(ii).

(g) Purchaser is not, and shall not be deemed to be, a successor employer to Seller with respect to any of Seller’s employee benefit plans or programs, including the items listed on Schedule 2.16 (collectively, “Seller Plans”). Purchaser does not and shall not assume any Seller Plan, including, without limitation, any severance plans of Seller.

(h) Seller will retain responsibility for, and continue to pay, all hospital, medical, life insurance, disability, supplemental unemployment and all other welfare plan expenses and benefits for the employees hired by Purchaser (and their covered dependents) with respect to claims incurred by such employees or their covered dependents on or prior to the Closing Date. Seller will retain responsibility for, and continue to pay, any life, health or other welfare benefits payable to each former employee (and their dependents) of Seller who terminated employment with Seller on or prior to the Closing Date in respect of claims incurred on their behalf on or prior to the Closing Date. For purposes of this clause (h), a claim is deemed incurred when the event that first gave rise to the claim occurred, notwithstanding the fact that such benefits may be paid at a subsequent date. Seller is responsible for any liabilities that may arise with respect to application of Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act (“ERISA”) and the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) with respect to any of their employees or covered dependents as a result of the transactions contemplated by this Agreement, as well as for any prior COBRA violations which occurred prior to Closing. Purchaser is not a successor employer for ERISA or COBRA purposes.

6.07 Certain Warranty Matters. Purchaser shall perform all warranty work respecting products manufactured or sold, and services rendered, by Seller up to and including the Closing Date, and Seller shall reimburse Purchaser forthwith following demand for Purchaser’s actual cost of labor and materials incurred by Purchaser in connection therewith.

6.08 Tax Cooperation: Allocation of Taxes.

(a) Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Assets as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Assets and each shall execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this Section 6.08(a).

(b) Purchaser shall pay all Transfer Taxes up to an aggregate amount of $10,000. To the extent that the aggregate amount of Transfer Taxes exceeds $10,000, responsibility for payment of such excess amount shall be shared equally by Purchaser and Seller.

ARTICLE 7
CLOSING

7.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Parent, located at 539 Bryant Street, Suite 403, San Francisco, CA 94107 (or such other location as may be agreed by Parent, Purchaser and Seller), on August 2, 2007 or, if all of the conditions to the Closing are not satisfied on that date, on the first date thereafter on which all of such conditions are satisfied. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing may take place by delivery and exchange of documents by facsimile or electronic mail with originals to follow by overnight courier.

7.02 Deliveries and Actions by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser:

(a) the Assets;

(b) a Bill of Sale substantially in the form of Exhibit 7.02(b), duly executed by Seller;

(c) an Assignment and Assumption Agreement substantially in the form of Exhibit 7.02(c), duly executed by Seller;

(d) the Purchase Price Escrow Agreement and the Protected Payments Escrow Agreement, each duly executed by Seller;

(e) the Employment Agreement, substantially in the form of Exhibit 7.02(e), duly executed by Eric Bauman and Neil Bauman;

(f) a Domain Name Assignment Agreement substantially in the form of Exhibit 7.02(f), duly executed by Seller;

(g) the originals of all files and documents in its possession relating to the Assets, including, without limitation, all operating statistics, equipment records, equipment warranties and maintenance records, registrations, permits and certifications, and operating manuals;

(h) copies of all consents and approvals required in connection with (i) the execution, delivery and performance of this Agreement and (ii) the assignment of the Assets and the Contracts;

(i) a Non-Disclosure, Non-Compete and Assignment Agreement, substantially in the form of Exhibit 7.02(i)(i), duly executed by Eric Bauman and Neil Bauman, and an Employee Proprietary Information and Inventions Agreement, substantially in the form of Exhibit 7.02(i)(ii), duly executed by each other person listed on Schedule 2.15(a).

(j) an Assignment of Trademarks and Service Marks in the form of Exhibit 7.02(j), duly executed by Seller;

(k) a certificate of valid and subsisting status of Seller, certified by the applicable Governmental Authority;

(l) a certificate of the Secretary or Assistant Secretary of Seller, certifying as to (i) the Governing Documents (or similar organizational documents) of Seller, (ii) the incumbency of all officers of Seller executing this Agreement and Related Documents executed in connection herewith, (iii) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (iv) the resolutions of the shareholders of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(m) documentation related to the termination of Affected Employees as contemplated by Section 6.06;

(n) an Assignment and Assumption of Contracts in the form of Exhibit 7.02(n) attached hereto, duly executed by Seller, together with all consents required to be obtained under the terms of any Contract prior to the transfer of such Contract pursuant to this Agreement;

(o) the Closing Date Statement;

(p) a fully executed Lease Assignment Agreement substantially in the form of Exhibit 7.02(p) conveying each of the Real Property Leases to Purchaser, duly executed by Seller and 2590 Brighton Henrietta Town Line Road, LLC;

(q) an opinion of counsel to Seller;

(r) such other separate instruments of sale, assignment or transfer reasonably required by Purchaser;

(s) a certificate to the effect that each of the conditions specified in this Section 7.02 have been satisfied in all respects;

(t) the Closing Balance Sheet;

(u) the Registration Rights Agreement, duly executed by Seller;

(v) the Pledge Agreement, duly executed by Seller;

(w) the Bauman Guaranty, duly executed by Eric Bauman;

(x) the Confidentiality Agreement, duly executed by Seller; and

(y) that portion of the Deposit consisting of two hundred sixty one thousand four hundred thirty eight (261,438) shares of Parent Common Stock.

7.03 Deliveries and Actions by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, unless otherwise specified:

(a) $14,650,000, by wire transfer of immediately available funds to the account designated by Seller;

(b) the cash portion of the Deposit;

(c) to the Escrow Agent, the Par B Shares and the Par C Shares;

(d) the Purchase Price Escrow Agreement and the Protected Payments Escrow Agreement, each duly executed by Purchaser;

(e) the Employment Agreement, duly executed by Purchaser;

(f) the Lease Assignment Agreement, duly executed by Purchaser;

(g) the Assignment and Assumption of Contracts Agreement, duly executed by Purchaser;

(h) the Assignment and Assumption Agreement, duly executed by Purchaser;

(i) a certificate of the Secretary or Assistant Secretary of Purchaser, certifying as to (i) the Governing Documents (or similar organizational documents) of Purchaser, (ii) the incumbency of all officers of Purchaser executing this Agreement and any agreement executed in connection herewith, (iii) the resolutions of the Board of Directors (or similar governing body) of Purchaser authorizing the execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby, and (iv) the resolutions of the shareholders of Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(j) a certificate of valid and subsisting status of Purchaser certified by the applicable Governmental Authority;

(k) an opinion of counsel to Purchaser; and

(l) a certificate to the effect that each of the conditions specified in this Section 7.03 have been satisfied in all respects.

7.04 Deliveries and Actions by Parent. At the Closing the Parent shall deliver to Seller unless otherwise specified:

(a) the Registration Rights Agreement, duly executed by Parent;

(b) the Pledge Agreement, duly executed by Parent;

(c) the Confidentiality Agreement, duly executed by Parent;

(d) a certificate of valid and subsisting status of Parent certified by the applicable Governmental Authority; and

(e) the resolutions of the Board of Directors (or similar governing body) of Parent authorizing the execution, delivery and performance by Parent of this Agreement and the transactions contemplated hereby.

7.05 Conditions to the Obligations of Each Party. The obligations of Parent, Purchaser and Seller to consummate the Closing are subject to the satisfaction, or waiver by all parties, of the following conditions:

(a) No provision of any applicable Law and no judgment, injunction, order or decree shall (i) prohibit the consummation of the Closing or (ii) restrain, prohibit or otherwise interfere with the transactions contemplated by this Agreement.

(b) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing, and all material third party consents necessary in connection with the consummation of the Closing, shall have been obtained and the applicable waiting period after the filing pursuant to 15 U.S.C. §18a shall have expired without intervention by the United States of America to prevent consummation of the transactions contemplated by this Agreement.

7.06 Conditions to Obligations of Parent and Purchaser. The obligation of Parent and Purchaser to consummate the Closing is subject to the satisfaction (or waiver in writing by Purchaser) of the following conditions:

(a) (i) Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date as if made as of that date, (iii) Seller shall have delivered or caused to be delivered to Purchaser all of the items specified in Section 7.02, in each case in form and substance satisfactory to Purchaser and (iv) Purchaser shall have received a certificate signed by the President of Seller to the foregoing effect.

(b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any person before any court, arbitrator or Governmental Authority nor shall any such proceeding be pending.

(c) There shall have not occurred any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect with respect to Seller.

(d) All material written consents, assignments, waivers or authorizations, including, without limitation, all Permits, shareholder approvals that are required as a result of the transactions contemplated by this Agreement or the continuation in full force and effect of the Contracts and the Business shall have been obtained.

(e) The form and substance of all actions, proceedings, instruments, documents and other deliverables required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to Purchaser and Purchaser’s counsel.

(f) The auditor performing the audit pursuant to Section 6.05 must provide an unqualified opinion.

(g) Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified in this Section 7.06 is satisfied in all respects.

(h) Purchaser shall have obtained third party financing for payment of the cash portion of the Purchase Price, on terms and conditions reasonably satisfactory to Purchaser.

(i) Eric Bauman shall have transferred to Seller all right, title and interest in and to any assets and rights used by Seller in the operation and conduct of the Business that have been owned or otherwise registered to him prior to the date hereof, subject to Section 1.01(i), in each case on terms and pursuant to documentation satisfactory to Purchaser.

7.07 Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver by Seller of the following conditions:

(a) (i) Each of Parent and Purchaser shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of each of Parent and Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, (iii) Purchaser and Parent shall have delivered or caused to be delivered to Seller all of the items specified in Section 7.03 and 7.04, in each case in form and substance satisfactory to Seller, and (iv) Seller shall have received a certificate signed by a fully authorized officer of each of Purchaser and Parent to the foregoing effect.

(b) The transaction contemplated herein and its consummation has been approved by all necessary corporate action on behalf of Purchaser and all necessary consents must have been obtained or waived.

(c) The form and substance of all actions, proceedings, instruments, documents and other deliverables required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to Seller and Seller’s counsel.

(d)All material written consents, assignments, waivers or authorizations, including, without limitation, all Permits, shareholder approvals that are required as a result of the transactions contemplated by this Agreement or the continuation in full force and effect of the Contracts and the Business shall have been obtained.

(e) There shall not have occurred any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect with respect to Purchaser or Parent.

ARTICLE 8
INDEMNIFICATION

8.01 Indemnification by Seller. Seller hereby agrees to indemnify, defend and hold harmless Parent and Purchaser and each of their respective officers, directors, stockholders, partners, members, employees, agents and affiliates (collectively, “Purchaser Indemnified Persons”) from and against any losses, liabilities, claims, obligations, damages (including, without limitation, diminution in value), strict liability, Environmental Responsibility, fines, penalties, assessments, deficiencies, actions, causes of action, arbitrations, proceedings, remediations, judgments, settlements, violations or alleged violations of law, costs and expenses (including, without limitation, reasonable attorneys’ fees and all other expenses incurred in investigating, preparing, or defending any litigation or proceeding, commenced or threatened) (collectively, “Purchaser Damages”) arising out of or resulting from:

(a) any breach of any representation or warranty Seller has made in this Agreement, the Related Documents or in any other certificate or document Seller has delivered pursuant to this Agreement;

(b) any breach by Seller of any of its covenants or obligations in this Agreement, the Related Documents or in any agreement or other document executed or delivered pursuant to this Agreement;

(c) the operation or ownership of, or conditions existing, arising or occurring with respect to, the Assets or any Business Facility while occupied by or in the possession of Seller (directly or indirectly) on or prior to the Closing Date, except for the Assumed Liabilities;

(d) any claims, debts, liabilities, or obligations relating to the Assets or the operation of the Business, whether accrued, absolute, contingent, or otherwise, due, accrued or arising on or prior to the Closing Date, except for the Assumed Liabilities;

(e) non-compliance with the provisions of the bulk sales or bulk transfer laws of any jurisdiction, to the extent applicable to the transactions contemplated hereby;

(f) except as specifically provided in Section 6.06, (i) the employment or other engagement of any type by Seller of any employee, agent or other representative, and (ii) the termination of employment or other engagement by Seller of any employee, agent or other representative of Seller, whether or not such employee, agent or other representative is hired or otherwise engaged by Purchaser or one of their affiliates, and whether or not arising under a Seller Plan or applicable law;

(g) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made or alleged to have been made by any such person with Seller or its Affiliates in connection with the transactions contemplated by this Agreement; and

(h) any allegation by a third party of any of the foregoing.

Seller shall indemnify Purchaser Indemnified Persons for any Purchaser Damages giving rise to such indemnification, whether arising out of the strict liability or the negligence of any party or otherwise, including, without limitation, the sole negligence or strict liability of Purchaser Indemnified Persons, whether such negligence be sole, joint or concurrent, active or passive, simple or gross.

8.02 Indemnification by Purchaser and Parent. Each of Purchaser and Parent, jointly and severally, hereby agrees to indemnify, defend and hold harmless Seller and its respective officers, directors, stockholders, partners, members, employees, agents and affiliates (collectively, the “Seller Indemnified Persons”) from and against any losses, liabilities, claims, obligations, damages (including, without limitation, diminution in value), strict liability, fines, penalties, assessments, deficiencies, actions, causes of action, arbitrations, proceedings, remediations, judgments, settlements, violations or alleged violations of law, costs and expenses (including, without limitation, reasonable attorneys’ fees and all other expenses incurred in investigating, preparing, or defending any litigation or proceeding, commenced or threatened) (collectively, “Seller Damages”) arising out of or resulting from:

(a) any breach of any representation or warranty Purchaser or Parent has made in this Agreement, the Related Documents or in any other certificate or document Purchaser or Parent has delivered pursuant to this Agreement;

(b) any breach by Purchaser or Parent of its covenants or obligations in this Agreement, the Related Documents or in any agreement or other document executed or delivered pursuant to this Agreement;

(c) the operation of the Business and ownership of the Assets by Purchaser after the Closing Date;

(d) the Assumed Liabilities;

(e) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Purchaser or Parent or their Affiliates in connection with the transactions contemplated by this Agreement; and

(f) any allegation by a third party of any of the foregoing.

Each of Purchaser and Parent, jointly and severally, shall indemnify Seller Indemnified Persons for any Seller Damages giving rise to such indemnification, whether arising out of the strict liability or the negligence of any party or otherwise, including, without limitation, the sole negligence or strict liability of Seller Indemnified Persons, whether such negligence be sole, joint or concurrent, active or passive, simple or gross.

8.03 Effect of Knowledge. Anything contained herein to the contrary notwithstanding, the right to indemnification, payment of damages or other remedies based on the representations, warranties, covenants and other agreements contained herein or in any certificate delivered in connection with the Closing will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or other agreement. Purchaser’s rights to indemnification shall not be affected or waived by virtue of (and Purchaser shall be deemed to have relied upon the express representations and warranties set forth herein notwithstanding) any Knowledge on the part of Purchaser of any untruth of any such representation or warranty of Seller expressly set forth in this Agreement, regardless of whether such Knowledge was obtained through Purchaser’s own investigation or through disclosure by Seller or another person, and regardless of whether such Knowledge was obtained before or after the execution and delivery of this Agreement.

8.04 Indemnification Procedure for Third-Party Claims. Promptly after receipt by a party entitled to indemnification hereunder (the “Indemnified Party”) of written notice of the institution of any legal proceeding, or of any claim or demand, asserted by a third party (a “Third Party Claim”) against the Indemnified Party with respect to which a claim for indemnification is to be made pursuant to Section 8.01 or 8.02 herein, the Indemnified Party shall give written notice to the other party (the “Indemnifying Party”) of such Third Party Claim. The Indemnifying Party shall be entitled to participate in and to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of such assumption of defense, and provided that the Indemnifying Party continues to diligently pursue such defense, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. Notwithstanding the foregoing, an Indemnified Party shall in all cases be entitled to control its defense, including, without limitation, the selection of separate counsel (at the cost and expense of the Indemnifying Party), of any Third Party Claim if such claim: (i) may result in injunctions or other equitable remedies in respect of the Indemnified Party which would affect its business or operations in any materially adverse manner; (ii) may result in material liabilities which may not be fully indemnified hereunder; (iii) may have a significant adverse impact on the business or the financial condition of the Indemnified Party (including, without limitation, a Material Adverse Effect on the tax liabilities, earnings or ongoing business relationships of the Indemnified Party) even if the Indemnifying Party pays all indemnification amounts in full or (iv) the anticipated defendants in any such situation, proceeding or action include, without limitation, both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to or inconsistent with those available to the Indemnifying Party; provided, however, that in no event shall an Indemnifying Party be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. No Indemnifying Party will enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party unless such settlement (a) requires solely the payment of money damages by the Indemnifying Party and (b) includes, without limitation, as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party and the persons for whom the Indemnified Party is acting or who are acting on behalf of the Indemnified Party from all liability in respect of the proceeding giving rise to the Third Party Claim.

8.05 Limitations on Indemnification.

(a) Seller will not be liable for indemnification arising under Section 8.01 for any Purchaser Damages of or to any Purchaser Indemnified Person entitled to indemnification from Seller unless the aggregate amount of such Purchaser Damages for which Seller would be liable exceeds $150,000, in which case Seller will be liable for only those Purchaser Damages incurred by Purchaser Indemnified Persons in excess of $75,000.

(b) Seller’s total aggregate liability under Section 8.01 shall be limited to $7,500,000, except that the foregoing limitation shall not apply to (i) any breach of the representations, warranties and covenants contained in Sections 2.01, 2.02, 2.03(a), 2.09, 2.11, 2.17, 2.18, 2.19, 2.20, or 2.22 or (ii) any Losses of Purchaser to any third party (which may or may not be based on a breach of a representation or warranty of Seller) that existed on or prior to the Closing Date or which may arise from or relate to any act or omission of Seller on or prior to the Closing Date, other than with respect to any Assumed Liability.

(c) Except in the case of actual fraud by a party hereto, no party shall be liable under this Agreement for special, punitive, exemplary, consequential, or indirect damages, or lost profits, whether based on contract, tort, strict liability, other Laws or otherwise, and whether or not arising from the other party’s sole, joint or concurrent negligence, strict liability or other fault.

8.06 Non-Exclusive Remedy. Except as otherwise provided herein, and subject to the limitations set forth in Section 8.05, (a) none of the remedies provided in this Agreement nor specific performance are the exclusive remedy of either party for a breach of this Agreement and (b) the parties have the right to seek any other remedy in law or equity or in addition to and lieu of or in addition to any remedies provided for in this Agreement, including, without limitation, an action for damages for breach of contract. Purchaser and Parent may set off any amount which either may be obligated to pay under this Agreement against any amount to which Seller otherwise would be entitled under this Agreement, including, without limitation, the Earn Out Payments, and may also proceed against the Bauman Guaranty for payment of such amounts to which it may be entitled.

ARTICLE 9
TERMINATION

9.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written agreement of Seller, Parent and Purchaser;

(b) By Seller or Parent, if the Closing shall not have occurred by October 15, 2007; unless (i) such Closing is pending the receipt of a regulatory, corporate, or third party approval or is pending the satisfaction or waiver of any condition to Closing, in which case the time for Closing may, upon mutual agreement, be extended by the parties, or (ii) the failure to consummate the Closing on or prior to such date is the result of any action or inaction under this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 9.01(b), in which case the seeking party may not terminate, or (iii) the failure to consummate the Closing on or prior to such date is the result of delays in the review of any filings required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (“Hart-Scott-Rodino”), in which case the foregoing date shall be extended for up to an additional 120 days to allow additional time for the Hart-Scott-Rodino filing review to be finally determined;

(c) By any of Seller, Parent or Purchaser if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited, or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction; provided, however, that the terms of this Section 9.01(c) shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such order, decree or judgment or to have such order, decree or judgment vacated or made inapplicable to the transactions contemplated by this Agreement;

(d) By Parent or Purchaser, (i) if, pursuant to the audit described in Section 6.05, the auditor does not provide an unqualified opinion, (ii) if there has been a material breach by Seller of any representation, warranty or covenant contained in this Agreement which cannot be, or has not been, cured within thirty (30) days after written notice of such breach is given to Seller or (iii) if the parties reasonably agree that the closing condition contained in Section 7.06(h) will not be met; and

(e) By Seller if there has been a material breach by Parent or Purchaser of any representation, warranty, or covenant contained in this Agreement which cannot be, or has not been, cured within thirty (30) days after written notice of such breach is given to Parent or Purchaser.

The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

9.02 Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or of any shareholder, director, officer, employee, agent, consultant or representative of any party) to another party to this Agreement and the Deposit shall be returned to Purchaser; provided, however, that if this Agreement is terminated for any reason other than pursuant to Section 9.01(c), 9.01(d)(i) or 9.01(d)(ii), then the Deposit shall become the property of the Seller and be transferred to the Seller by the Escrow Agent; and provided further, however, that if such termination shall result solely from Purchaser’s failure to proceed despite the availability to it of third party financing upon reasonably satisfactory terms in accordance with Section 7.06(h), then the Deposit shall become the property of the Seller and be transferred to the Seller by the Escrow Agent and the Purchaser shall have no liability for other Losses; and provided further, however, that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the parties as a result of such failure or breach. The provisions of Sections 6.03 and 10.04 shall survive any termination hereof pursuant to Section 9.01.

ARTICLE 10
MISCELLANEOUS

10.01 Survival. The representations and warranties of Purchaser and Seller contained in this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date; provided, however, that (a) the representations and warranties made in Section 2.18 (Tax Matters) and Section 2.17 (Environmental Matters) shall survive the Closing until the later of (i) ninety (90) days after the expiration of the appropriate statute of limitation or (ii) three (3) years after the Closing Date, and (b) the representations and warranties made in Section 2.01 (Existence and Power of Seller), Section 2.02 (Authorization), Section 2.03(a) (Non-Contravention), Section 2.09(a) (Ownership of Assets), Section 2.19 (Transactions with Affiliates), Section 3.01 (Organization of Parent and Purchaser), Section 3.02 (Authorization), and Section 3.03(a) (Non-Contravention) shall survive the Closing indefinitely.

10.02 Notices.  All notices, requests and other communications to either party hereunder shall be in writing (including, without limitation, facsimile, telecopy or similar writing) and shall be deemed given when delivered:

If to Purchaser, to:	Jeffrey Oscodar
President
Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, CA, 94107
Telecopier: (415) 495-7708
Telephone: (415) 240-4106

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
153 East 53rd Street
Suite 4900
New York, New York 10022
Attn: Harvey J. Kesner, Esq.
Telecopier: (212) 884-8233
Telephone: (212) 659-4973

If to Seller, to:	Eric Bauman
2590 Brighton-Henrietta Townline Road
Rochester, NY 14623-2712
Telecopier: (585) 292-0722
Telephone: (585) 292-0069

and

Neil Bauman
2590 Brighton-Henrietta Townline Road
Rochester, NY 14623-2712
Telecopier: (585) 292-0722
Telephone: (585) 292-0069

with a copy (which shall not constitute notice) to:

Harris Beach PLLC
99 Garnsey Road
Pittsford, New York 14534
Attn: Patrick J. Dalton, Esq.
Telecopier: (585) 419-8818
Telephone: (585) 419-8607

and

Culley, Marks, Tanenbaum, and Pezzulo, LLP
36 West Main Street
Suite 500
Rochester, NY 14614
Attn: William S. Levinson, Esq.
Telecopier: 585.546.6456
Telephone: 585.546.7830

Each of the above persons may change their address or facsimile number or telephone number by notice to the other persons in the manner set forth above.

10.03 Amendments; No Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the existence of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.04 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

10.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Purchaser may assign its rights and obligations under this Agreement to any of its subsidiaries or Affiliates, provided that any such assignee agrees in writing to be bound by all of the terms of this Agreement and that no such assignment shall relieve Purchaser of its obligations hereunder which shall thereafter be joint and several as between Purchaser and its assignee. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.06 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to any provision thereof that would allow or require the application of the law of any other jurisdiction. The parties hereby agree that any dispute between or among them arising out of or in connection with this Agreement shall be adjudicated only before a Federal court located in New York, New York, and they hereby submit to the exclusive jurisdiction of the federal courts located in New York, New York, with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or such other address as the undersigned shall furnish in writing to the other.

10.07 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

10.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signature pages shall have the same legal effect as signed originals. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

10.09 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, the Related Documents and any other documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

10.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The following rules of construction shall apply to this Agreement:

(a) Any reference to any federal, state, provincial or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, in each case as amended from time to time, unless the context requires otherwise.

(b) The headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(c) Unless otherwise provided, all references in this Agreement to “Articles” and “Sections” are to articles and sections of this Agreement; and all references to “Exhibits”, “Schedules” or “Annexes” are to exhibits, schedules or annexes attached to this Agreement, each of which is made a part of this Agreement for all purposes.

(d) Unless the context otherwise requires, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words or phrases of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof.

(e) Terms defined in the singular shall have the corresponding meaning when used in the plural and vice versa. Any definition of one part of speech of a word, such as definition of the noun form of that word, shall have a comparable or corresponding meaning when used as a different part of speech, such as the verb form of that word.

(f) References to any gender include, without limitation, all others if applicable in the context.

(g) Unless the context otherwise requires, references to agreements shall be deemed to mean and include, without limitation, such agreements as the same may be amended, supplemented and otherwise modified from time to time, and references to parties to agreements shall be deemed to include, without limitation, the permitted successors and assigns of such parties.

(h) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, except where such principles are inconsistent with the specific provisions of this Agreement or any applicable law.

10.11 Severability. Any part of this Agreement which is found to be void, invalid, illegal or unenforceable, shall be severed from this Agreement and ineffective to the extent of that voidness, invalidity, illegality or unenforceability. Such voidness, invalidity, illegality or unenforceability will not invalidate, affect or impair the remaining provisions of this Agreement. If a court of competent jurisdiction determines that the terms in respect of which covenants in this Agreement are to be entered are unreasonable or unenforceable for any reason, then this Agreement shall be reread and construed with such terms, as may be applicable, as determined to be reasonable by a court of competent jurisdiction and the Agreement shall be amended and construed accordingly hereby.

10.12 Certain Definitions.

“Acceleration Event” shall have the meaning assigned to such term in Section 1.09(f).

“Affected Employees” shall have the meaning assigned to such term in Section 2.15(a).

“Affiliate” means, with respect to a Person, another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. For this definition, “control” (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by Contract or credit arrangements or otherwise.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Annual Earn Out Amount” shall be equal to an amount equal to the Earn Out Basis for any year of the Earn Out Period, reduced by the Initial Consideration.

“Annual Earn Out Payable” shall have the meaning assigned to such term in Section 1.09.

“Applications” shall have the meaning assigned to such term in Section 2.11(f).

“Assets” shall have the meaning assigned to such term in Section 1.01.

“Assumed Liabilities” shall have the meaning assigned to such term in Section 1.03.

“Automatic Forfeiture” shall have the meaning assigned to such term in Section 1.08(g).

“Balance Sheet Date” means December 31, 2006.

“Base Year EBITDA” shall equal the Pro Forma Earn Out EBITDA actually generated by the Business for the calendar 2006 period.

“Bauman Guaranty” shall have the meaning assigned to such term in Section 1.12.

“Business” means the operation of the internet entertainment website known as “eBaumsworld” and all ancillary activities and associated transactions.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the City of New York, New York are authorized or obligated to close.

“Business Facility” includes, without limitation, any building, enclosure, improvement, vacant land, lot, wharf, dock or other facility or real property of any kind which Seller leases, operates, owns, or manages in any manner related to the Business as of the Closing Date or which Seller leased, operated, owned or managed in any manner related to the Business on or prior to the Closing Date.

“Business Records” means the business records, regardless of the medium of storage, relating to the Assets and or the Business, including without limitation, all schematics, drawings, customer data, subscriber lists, statistics, promotional graphics, original art work, mats, plates, negatives, accounting and financial information concerning the Assets or Business.

“CERCLA” means the Comprehensive Environmental, Response, Compensation and Liability Act of 1980.

“Claims” shall have the meaning assigned to such term in Section 1.13.

“Closing” shall have the meaning assigned to such term in Section 7.01.

“Closing Balance Sheet” means a balance sheet prepared as of the Closing Date.

“Closing Cash Payment” shall have the meaning assigned to such term in Section 1.08(a)(i).

“Closing Date” shall have the meaning assigned to such term in Section 7.01.

“Closing Date Statement” shall mean true and correct copies of the most recently available supporting documentation, showing, as of the Closing Date, (i) the amount of Seller’s cash and cash equivalents, including, without limitation, all cash balances in any bank or brokerage accounts and the value of any securities and term deposits, and (ii) the amount of all dividends or distributions made in respect of the capital stock of Seller since December 31, 2006.

“COBRA” shall have the meaning assigned to such term in Section 6.06(h).

“Code” shall have the meaning assigned to such term in Section 1.05(a).

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Organizational Documents or any Contract; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Confidentiality Agreement” shall have the meaning assigned to such term in Section 4.03.

“Contracts” shall have the meaning assigned to such term in Section 1.01(c).

“Cumulative Earn Out Potential” shall mean amounts as follows:

2007 Cumulative Earn Out Potential	$9,166,667
2008 Cumulative Earn Out Potential	$18,333,333
2009 Cumulative Earn Out Potential	$27,500,000

“Cumulative Earn Out Value” for any relevant year of the Earn Out Period shall mean an amount equal to the sum of the Annual Earn Out Amount for the relevant year plus all Annual Earn Out Amounts for any prior years of the Earn Out Period.

“Current Assets” means, in each case relating to the Business and constituting part of the Assets, cash and cash equivalents; accounts receivable; inventory and work-in-progress; prepaid assets; and marketable securities as determined using the principles of GAAP; provided, however, that Current Assets shall not include (i) derivative assets, (ii) current portions of deferred tax assets, (iii) assets held for sale or disposal or (iv) deposits held to support liens, taxes, assessments and governmental charges due and being contested.

“Current Liabilities” means, in each case relating to the Business and constituting part of the Assumed Liabilities, accounts payable and accrued expenses; accrued interest; other current liabilities; and any other third party debt (both current and long-term in nature) to the extent that it is required to be paid in cash within 12 months as determined using the principles of GAAP; provided, however, that Current Liabilities shall not include (i) current portions of deferred tax liabilities, (ii) accrued income taxes, (iii) derivative liabilities or (iv) liabilities of assets held for sale or disposal.

“Deposit” shall have the meaning assigned to such term in Section 1.07.

“Designated CPM” shall have the meaning assigned to such term in Section 4.07.

“Dispute Notice” shall have the meaning assigned to such term in Section 1.11(b)(ii).

“Earn Out Basis” shall be for any given year during the Earn Out Period, the respective Pro Forma Earn Out EBITDA for that year multiplied by six (6).

“Earn Out Payment” shall have the meaning assigned to such term in Section 1.09.

“Earn Out Period” shall have the meaning assigned to such term in Section 1.09.

“Earn Out Statement” shall have the meaning assigned to such term in Section 1.09(c).

“Employment Agreement” means the employment agreement to be entered into by and between Purchaser and each of Eric Bauman and Neil Bauman as of the Closing Date.

“Encumbrances” means any mortgages, pledges, liens, encumbrances, charges or other security interests.

“Environmental Law or Laws” shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified person and its subsidiaries, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, any state or local Laws implementing the foregoing federal laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms “hazardous substance” and “release” have the meanings specified in CERCLA; provided, however, that to the extent the laws of the state or locality in which the property is located establish a meaning for “hazardous substance” or “release” that is broader than that specified in either CERCLA, such broader meaning shall apply, and the term “hazardous substance” shall include, without limitation, all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified person or its subsidiaries or any of their respective properties or assets.

“Environmental Permits” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, exemptions and similar requirements necessary for the ownership, use and/or operation of the Leased Premises to comply with Environmental Laws.

“Environmental Response” means (i) any action necessary to comply with and ensure compliance with, or to reduce or eliminate liability under, Environmental Laws and/or (ii) any actions required under Environmental Laws and all applicable industrial standards to protect against and/or respond to, remove, remediate, investigate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater, or soil vapor.

“Environmental Responsibility” means any claim; demand; litigation; proceeding; action; cause of action; suit; loss; judgment; cost; expense (including, without limitation, attorneys' and expert's fees); damage; punitive damage; fine; penalty; liability; obligation; criminal liability; strict liability governmental or private investigation; notification of status of being potentially responsible for Environmental Response; consent or administrative order, agreement, or decree; lien; personal injury or death of any person; or property damage, (including, without limitation, diminution in value) whether threatened, sought, brought or imposed, that is related to (i) any violation, potential violation of, actual or potential liability under, or noncompliance with, any Environmental Law; (ii) improper use or treatment of wetlands or other protected land or wildlife; (iii) noise; (iv) radioactive materials (including, without limitation, naturally occurring radioactive materials); (v) explosives; (vi) pollution, contamination, preservation, protection, decontamination, or clean-up of, or Environmental Response to the air, surface water, groundwater, soil or protected lands; (vii) the generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation of Materials of Environmental Concern; (viii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (ix) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, or disposal of, or Environmental Response to, Materials of Environmental Concern; (x) injury to, death of or threat to the health or safety of, any person or persons caused directly or indirectly by Materials of Environmental Concern; (xi) damage or destruction to real or personal property caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern; (xii) community right-to-know and other disclosure laws relating to Materials of Environmental Concern or Environmental Laws; or (xiii) maintaining, disclosing, or reporting information to Governmental Authorities or any other third person under any Environmental Law. Further, the term, “Environmental Responsibility,” also includes, without limitation, any Losses incurred in connection with any investigation to determine whether Environmental Response is required or in connection with any asserted or actual breach or violation of any requirements of Environmental Laws; monitoring or responding to efforts to require Environmental Response, any claim for natural resource damages and any claim based upon any asserted or actual breach or violation of any Environmental Law.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other equity ownership or participation in a Person.

“ERISA” shall have the meaning assigned to such term in Section 6.06(h).

“Escrow Agent” shall have the meaning assigned to such term in Section 1.08.

“Exchange Act” shall have the meaning assigned to such term in Section 3.07.

“Excluded Assets” shall have the meaning assigned to such term in Section 1.02.

“Final Purchase Price Adjustment Statement” shall have the meaning assigned to such term in Section 1.11(b).

“First Guaranteed Revenue Period” shall have the meaning assigned to such term in Section 4.07.

“First Year Revenues” shall have the meaning assigned to such term in Section 4.07.

“GAAP” means generally accepted accounting principles in the United States of America.

“Gorilla Nation Contract” shall mean that certain agreement, dated August 16, 2006, by and between eBaum’s World, Inc. and Gorilla Nation Media, LLC.

“Governing Documents” shall have the meaning assigned to such term in Section 2.03(a).

“Governmental Authority” shall mean any federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, registry, regulatory authority, instrumentality, judicial or administrative body or other subdivision of the United States, the United Kingdom, Canada, and any other jurisdiction from which the Seller derives a significant portion of its revenues.

“Hart-Scott-Rodino” shall have the meaning assigned to such term in Section 9.01(b).

“In-bound Intellectual Property License” shall mean any and all licenses, sublicenses and other agreements pursuant to which Seller is entitled to utilize the Intellectual Property of any other Person in the conduct of the Business.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.04.

“Indemnifying Party” shall have the meaning assigned to such term in Section 8.04.

“Independent Registered Public Accounting Firm” means a nationally recognized accounting firm, registered with the Public Company Accounting Oversight Board, which may have been engaged by Purchaser, subject to the approval of Seller, which shall not be unreasonably withheld.

“Initial Consideration” shall be equal to USD $20 million dollars.

“Intellectual Property” means all internet domain names and URLs of, used or relating to the Business, software, inventions, patents, patent applications, continuations of patents or patent applications, divisionals of patents or patent applications, foreign corresponding patents, processes (patentable or not), shop rights, formulas, brand names, trade secrets, know-how, logos, trade dress, look and feel, moral rights, service marks, trade names, trademarks, trademark applications, service mark applications, copyrights, copyright registrations, source and object codes, database schema, mask works, customer lists, drawings, ideas, algorithms, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights.

“Intellectual Property Assets” means all Intellectual Property and In-bound Intellectual Property Licenses owned by or licensed to Seller or used in the Business (other than the service mark “eBaum” owned by Eric Bauman, which the parties acknowledge will be retained by Eric Bauman as provided in Section 1.01(i)), together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof.

The phrase “in the ordinary course” means in the course of performing any one or more of the enumerated activities.

“Interim Financial Statements” shall have the meaning assigned to such term in Section 2.05.

“Joint Instruction” shall have the meaning assigned to such term in the Purchase Price Escrow Agreement.

“Knowledge”" means (i) the actual knowledge held by any individual who is an officer, director or management employee of the specified Person or its Affiliates, after reasonable and appropriate inquiry, of any fact, circumstance or condition and (ii) what any such individual should have known after reasonable and appropriate inquiry.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now in effect.

“Leased Premises” shall mean the Real Property leased pursuant to the Real Property Leases.

“Losses” means all damage, loss, liability and expense, including, without limitation, penalties, interest, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding incurred or suffered by any of the Purchaser Indemnified Parties arising out of (i) any breach of any representation or warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement, (ii) the ownership or the operation of the Business or the ownership or use of each Business Facility or the Assets of Seller on or prior to the Closing Date.

“Material Adverse Effect” with respect to any Person shall mean any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that could reasonably be expected to be materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations or prospects of that Person and its subsidiaries, taken as a whole, other than any change or effect resulting from any public announcement of this Agreement or the transactions contemplated by this Agreement.

“Materials of Environmental Concern” means: (i) substances, materials, or wastes that are classified or regulated under any applicable Environmental Law; (ii) those substances, materials, or wastes included within statutory and/or regulatory definitions or listings of “hazardous substance,” “special waste” “hazardous waste,” extremely hazardous substance,” “solid waste” “medical waste,” “regulated substance,” “hazardous materials,” “toxic substances,” or “air contaminant” under any Environmental Law; and/or (iii) any substance, material, or waste which is or contains: (A) petroleum, oil or any fraction thereof, (B) explosives, or (C) radioactive materials (including naturally occurring radioactive materials).

“Minimum Pro Forma Earn Out EBITDA” shall mean amounts as follows:

2007 Minimum Pro Forma Earn Out EBITDA	$3,600,000
2008 Minimum Pro Forma Earn Out EBITDA	$4,800,000
2009 Minimum Pro Forma Earn Out EBITDA	$5,700,000

“Net Current Assets” means the amount, if any, by which Current Assets exceeds Current Liabilities.

“No Shop Period” shall have the meaning assigned to such term in Section 4.01.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, articles of association, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including, without limitation, any amendments thereto.

“OSHA” shall have the meaning assigned to such term in Section 2.17(l).

“Page Views” shall have the meaning assigned to such term in Section 4.07.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Par B Shares” shall have the meaning assigned to such term in Section 1.08(b).

“Par C Shares” shall have the meaning assigned to such term in Section 1.08(c).

“Performance Earn Out Cash Payments” shall have the meaning assigned to such term in Section 1.08(e).

“Permits” shall have the meaning assigned to such term in Section 1.01(e).

“Permitted Encumbrances” shall mean:

a) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for which a cash deposit (reasonably acceptable to Purchaser in amount) that is being transferred to Purchaser at Closing has been set aside).

b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein;

c) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

d) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental Authority that have not at the time been filed or registered against the title to the asset or served upon Seller pursuant to law or that relate to obligations not due or delinquent; and

e) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money.

“Person” shall mean and include, without limitation, any individual, partnership, joint venture, firm, corporation, limited liability company, association or other unincorporated organization, trust or other enterprise or any Governmental Authority.

“Post-Closing Adjustment” shall have the meaning assigned to such term in Section 1.11(a).

“Post-Closing Payment” shall have the meaning assigned to such term in Section 1.11(a).

“Prohibited Business” shall have the meaning assigned to such term in Section 4.05(a).

“Pro Forma Earn Out EBITDA” means, with respect to any period, an amount equal to the Pro Forma Earn Out Net Revenue for such period, less Pro Forma Earn Out Operating Expenses, excluding (i) any costs related to equity awards in excess of the initial 50,000 stock options to be awarded to employees and depreciation and amortization expenses, determined in accordance with GAAP and (ii) any reasonable costs directly related to the purchase and sale transaction described in this Agreement.

“Pro Forma Earn Out Net Revenue” - means, without duplication, (a) Page Views for the relevant year in the Earn Out Period, as reported by Google Analytics, divided by one thousand (1,000) and multiplied by $1.55, plus (b) any revenues of the Business not earned on a CPM (“cost per thousand”) basis, as measured according to GAAP.

“Pro Forma Earn Out Operating Expenses” shall mean GAAP expenses for the fiscal year, incurred in the operation of the Business, excluding depreciation and amortization, with the following adjustments to reflect normalized operations: 1) exclude the following: a) actual aggregate compensation for both Eric and Neil Bauman, b) sales related expenses (sales payroll, advertising, promotions), and c) rent expense for the leased facilities in Rochester; and 2) add the following a) normalized officer's compensation, which equals $20,000 for each of Eric Bauman and Neil Bauman (so long as each remains employed by Purchaser) for each fiscal year in the Earn Out Period; b) base sales expenses, which shall equal $150,000 for 2006 and inflated by 5% per annum from 2006; and c) normalized office rent expense, which shall equal $25,000 for each year.

“Protected Payments” shall have the meaning assigned to such term in Section 1.10.

“Protected Payments Escrow Agreement” shall have the meaning assigned to such term in Section 1.10.

“Purchase Price” shall have the meaning assigned to such term in Section 1.08.

“Purchase Price Escrow Agreement” shall have the meaning assigned to such term in Section 1.08(b).

“Purchaser Damages” shall have the meaning assigned to such term in Section 8.01.

“Purchaser Indemnified Persons” shall have the meaning assigned to such term in Section 8.01.

“Purchaser Intellectual Property Assets” shall have the meaning assigned to such term in Section 3.10.

“Real Property” means all owned real property and real property leases used or held for use in conduct of the Business including, without limitation, all buildings, fixtures and improvements erected thereon.

“Real Property Leases” means all leases for Real Property.

“Related Documents” shall have the meaning assigned to such term in Section 2.02(a).

“SEC Documents” shall have the meaning assigned to such term in Section 3.07

“Second Guaranteed Revenue Period” shall have the meaning assigned to such term in Section 4.07.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Damages” shall have the meaning assigned to such term in Section 8.02.

“Seller Indemnified Persons” shall have the meaning assigned to such term in Section 8.02.

“Seller Plans” shall have the meaning assigned to such term in Section 6.06(g).

“Tax” shall have the meaning assigned to such term in Section 2.18.

“Tax Return” shall have the meaning assigned to such term in Section 2.18.

“Termination Date” shall have the meaning assigned to such term in Section 1.08(g).

“Third Party Claim” shall the meaning assigned to such term in Section 8.04.

“Transfer Tax” shall mean any transfer, documentary, sales, use or other taxes arising in connection with the transactions contemplated by this Agreement and any recording or filing fees with respect thereto.

“Withheld Consent Contracts” shall have the meaning assigned to such term in Section 1.06.

“Year End Financial Statements” shall have the meaning assigned to such term in Section 2.05.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the day and year first above written but executed on the dates set forth below.

PURCHASER:

EBW ACQUISITION, INC.

By:	/S/ Jeffrey Oscodar
Name:	Jeffrey Oscodar
Title:	CEO

PARENT:

HANDHELD ENTERTAINMENT, INC.

By:	/s/ Jeffrey Oscodar
Name:	Jeffrey Oscodar
Title:	CEO

SELLER:

EBAUM’S WORLD, INC.

By:	/s/ Eric Bauman
Name:	Eric Bauman
Title:	CEO

Solely with respect to Section 1.12,
ERIC BAUMAN, individually

/s/ Eric Bauman

ANNEX B

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 2, 2007, by and among HANDHELD ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and the Buyers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, at the closing (the “Closing”) the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase (i) Twenty Three Million Dollars ($23,000,000) (the “Purchase Price”) of secured convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) (as converted, the “Conversion Shares”), in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and (ii) warrants substantially in the form attached hereto as “Exhibit B” (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (3) of the Schedule I (as exercised, the “Warrant Shares”), and Company shall issue to Buyer(s) (iii) shares of Common Stock in the amount set forth opposite such Buyer’s name in column (4) of the Schedule I (the “Commitment Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;

WHEREAS, the Convertible Debentures are secured by a security interest in all of the assets of the Company and of each of the Company's subsidiaries as evidenced by the security agreement together with the patent, trademark, and copyright security agreement dated as of the Closing Date (the “Security Documents”) ;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, the Convertible Debentures, the Conversion Shares, the Warrants, the Warrants Shares, and the Commitment Shares collectively are referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at the Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule I hereto and the Warrants to acquire up that number of Warrant Shares as set forth opposite such Buyer’s name in column (5) on Schedule I .

(b) Closing Dates. The Closing of the purchase and sale of the Convertible Debentures and Warrants shall take place at 10:00 a.m. Eastern Standard Time on the fifth (5th) business day following the date of satisfaction of the all the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and the Buyer(s)) (the “Closing Date”). The Closings shall occur on the Closing Date at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyers shall deliver to the Company such aggregate proceeds for the Convertible Debentures and Warrants to be issued and sold to such Buyer at such Closing, minus the fees to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to each Buyer, Convertible Debentures and Warrants which such Buyer is purchasing at such Closing in amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

(d) Stockholders Approval. The Company shall file a preliminary proxy statement for the purpose of seeking Stockholder Approval (as defined below) within eight (8) Business Days of the date hereof. Prior to the consummation of the Closing, the Company shall use its reasonable best efforts to call and hold a special meeting of the shareholders, for the purpose of (i) approving the transactions contemplated herein, and (ii) increasing the authorized Common Stock of the Company to obtain any stockholder approval required by the Primary Market (as defined herein) and which approval will include at least 30 million shares of Common Stock (such affirmative approval being referred to herein as the “Stockholder Approval”). The Buyer’s obligations to purchase the Convertible Debentures to be issued in accordance with this Agreement shall be contingent on the Company obtaining Stockholder Approval.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

(a) Investment Purpose. Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. Each Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Each Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144, Rule 144(k), or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Each Buyer agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares or Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder upon satisfaction of the requirements for a resale registration statement under applicable securities laws (prospectus delivery and a sellers certification requirements).. If all or any portion of the Convertible Debentures or Warrants are exercised by a Buyer that is not an Affiliate of the Company (a “Non-Affiliated Buyer”) at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery by a Non-Affiliated Buyer to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Each Buyer acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares or Warrant Shares is not an affirmative statement or representation that such Conversion Shares or Warrant Shares are freely tradable. Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2006; (iv) the Company’s Form 10-QSB for the fiscal quarter ended June 30, 2007 and (v) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(k) No Legal Advice From the Company. Each Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth: (i) under the corresponding section of the Disclosure Schedules; (ii) in the executed Asset Purchase Agreement dated as of July 31, 2007 by and between the Company, EBW Acquisition, Inc. and Ebaum’s World, Inc.(the “Asset Purchase”)(including the representations and warranties of “Seller” therein set forth in Article II and Article III and elsewhere therein and in any and all schedules and exhibits thereto and; or (iii) in the reports and other filings of the Company made with the Securities and Securities and Exchange Commission (SEC) which are publicly available prior to the date hereof (“the “Filings”) which shall be deemed a part hereof and qualify any representation or warranty otherwise made herein (including any schedule or exhibit hereto) and which Disclosure Schedules shall control over any inconsistent information provided in the Asset Purchase documents or the Filings (such Disclosure Schedules, Filings and Asset Purchase disclosures shall be subject to additions, corrections, and deletions prior to the Closing date, provided such revisions shall be reasonably acceptable to Buyer), to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Buyer:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification..

(c) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Debentures, the Warrants, the Security Documents, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, other than the Stockholder Approval and such approvals and authorizations which will be sought by the Company and obtained prior to Closing, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the Registration Statement as required under the Registration Rights Agreement or perform any of the Company’s other obligations under the Transaction Documents.

(d) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”) of which 17,596,130 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in Schedule 3(d): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries (other than pursuant to existing option plans of the Company); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities (other than the Stockholder Approval). There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) Issuance of Securities. The issuance of the Convertible Debentures and the Warrants has been duly authorized and upon issuance, the Convertible Debentures will be free from all taxes, liens and charges relating to their issuance by the Company. Upon conversion in accordance with the terms of the Convertible Debentures or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and Warrant Shares, respectively, when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures and the Warrants, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party which would have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Primary Market) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Assuming the accuracy of the representations and warranties of Buyer herein, except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except for the Stockholder Approval, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since February 11, 2006 (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(h) Intentionally Omitted.

(i) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect.

(j) Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by each Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(k) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(m) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(n) Intellectual Property Rights. To the knowledge of Company, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(o) Environmental Laws. To the knowledge of Company, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(p) Title. All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(q) Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(r) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(u) Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v) Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(x) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y) Registration Rights. Other than each of the Buyers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters requiring response by the Company from the SEC or any other regulatory agency.

(z) Private Placement. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. Upon the receipt of Stockholder Approval and any waiting period required for the effectiveness of such approval under Section 14 of the Exchange Act the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company intends to voluntarily delist its securities from the Boston Stock Exchange.

(bb) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agents in connection with the placement of the Securities.

(cc) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Debentures and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyers shall have sold all the Securities and (B) none of the Convertible Debentures or Warrants are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for acquisitions, fees, costs and expenses of the transactions contemplated and general corporate and working capital purposes.

(e) Reservation of Shares. Prior to Closing, the Company shall reserve for issuance to a maximum of 30,000,000 shares of Common Stock for issuance upon conversions of the Convertible Dentures and exercise of the Warrants and exercise of the Commitment Warrants (the “Share Reserve”). The Company represents that it will have as of the Closing Date sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance the Share Reserve (as adjusted for stock splits, recapitalizations, and similar events) and in the event that the number of shares of Common Stock remaining in the Share Reserve shall at any time be less than 5,000,000 (as may be proportionately adjusted for stock splits, stock dividends, recapitalizations and similar events affecting the rights of shareholders generally) the Company shall immediately take all action reasonably necessary to at all times have authorized, and reserve for the purpose of issuance, not less than the initial amount required to be set aside as the Share Reserve as of the date of this Agreement, including, without limitation, promptly (within 45 days) seeking stockholder approval for such increase in the number of authorized shares so that the appropriate number of shares may be set aside in the Share Reserve, if required.

(f) Listings or Quotation. The Company’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the NASDAQ Global Market, (d) the NASDAQ Capital Market, or (e) the NASDAQ OTC Bulletin Board (“OTCBB”) (each, a “Primary Market”). The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.

(g) Fees and Expenses.

(i) Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(ii) The Company shall set aside $1,150,000 from the proceeds of the Closing which shall be used to compensate Yorkville Advisors, LLC (“Yorkville”) for monitoring and managing the investment.

(h) Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i) Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in the Company or an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement or approved by the shareholders of the Company or otherwise satisfies the rules and regulations of the Primary Market. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j) Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k) Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures or Warrants shall remain outstanding.

(l) Rights of First Refusal. So long as at least $2,500,000 of original principal amount of Convertible Debentures remains outstanding, if the Company intends to raise additional capital by the issuance or sale of capital stock of the Company, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall b offer to the Buyer the opportunity to purchase at least 25% of such issuance, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, upon offering such issuance or sale of capital stock  to any third parties including. Notwithstanding anything herein to the contrary, the right of first refusal shall not be applicable to any transaction primarily involving the acquisition of any business or assets which involves the issuance of any securities, issuances to any current or former officers or directors, current or former shareholders and/or investors of the Company..  The Buyer shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

(m) Lock Up Agreements. On the date hereof, the Company shall obtain from each person required to file reports under Section 16(a) of the Exchange Act a lock up agreement in the form attached hereto as Exhibit C providing for a twelve (12) month restriction on sales by such persons of shares of Common Stock in an amount that would exceed the volume that could be sold by such person individually pursuant to Rule 144 applicable to “control” persons.

(n) Additional Registration Statements. Until the effective date of the initial Registration Statement, the Company will not file a registration statement under the Securities Act relating to securities that are not the Securities, without the consent of the Holders (other than any post-effective amendments of existing registration statements, and any registration on Form S-8, S-4 or other form nor involving the primary offering of securities or resale of securities by existing holders).

(o) Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

(p) Disclosure of Transaction. Within four Business Days following the date of this Agreement, the Company shall publicly announce and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act..

(q) Deposit Accounts. In connection with the Closing, until the earlier of the time at which either: (i) the Company, on a consolidated basis for the prior two consecutive quarters has earned positive EBITDA (earnings before interest, taxes, depreciation and amortization but excluding any equity compensation related charges); or (ii) the outstanding principal amount of the Convertible Debentures shall be less than $11,500,000, the Company shall segregate $1,500,000 of the net proceeds received at the Closing and deposit such amount in a segregated Deposit Account (as defined in the Security Documents) chosen by the Company to be identified by the Company to the Buyer. The Company, the Buyer, and the bank or other financial institution at which such Deposit Account is maintained shall enter into a Deposit Account control agreement (the “Segregated Deposit Account Agreement”) substantially in the form attached as an exhibit to the Security Documents or on the form utilized by the deposit institution providing the Buyer the right to withdraw funds from the account to make any payments of principal or interest due by the Company under the Convertible Debentures, if such payment is not timely made.

5. TRANSFER AGENT INSTRUCTIONS.

(a) The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent, and any subsequent transfer agent, irrevocably appointing David Gonzalez, Esq. as the Company’s agent for purpose instructing its transfer agent to issue certificates or credit shares to the applicable balance accounts at The Deposity Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued upon conversion of the Convertible Debentures or exercise of the Warrants as specified from time to time by each Buyer to the Company upon conversion of the Convertible Debentures or exercise of the Warrants. The Company shall not change its transfer agent without the consent of the Buyers, which consent shall not be unreasonably withheld. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares or Warrant Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment and, with respect to any transfer, shall permit the transfer. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b) The Buyer(s) shall have delivered to the Company the Purchase Price for the Convertible Debentures in the respective amounts as set forth next to each Buyer as set forth on Schedule I attached hereto, minus any fees to be paid directly from the proceeds the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

(d) The Company shall have obtained Stockholder Approval and all conditions for the closing of the Asset Purchase shall have been met and the closing of the Asset Purchase shall occur simultaneously with the Closing.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(i) The Company shall have executed the Transaction Documents and delivered the same to the Buyers.

(ii) The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved for listing or trading on the Primary Market.

(iii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date

(iv) The Company shall have executed and delivered to the Buyer the Convertible Debentures, Warrants, and Commitment Shares in the respective amounts set forth opposite each Buyer’s name on Schedule I attached hereto.

(v) The Buyers shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyers.

(vi) The Company shall have provided to the Buyers a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within 10 days of the Closing Date.

(vii) The Company shall have delivered to the Buyers a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(viii) The Buyer, the Company, and all of the Company’s subsidiaries shall have executed and delivered the Security Documents in a form reasonably satisfactory to the Buyer providing the Buyer with a first position security interest in all the assets of the Company and its subsidiaries (including all assets purchased pursuant to the Asset Purchase), including, without limitation, all registered domain names, intellectual property, patents, and trademarks and all filings required to perfect the Buyer’s security interest shall have been properly filed. The Company shall have provided the Buyer with proof of termination of the lien held by Eastech Electronics Inc.

(ix) The Company shall have obtained Stockholder Approval.

(x) The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(xi) The Company shall have created the Share Reserve.

(xii) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xiii) The Company shall have established a segregated Deposit Account and the Segregated Deposit Account Agreement shall have been fully executed by the Company and the bank.

(xiv) The Company shall have granted the Buyer a security interest in all intellectual property (subject to the terms of the Asset Purchase) satisfactory in form and substance to Buyer.

(xv) The Company and the owners of Ebaum’s World, Inc. shall have entered into the Asset Purchase and related agreements substantially in the form previously distributed to Buyer.

(xvi) There shall not have been a Material Adverse Change to the Company, to any of its subsidiaries, or to Ebaum’s World, Inc.

(xvii) The Buyer shall have completed its ongoing and continuing due diligence investigation of the Company (including all of its subsidiaries) and of Ebaum’s World, Inc., to its satisfaction.

(xviii) The Company, the Buyer, and Eric Bauman shall have entered into the “Third Party Reliance Agreement” substantially in the form annexed as Exhibit B hereto (the “Subordination Agreement”).

8. INDEMNIFICATION.

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them solely as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer or (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any of the other Transaction Documents may be waived or amended other than by an instrument in writing signed by the Company and the Required Percentage, which waiver or amendment shall upon approval by the Required Percentage be binding upon all Debenture holders regardless of whether they have consented. For the purposes hereof, the Required Percentage shall mean at the time of such amendment or waiver not less than fifty-one (51%) percent of the outstanding principal amount of Debentures including for any amendment or waiver under any of the Transaction Documents.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, CA 94107
Attention: Jeffery Oscodar
Telephone: (415) 495-6470
Facsimile: (415) 495-7708

With a copy to:	Haynes and Boone, LLP
153 East 53rd Street
New York, NY 10022
Attention: Harvey J. Kesner, Esq.
Telephone: (212) 659-7300
Facsimile: (212) 918-8989

With a copy to:	David Clar, Esq. Harris Beach PLLC 99 Garnsey Road Pittsford, NY 14534 Tel. No. (585) 419-8712 Fax No. (585) 419-8818 dclar@harrisbeach.com

With a copy to:	Culley, Marks, Tanenbaum & Pezzulo, LLP

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date hereof. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before October 19, 2007, unless extended by the parties, due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, provided that if the transaction has not closed by December 7, 2007 through no fault of Buyer, the Company shall issue to Buyer five-year warrants to purchase substantially in the form of the Warrants 100,000 shares of Common Stock at the closing price on such date.

(m) Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid by Buyer for or on account of the transactions contemplated hereby.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
HANDHELD ENTERTAINMENT, INC.

By:	/s/ William J. Bush
Name:	William J. Bush
Title:	CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
YA Global Investments, L. P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Troy Rillo
Name:	Troy Rillo
Its:	Senior Managing Director

ANNEX C

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

HANDHELD ENTERTAINMENT, INC.

FORM OF

Secured Convertible Debenture

Issuance Date: _______ ___, 2007	Original Principal Amount: [$23,000,000.00]
No. ZVUE-__-__

FOR VALUE RECEIVED, HANDHELD ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [YA GLOBAL INVESTMENTS, L.P.] or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the "Debentures" and such other Senior Convertible Debentures, the "Other Debentures"). Certain capitalized terms used herein are defined in Section 17.

(1)  GENERAL TERMS

(a)  Payment of Principal. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 3. On the Maturity Date, the Company shall pay to the Holder an amount in cash or stock representing all outstanding Principal, the Redemption Premium, and accrued and unpaid Interest. The "Maturity Date" shall be ______ __, 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.

(b)  Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to seven and one half percent (7.50%) (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid monthly on the first Business Day of each calendar month beginning on [________] and on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures at the option of the Company in cash, or, provided that the Equity Conditions are then satisfied converted into Common Stock at the Company Conversion Price as of the Trading Day immediately prior to the date paid.

(c)  Security. The Debenture is secured by a security interest in all of the assets of the Company and of each of the Company's subsidiaries as evidenced by the security agreement of even date herewith (the “Security Documents”).

(2)  EVENTS OF DEFAULT.

(a)  An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company's failure to pay any Installment Amount or amounts hereunder) or any other Transaction Document;

(ii)  The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)  The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $250,000 (other than the Company’s agreements with Eastech Manufacturing), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(iv)  If the Common Stock is quoted or listed for trading on any of the following and it ceases to be so quoted or listed for trading and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting: (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the NASDAQ Global Market, (d) the NASDAQ Capital Market, or (e) the NASDAQ OTC Bulletin Board (“OTCBB”) (each, a “Primary Market”);

(v)  The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)  The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case in accordance with the terms of the Registration Rights Agreement (“Registration Rights Agreement”) dated as of the date hereof among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of more than ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) days in any 365-day period (which need not be consecutive);

(vii)  the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within seven (7) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);

(viii)  The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within seven (7) Business Days after such payment is due;

(ix)  The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 18), including, without limitation, Section 4 of the Securities Purchase Agreement, which is not cured within the time prescribed.

(x)  any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)  During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and be continuing the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become due and payable, at the Holder's option, five (5) Business days following Notice of acceleration upon the existence of an Event of Default (a “Default”) delivered by Holder to Company; provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) a Default or (y) the Maturity Date at the Default Conversion Price. Except as otherwise set forth in this Debenture, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)  COMPANY INSTALLMENT CONVERSION OR REDEMPTION.

(a)  General. On each applicable Installment Date, the Company shall pay to the Holder of this Debenture the Installment Amount due on such date by converting such Installment Amount into shares of Common Stock of the Company, provided that there is not then an Equity Conditions Failure, in accordance with this Section 3 (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holder, redeem such Installment Amount in whole or in part (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 3. On or prior to the date which is the third (3rd) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice"), to the Holder which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder’s Debenture shall be converted in whole pursuant to a Company Conversion or (B) (1) state that the Company elects to redeem, or is required to redeem in accordance with the provisions of the Debenture, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion (including Interest) which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion (including Interest), if any, that the Company elects to convert pursuant to a Company Conversion (such amount a "Company Conversion Amount") which amounts when added together, must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that there is not then an Equity Conditions Failure as of the date of the Company Installment Notice. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 3, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with any such conversion. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 3) shall be converted in accordance with Section 3(b) and 3(d) and the Company Redemption Amount shall be paid in accordance with Section 3(c).

(b)  Mechanics of Company Conversion. Subject to Section 3(d), if the Company delivers a Company Installment Notice and elects, or is deemed to have elected, in whole or in part, a Company Conversion in accordance with Section 3(a), then the applicable Company Conversion Amount, if any, which remains outstanding as of the applicable Installment Date shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Conversion Amount at the Company Conversion Price; provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) on such Installment Date and the Installment Volume Limitation is not exceeded. The Company shall deliver the shares of Common stock pursuant to such Company Conversion in accordance with the mechanics of conversion set forth in Section 4(b)(1) and the net share settlement mechanics set forth in Section 3(d). If the Equity Conditions are not satisfied (or waived in writing by the Holder) on such Installment Date or the Installment Volume Limitation is exceeded, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following (and upon taking any such action any Company Event of Default shall be deemed cured): (i) the Company shall redeem all or any part of the unconverted Company Conversion Amount designated by the Holder (such designated amount is referred to as the "Unconverted Redemption Amount") and the Company shall pay to the Holder within three (3) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to such Unconverted Redemption Amount, and/or (ii) the Company Conversion shall be null and void with respect to all or any part of the unconverted Company Conversion Amount designated by the Holder and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such designated amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any Unconverted Redemption Amount by the third (3rd) Business Day following the applicable Installment Date, then the Holder shall have all rights under this Debenture (including, without limitation, such failure constituting an Event of Default). Notwithstanding anything to the contrary in this Section 3(b), but subject to Section 4(c)(i), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 4. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

(c)  Mechanics of Company Redemption. If the Company elects a Company Redemption, in whole or in part, in accordance with Section 3(a), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, in an amount in cash (the "Company Installment Redemption Price") equal to the Principal portion of the Company Redemption Amount, plus the Redemption Premium associated with such Principal portion, plus accrued and unpaid Interest, which the Company has elected to redeem in cash. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation, "Conversion Notice" for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Redemption Amount into shares of Common Stock of the Company at the Company Conversion Price. Conversions required by this Section 3(c) shall be made in accordance with the provisions of Section 4(b). Notwithstanding anything to the contrary in this Section 3(c), but subject to Section 4(c)(i), until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount unpaid (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

(d)  Intentionally omitted.

(e)  Deferred Installment Amount. Notwithstanding any provision of this Section 3 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company at least two (2) Trading Days prior to any Installment Notice Due Date electing to have the payment of all or any portion of an Installment Amount payable on the next Installment Date deferred to the Maturity Date. Any amount deferred to the Maturity Date pursuant to this Section 3(d) shall continue to accrue Interest through the Maturity Date, unless the Company exercises an Optional Redemption with respect to all or any portion of such amount.

(f)  Company’s Additional Cash Redemption Right. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture in addition to any Installment Amount prior to the Maturity Date provided that there has been no Equity Conditions Failure on the Optional Redemption Notice Date (as defined below). Pursuant to any Optional Redemption, the Company shall pay an amount equal to the amount being redeemed plus the Redemption Premium, and accrued Interest, (collectively referred to as the “Company Additional Redemption Amount”) subject to the provisions of this Section 3(f).

The Company may exercise its Optional Redemption right under this Section 3(f) by delivering a written notice thereof by facsimile and overnight courier to Holder (the “Redemption Notice” and the date the Holder received such notice is referred to as the “Optional Redemption Notice Date”). The Redemption Notice shall be irrevocable. The Redemption Notice shall state (i) the Trading Day selected for the Optional Redemption in accordance with this Section 3(f), which Trading Day shall be at least thirty (30) Trading Days following the Optional Redemption Notice Date (the “Redemption Date”), (ii) the Company Additional Redemption Amount, and (vi) that there has been no Equity Conditions Failure; provided, however, that the Company may not effect an Optional Redemption under this Section in excess of the Installment Volume Limitation. Notwithstanding the foregoing, the Company may effect only one (1) Optional Redemption during any twenty (20) consecutive Trading Days.

Notwithstanding anything to the contrary in this Section 3(f), but subject to Section 4(c), until the Company Additional Redemption Amount is paid in full (which shall be on, but not before the Redemption Date) the Company Additional Redemption Amount (not including the associated Redemption Premium) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4. In the event the Holder elects to convert all or any portion of the Company Additional Redemption Amount prior to the applicable Redemption Date as set forth in the immediately preceding sentence, the Company Additional Redemption Amount so converted shall be deducted from Company Additional Redemption Amount to be paid by the Company on the Redemption Date.

(g)  Volume Limitation. Notwithstanding anything herein or in any of the Transaction Documents to the contrary, the maximum number of shares of Common Stock issuable upon conversion of this Debenture, including and all other shares underlying all issuances under any of the Transaction Documents, shall be determined as defined under the term “Underlying Shares Volume Limitation.”

(4)  CONVERSION OF DEBENTURE.This Debenture shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 4.

(a)  Conversion Right. Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i)  "Conversion Amount" means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)  "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $1.90, subject to adjustment as provided herein.

(b)  Mechanics of Conversion.

(i)  Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 4(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice. In the event of a partial conversion of this Debenture pursuant hereto, the principal amount converted shall be deducted from the Installment Amounts due on subsequent Installment Dates.

(ii)  Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date. Notwithstanding the foregoing, Holder shall not undertake any Buy-In and Company shall not be responsible for any Buy-In Price make whole as provided in (i), above, unless Holder has given prior written notice to Company of its intention to exercise its Buy-In and Company has refused to take appropriate action to cure the Conversion Failure, provided further, that no Buy-In make whole payment from Company shall become due from Company unless the Holder’s Buy-In is required by the purchaser following exhaustion of all alternative means to cure or delay any Holder failure to deliver, and evidence thereof is provided to Company. Any profit on a Holder’s Buy-In shall be credited to the next due Installment Amount.

(iii)  Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c)  Limitations on Conversions.

(i)  Beneficial Ownership. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii)  Unless a Default shall have occurred and be continuing, the Holder shall not convert in any forty (40) consecutive day period more than the greater of: (i) $1,500,000; or (ii) the Installment Volume Limitation, unless waived by the Company.

(d)  Other Provisions.

(i)  The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii)  All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(iii)  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(iv)  Nothing herein shall limit a Holder's right to pursue actual damages or declare a default following the occurrence of an Event of Default pursuant to Section 2 herein for the Company 's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5)  Adjustments to Conversion Price

(a)  Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Conversion Price then in effect for any unconverted Debentures then outstanding shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:

(i)  Issuance of Options. If the Company in any manner grants or sells any Options other than any Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, other than any Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, other than any Excluded Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities other than any Excluded Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock, other than any Excluded Securities, changes at any time, the Conversion Price in effect at the time of such change shall be adjusted for any then unconverted Debentures to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)  Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, other than any Excluded Securities, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities, other than any Excluded Securities, are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefore. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, other than any Excluded Securities, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, other than any Excluded Securities, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)  Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(c)  Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.

(e)  Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(f)  Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(g)  In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of all or substantially all the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6)  REISSUANCE OF THIS DEBENTURE.

(a)  Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)  Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 6(d)) representing the outstanding Principal.

(c)  Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 6(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)  Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)  NOTICES.Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, CA 94107
Attention: Jeffery Oscodar
Telephone: (415) 495-6470
Facsimile: (415) 495-7708

With a copy to:	Haynes and Boone, LLP
153 East 53rd Street
New York, NY 10022
Attention: Harvey J. Kesner, Esq.
Telephone: (212) 659-7300
Facsimile: (212) 918-8989

If to the Holder:	YA Global Investments, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

With a copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to directly adversely affect any rights of the Holder to convert the Debenture into the number of shares of Common Stock entitled under this Debenture at the Applicable Price; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

(9)  This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(10)  No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise (other than liens which arise as a matter of law and for equipment and similar leases and financing arrangements with respect to specific property, plant or equipment financed or leased (the “Permitted Liens”). Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture other than Permitted Liens.

(11)  This Debenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(12)  If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(13)  Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.

(14)  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Percentage.

(15)  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(16)  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(17)  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(18)  CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a)  “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any person eligible for award under such plan.

(b)  "Bloomberg" means Bloomberg Financial Markets.

(c)  “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d)  “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof) by a person not an owner of the capital stock of the Company prior to the date of issuance of this Debenture, or their affiliates or immediate family members, or any trust for the benefit of such persons, (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

(e)  “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(f)  “Commission” means the Securities and Exchange Commission.

(g)  “Common Stock” means the common stock, par value $.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(h)  "Company Conversion Price" means, the lower of (i) the applicable Conversion Price and (ii) that price which shall be computed as ninety percent (90%) of the lowest Volume Weighted Average Price of the Common Stock during the ten (10) consecutive Trading Days immediately preceding the applicable Installment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

(i)  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(j)  “Default Conversion Price” means the lesser of (a) Conversion Price, subject to adjustment as provided herein, or (b) seventy five percent (75%) of the lowest Volume Weighted Average Price during the ten (10) Trading Days immediately preceding the Conversion Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

(k)  "Equity Conditions" means that each of the following conditions is satisfied: (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Primary Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.

(l)  "Equity Conditions Failure" means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)  “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the maturity date, price or duration of such right, option, obligation or security is not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, including, without limitation, the acquisition of EbaumsWorld.com and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture, the Warrants or any Securities issued in connection therewith.

(o)  "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the Original Principal Amount of this Debenture on the Issuance Date and (ii) the denominator of which is the aggregate Purchase Price (as defined in the Securities Purchase Agreement).

(p)  "Installment Amount" means with respect to any Installment Date, the lesser of (A) the product of (i) [$638,889], multiplied by (ii) Holder Pro Rata Amount and (B) the Principal amount under this Debenture as of such Installment Date, as any such Installment Amount may be reduced pursuant to the terms of this Debenture, whether upon conversion, redemption or otherwise, together with, in each case the sum of any accrued and unpaid Interest with respect to such Principal amount. The Installment Amount on any Installment Date shall be reduced by the Principal Amount of any conversions made by the Holder of this Debenture during thirty days immediately preceding such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

(q)  "Installment Date" means [_____ __, 2008], and the first Business Day of each successive calendar month thereafter.

(r)  "Installment Volume Limitation" means 25% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the forty (40) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination.

(s)  Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t)  “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(u)  “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(v)  “Redemption Premium” means with respect to any payments of Principal to be made hereunder (whether on an Installment Date, Maturity Date, or otherwise), an amount equal to ten percent (10%) of the Principal amount due.

(w)  “Required Percentage” means fifty-one (51%) percent of the outstanding principal amount of Debentures at the time of taking any action.

(x)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y)  “Securities Purchase Agreement” means the Securities Purchase Agreement dated August ___, 2007 by and among the Company and the Buyers listed on Schedule I attached thereto.

(z)  “Trading Day” means a day on which the shares of Common Stock are quoted on the OTCBB or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(aa)  “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

(bb)  “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(cc)  “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(dd)  “Underlying Shares Volume Limitation” shall be determined in the manner set forth under Section 4 (e) “Reservation of Shares” and shall mean the “Share Reserve” as set forth in the Securities Purchase Agreement.

(ee)  "Volume Weighted Average Price" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices - Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC.

(ff)  "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefore or replacement thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
HANDHELD ENTERTAINMENT, INC.

By: __________________________
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $ _____________________of the principal amount of Debenture No. ZVUE-_-___ into Shares of Common Stock of HANDHELD ENTERTAINMENT, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:
Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number:

ANNEX D

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HANDHELD ENTERTAINMENT, INC.

Under Section 242 of the Delaware General Corporation Law

Handheld Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is Handheld Entertainment, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof in its entirety to read as follows:

The name of the Corporation is ZVUE Corporation.

3.	The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Paragraph A of Article FOURTH thereof in its entirety to read as follows:

  A. Classes and Numbers of Shares. The total number of shares of stock which the Corporation shall have authority to issue is seventy-six million (76,000,000). The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1. Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"); and

2. One Million (1,000,000) shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"); and

4.
The amendments to the Certificate of Incorporation of the Corporation herein certified have been declared advisable by the Board of Directors of the Corporation and were duly adopted by the Board of Directors in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and such amendments were duly adopted by a majority of the stockholders entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL and written notice was given to the stockholders in accordance with the provisions of subsection (e) of such section of the DGCL.

IN WITNESS WHEREOF, said Handheld Entertainment, Inc. has caused this Certificate to be signed by Jeffrey D. Oscodar, its President and Chief Executive Officer, and attested by William J. Bush, its Secretary this ___ day of ______, 2007.

HANDHELD ENTERTAINMENT, INC.
By:
Name: Jeffrey D. Oscodar
Title: President and Chief Executive Officer

ATTEST:
By:
Name:	William J. Bush
Title:	Secretary

D-2

ANNEX E

FIRST AMENDMENT TO THE
HANDHELD ENTERTAINMENT, INC.
2007 INCENTIVE STOCK PLAN

THIS FIRST AMENDMENT to the 2007 Incentive Stock Plan (the “Plan”) of Handheld Entertainment, Inc. (the “Company”) is made effective as of the ___ day of ______, 2007. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

INTRODUCTION

The Compensation Committee of the Board of Directors administers the Plan, which was adopted on June 12, 2007. The Board of Directors on the recommendation of the Compensation Committee now desires to amend the Plan to (i) increase the number of shares of common stock, par value $0.0001 per share, of the Company subject to the Plan to 3,500,000 shares from 2,000,000 shares and (ii) permit the Compensation Committee, in its discretion, to award Options and Restricted Stock to existing employees, officers, directors and consultants on dates other than Pre-Determined Grant Dates.

NOW THEREFORE:

AMENDMENT

1.  The Plan is hereby amended by deleting the text of Section 4 thereof in its entirety and replacing it with the following:

“Subject to adjustment as provided in Section 8 hereof, a total of 3,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”

2.  The Plan is hereby amended by deleting the text of the third paragraph of Section 3 in its entirety.

IN WITNESS WHEREOF, Handheld Entertainment, Inc. has caused its duly authorized officer to execute this instrument of amendment this ____ day of ________, 2007.

HANDHELD ENTERTAINMENT, INC.

By: ___________________________